Exhibit 10.6

Composite Copy incorporating the Amendments and
attaching the Modification Agreements

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 4, 2011

among

ATLANTIC POWER CORPORATION,
as the Canadian Borrower,

ATLANTIC POWER GENERATION, INC.
and
ATLANTIC POWER TRANSMISSION, INC.,
as the US Borrowers,

BANK OF MONTREAL,
as Administrative Agent
and an L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO,

and

UNION BANK, N.A.,
as Syndication Agent

and

THE TORONTO-DOMINION BANK AND MORGAN STANLEY BANK, N.A.
as Co-Documentation Agents

and

BMO CAPITAL MARKETS, UNION BANK, CANADA BRANCH AND THE TORONTO-DOMINION BANK,
as Joint Lead Arrangers and Joint Bookrunners

i

TABLE OF CONTENTS (Continued)

TABLE OF CONTENTS (Continued)

TABLE OF CONTENTS (Continued)

SCHEDULES

1.01(a)	Applicable Designees
1.01(b)	Existing Letters of Credit
1.01(c)	Guarantors
1.01(d)	Pledgors
1.01(e)	Projects
2.01	Commitments and Pro Rata Shares
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
7.01	Existing Liens
7.03	Existing Indebtedness
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office, Certain Addresses for Notices
10.06	Processing and Recordation Fees

EXHIBITS

Form of

A-1	Notice of Borrowing
A-2	Notice of Conversion/Continuation
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E-1	US Guaranty
E-2	Canadian Guaranty
E-3	Curtis Palmer Guaranty
F	Joinder Agreement
G-1	Amended and Restated Pledge Agreement
G-2	Pledge Agreement
G-3	Canadian Pledge Agreement
H	Increasing Lender Supplement
I	Augmenting Lender Supplement

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Credit Agreement” or “Agreement”), is by and among ATLANTIC POWER CORPORATION, a corporation continued under the laws of the Province of British Columbia, Canada (the “Canadian Borrower”), ATLANTIC POWER GENERATION, INC., a Delaware corporation (“APG”) and ATLANTIC POWER TRANSMISSION, INC., a Delaware corporation (“APT”), (each of APG and APT is referred to individually herein as a “US Borrower” and collectively as the “US Borrowers” and together with the Canadian Borrower, each individually a “Borrower” and collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each of L/C Issuers from time to time party hereto in such capacity and BANK OF MONTREAL, as Administrative Agent.

The Administrative Agent and one or more of the Lenders have made available senior secured revolving credit and letter of credit facilities to Atlantic Power Holdings, Inc. a wholly owned subsidiary of APG, pursuant to the Existing Credit Agreement that is guaranteed by the Canadian Borrower and APG.

The Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement and Atlantic Power Holdings, Inc. has agreed to guaranty all of the Obligations, including any “Obligations” (as defined in the Existing Credit Agreement) in connection with the Existing Credit Agreement and each of the Borrowers have agreed to assume all outstanding obligations under the Existing Credit Agreement, which shall continue the senior revolving credit and letter of credit facilities to the Borrowers, and the Lenders are willing to do so on the terms and conditions set forth herein.

From time to time after the Closing Date, the Borrowers, the Administrative Agent and the Lenders have entered into certain amendments, consents, waivers, including certain amendments set forth in (a) that certain Consent, Partial Release and First Amendment to Credit Agreement, dated as of March 30, 2012 by and among the Borrowers, the Lenders party thereto and the Administrative Agent (the “First Amendment”), (b) that certain Consent and Second Amendment to Credit Agreement, dated as of June 22, 2012 by and among the Borrowers, the Lenders party thereto and the Administrative Agent (the “Second Amendment”), and (c) that certain Consent and Third Amendment, dated as of November 2, 2012 by and among the Borrowers, the Lenders party thereto and the Administrative Agent (the “Third Amendment” and together with the First Amendment and the Second Amendment, each an “Amendment” and collectively, the “Amendments”), in each case pursuant to and in accordance with the terms of the Amendments, and in addition to the amendments set forth in the Amendments, the Borrowers, the Administrative Agent and the Lenders have agreed to certain consents, waivers, supplements, joinders and other modifications to the Credit Agreement from time to time pursuant to the following: (i) the Amendments, (ii) that certain Consent and Waiver dated as of December 15, 2011 by and among the Borrowers, the Lenders party thereto and the Administrative Agent (the “Consent (Chambers)”), (iii) that certain Consent dated as of May 31, 2012 by and among the Borrowers, the Lenders party thereto and the Administrative Agent (the “Consent (Primary Energy)”), (iv) that certain Consent and Waiver dated as of June 25, 2012 by and among the Borrowers, the Lenders party thereto and the Administrative Agent (the “Consent

(Incurrence Test)”), (v) that certain Consent and Release dated as of August 3, 2012 by and among the Borrowers, the Lenders party thereto and the Administrative Agent (the “Consent (Badger Power)”), (vi) that certain Modification and Joinder Agreement, dated as of February 14, 2012 by and among the APT, Atlantic Oklahoma Wind, LLC, each of the other Subsidiaries party thereto and the Administrative Agent (the “Atlantic Oklahoma Wind Joinder”), and (vii) that certain Modification and Joinder Agreement, dated as of July 20, 2012 by and among APT, Atlantic Rockland Holdings, LLC, each of the other Subsidiaries party thereto and the Administrative Agent (the “Atlantic Rockland Joinder” and together with the Amendments, the Consent (Chambers), the Consent (Primary Energy), the Consent (Incurrence Test), the Consent (Badger Power), and the Atlantic Oklahoma Wind Joinder, collectively, the “Modification Agreements”).

Copies of the Modification Agreements are attached hereto as Annex I.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01.                     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“2011 Equity Offering” means the issuance of common stock of the Canadian Borrower pursuant to the 2011 Prospectus.

“2011 Note Documents” means the 2011 Note Indenture and each “Guarantee” and each “Note” (as defined in the 2011 Note Indenture) issued in connection therewith and all other instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified from time to time to the extent not prohibited by the terms of this Agreement.

“2011 Note Indenture” means that certain Trust Indenture providing for the issuance of the 2011 Notes, dated November 4, 2011 among the Canadian Borrower, the guarantors a party thereto and Wilmington Trust, National Association, in its capacity as trustee thereunder.

“2011 Notes” means those certain (a) unsecured 9.0% Senior Notes of the Canadian Borrower due 2018, Series A and (b) unsecured 9.0% Senior Notes of the Canadian Borrower due 2018, Series B, issued under the 2011 Note Indenture on November 4, 2011, in connection with the 2011 Offering Memorandum in the aggregate amount of $460,000,000, which proceeds shall fund a portion of the Acquisition (CPILP) and related transaction fees and expenses.

“2011 Offering Memorandum” means that certain Offering Memorandum of the Canadian Borrower with respect to the issuance of the 2011 Notes, as supplemented.

“2011 Prospectus” means that certain prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, dated as of October 13, 2011 and filed by the Canadian Borrower with respect to the offering of common shares of the Canadian Borrower, resulting in gross proceeds of $164,450,000 US Dollars, which proceeds shall fund a portion of the Acquisition (CPILP) and related transaction fees and expenses.

“Acceptable Project Development Company Projections” means quarterly EBITDA and cash flow projections with respect to a Subsidiary or an Unrestricted Subsidiary that is a Project Development Company assuming such Project Development Company has reached Commercial Operations, in each case, prepared by the Borrowers in good faith and reasonably acceptable to the Administrative Agent.

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Collateral Agent or the Administrative Agent, as applicable,  for the benefit of any of the Secured Parties, (b) is superior to all Liens or rights of any other Person (other than Liens specifically permitted under Section 7.01) in the Property or Collateral encumbered thereby, (c) secures the Obligations, and (d) is perfected and enforceable.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person (other than a Person that is a Subsidiary) or any subsequent investment made in a Person, division or line of business previously acquired in an Acquisition, (b) the acquisition of in excess of 50% of the Capital Stock of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

“Acquisition (CPILP)” means the Acquisition by the Canadian Borrower of 100% of the Capital Stock of CPILP and CPILP GP pursuant to the Acquisition Agreement (CPILP) and the liquidation of CPI Investments, Inc. into the Canadian Borrower.

“Acquisition Agreement (CPILP)” means that certain Arrangement Agreement by and among CPILP, CPILP GP, CPI Investments, Inc., and the Canadian Borrower dated as of June 20, 2011 and effective on November 5, 2011.

“Acquisition Documents (CPILP)” means the Acquisition Agreement (CPILP), the Articles of Arrangement (as defined in the Acquisition Agreement (CPILP) and all other material agreements, consents, approvals, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified from time to time to the extent not prohibited by the terms of this Agreement.

“Act” means the USA Patriot Act (Title III of Pub. L 107-56 (signed into law on October 26, 2001)).

“Administrative Agent” means Bank of Montreal in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Commitments” means the sum of (a) the Canadian Borrower Commitments of all the Lenders and (b) the US Borrower Commitments of all the Lenders, in each case, as the same may be readjusted from time to time after the date hereof at the discretion of the Administrative Agent and acceptable to the Borrowers.

“Agreement Currency” has the meaning set forth in Section 10.25.

“Annual Budget” has the meaning set forth in Section 6.01(c).

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including the Act.

“APG” has the meaning set forth in the introductory paragraph hereto.

“APH” means Atlantic Power Holdings, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of APG.

“APT” has the meaning set forth in the introductory paragraph hereto.

“Applicable Designee” means any office, branch or Affiliate of a Lender designated thereby from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) to fund Loans or issue Letters of Credit to or for the benefit of the Borrowers.  As of the Closing Date, the Applicable Designees of each Lender are set forth on Schedule 1.01(a) (which schedule may be updated from time to time upon written notice by any Lender to the Administrative Agent).  Any assignment by a Lender of all or a portion of its Commitment to fund or participate in Loans or Letters of Credit to or for the benefit of the Borrowers to an Applicable Designee shall be effected by delivering to the Administrative Agent an addendum executed by such Lender and its Applicable Designee, in form and substance satisfactory to the Administrative Agent.  For all purposes of this Agreement, any designation of an Applicable Designee by a Lender shall not affect such Lender’s rights and obligations with respect to its Commitment and the Loan Parties, the other Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, except as otherwise expressly permitted in this Agreement or in the applicable addendum.

“Applicable Indebtedness Incurrence Ratio” means, (a) 7.25 to 1.00 for the period from the Third Amendment Effective Date through the fiscal quarter ending June 30, 2014, (b) 7.00 to 1.00 for the period beginning with the fiscal quarter ending September 30, 2014 through the fiscal quarter ending March 31, 2015, and (c) 6.75 to 1.00 for the period beginning with the fiscal quarter ending June 30, 2015 and at all times thereafter; provided however, that if the Borrowers fail to receive at least $100,000,000 in cash in connection with one or more Atlantic Power Dispositions prior to June 30, 2013, the Applicable Indebtedness Incurrence Ratio means 6.00 to 1.00.

“Applicable Investment Incurrence Ratio” means (a) 7.25 to 1.00 for the period from the Third Amendment Effective Date through the fiscal quarter ending June 30, 2014, (b) 7.00 to 1.00 for the period beginning with the fiscal quarter ending September 30, 2014 through the fiscal quarter ending March 31, 2015, and (c) 6.75 to 1.00 for the period beginning with the fiscal quarter ending June 30, 2015 and at all times thereafter; provided however, that if the Borrowers fail to receive at least $100,000,000 in cash in connection with one or more Atlantic Power Dispositions prior to June 30, 2013, the Applicable Investment Incurrence Ratio means 6.25 to 1.00.

“Applicable Permitted Acquisition Incurrence Ratio” means (a) 7.00 to 1.00 for the period from the Third Amendment Effective Date through the fiscal quarter ending June 30, 2014, (b) 6.75 to 1.00 for the period beginning with the fiscal quarter ending September 30, 2014 through the fiscal quarter ending March 31, 2015, and (c) 6.50 to 1.00 for the period beginning with the fiscal quarter ending June 30, 2015 and at all times thereafter; provided however, that if the Borrowers fail to receive at least $100,000,000 in cash in connection with one or more Atlantic Power Dispositions prior to June 30, 2013, the Applicable Permitted Acquisition Incurrence Ratio means 6.00 to 1.00.

“Applicable Rate” means, at any time, the appropriate applicable percentages corresponding to the Canadian Borrower’s Public Debt Ratings in effect as of the most recent Calculation Date, as shown below:

Pricing Level	Borrower’s Public Debt Rating	Applicable Percentage for Eurodollar Loans, BA Stamping Fee Rate and Letters of Credit	Applicable Percentage for Base Rate Loans	Applicable Percentage for Commitment Fees

I.	BBB or higher from S&P or Baa2 or higher from Moody’s	1.75%	0.75%	0.250%

II.	BBB- from S&P or Baa3 from Moody’s	2.00%	1.00%	0.375%

III.	BB+ from S&P or Ba1 from Moody’s	2.25%	1.25%	0.500%

IV.	BB from S&P or Ba2 from Moody’s	2.50%	1.50%	0.625%

V.	BB- from S&P or Ba3 from Moody’s	2.75%	1.75%	0.750%

VI.	Less than BB- from S&P or Less than Ba3 from Moody’s	3.00%	2.00%	0.875%

The Applicable Rate for Eurodollar Loans, Letters of Credit, Bankers’ Acceptances, and Base Rate Loans and the Commitment Fees shall, in each case, be determined and adjusted on the date (each a “Calculation Date”) 5 Business Days after the date there is a change in the Canadian Borrower’s Public Debt Rating.  Each determination of the Applicable Rate shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Applicable Percentage shall be applicable to all existing outstanding Loans as well as any new Loans made, in each case, other than with respect to the applicable BA Stamping Fee in connection with outstanding Bankers’ Acceptances or BA Equivalent Notes.

In the event that the Public Debt Ratings of S&P and Moody’s do not correspond to the same Pricing Level, then the higher of the two ratings shall determine the Pricing Level, except that if the Public Debt Ratings differ by more than one Pricing Level, the Pricing Level that is one Pricing Level lower than the Pricing Level corresponding to the higher of such ratings shall determine the Pricing Level.  If only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Pricing Level shall be determined by reference to the available rating.  In the event the Canadian Borrower fails to maintain a Public Debt Rating with S&P and Moody’s, the Applicable Rate shall be Pricing Level VI from the Business Day immediately succeeding the date that the Canadian Borrower fails to maintain a Public Debt rating until the Business immediately succeeding the date that the Canadian Borrower reestablishes such Public Debt Rating.

The Canadian Borrower shall promptly deliver to the Administrative Agent information regarding any change in the Canadian Borrower’s Public Debt Rating, as determined by S&P and Moody’s, that would change the existing Pricing Level pursuant to the preceding paragraph.

“Applicable Restricted Payment Incurrence Ratio” means (a) 7.25 to 1.00 for the period from the Third Amendment Effective Date through the fiscal quarter ending June 30, 2014, (b) 7.00 to 1.00 for the period beginning with the fiscal quarter ending September 30, 2014 through the fiscal quarter ending March 31, 2015, and (c) 6.75 to 1.00 for the period beginning with the fiscal quarter ending June 30, 2015 and at all times thereafter; provided however, that if the Borrowers fail to receive at least $100,000,000 in cash in connection with one or more Atlantic Power Dispositions prior to June 30, 2013, the Applicable Restricted Payment Incurrence Ratio means 6.25 to 1.00.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of BMO Capital Markets, LLC, Union Bank, Canada Branch, and The Toronto-Dominion Bank, in their respective capacities as joint lead arranger and joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Assignment Fee” has the meaning specified in Schedule 10.06.

“Attorney Costs” means and includes all reasonable and documented fees, out of pocket expenses and disbursements of any law firm or other external counsel incurred by the Administrative Agent, Collateral Agent, the Arrangers and, if applicable, any Lender.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Canadian Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Canadian Borrower and its Subsidiaries, including the notes thereto.

“Augmenting Lender” has the meaning set forth in Section 2.17.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability” means the amount by which the Aggregate Commitments exceeds Total Outstandings.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) 1 Business Day prior to the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions, pursuant to Section 8.02.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the aggregate Outstanding Amount of Loans and L/C Obligations at such time.

“Available Cash” means unrestricted cash of any Subsidiary or Unrestricted Subsidiary that such Subsidiary or Unrestricted Subsidiary is not contractually or legally restricted or otherwise prohibited from distributing to the holders of Capital Stock in Subsidiary or Unrestricted Subsidiary.

“BA Discount Proceeds” means, with respect to a particular Bankers’ Acceptance, the following amount:

F
1 + D x T
Y

Where:

F                                         means the face amount of such Bankers’ Acceptance;

D                                       means the applicable BA Discount Rate for such Bankers’ Acceptance;

T                                        means the number of days to maturity of such Bankers’ Acceptance; and

Y                                       means 365,

with the amount as so determined being rounded to the nearest whole cent, with one-half of one cent being rounded up.

“BA Discount Rate” means, for any date of disbursement in respect of Bankers’ Acceptances and BA Equivalent Notes to be purchased pursuant to Article II (a) for Schedule I Lenders, CDOR, (b) for any Lenders that are not Schedule I Lenders, the lesser of (i) the average of all such Lenders’ bid for Bankers’ Acceptances with a term equal to the term selected by the Borrower Agent and (ii) the sum of (x) the BA Discount Rate for Schedule I Lenders determined in accordance with clause (a) above and (y) 0.10% per annum.

“BA Equivalent Note” has the meaning specified in Section 2.06(a).

“BA Lender” means any Lender that is a bank chartered under the Bank Act (Canada) and that has not notified the Administrative Agent in writing that it is unwilling or unable to accept Drafts as provided for in Article II.

“BA Stamping Fee” means the amount calculated by multiplying the face amount of a Bankers’ Acceptance or a BA Equivalent Note by the BA Stamping Fee Rate and then multiplying the result by a fraction, the numerator of which is the number of days to elapse from and including the date of acceptance of such Bankers’ Acceptance or purchase of such BA Equivalent Note by a Lender up to but excluding the maturity date of such Bankers’ Acceptance or BA Equivalent Note, and the denominator of which is the number of days in the calendar year in question.

“BA Stamping Fee Rate” means, with respect to a Bankers’ Acceptance or a BA Equivalent Note, the applicable percentage rate per annum indicated below the reference to “BA Stamping Fee Rate” in the definition of “Applicable Rate”.

“Bank of Montreal” means Bank of Montreal, and its successors.

“Bank Product” means any of the following products, services or facilities extended to any Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates:  (a) Cash Management Services, (b) commercial credit card and merchant card services and comparable products, and (c) other banking products or services as may be requested by any Loan Party, other than Letters of Credit or Indebtedness owed to any Lender in connection with the any credit facility, loan facility or other commercial loan arrangement other than this Agreement; provided, however, that the applicable Secured Party agrees to use commercially reasonably efforts to provide written notice to the Administrative Agent of the existence of such Bank Product promptly following the establishment of such Bank Product (which notice shall be deemed given automatically upon the creation or incurrence of any Bank Product provided by the Administrative Agent, Bank of Montreal or any of their Affiliates).

“Bank Product Debt” means Indebtedness and other obligations of a Loan Party relating to Bank Products.  The amount of the Bank Product Debt may be changed from time to time upon written notice to the Administrative Agent by the Secured Party and the Loan Party; provided that any portion of Bank Product Debt that is secured may not be voluntarily increased at any time that any Default or Event of Default exists.

“Bankers’ Acceptance” means a depository bill, as defined in the Depository Bills and Notes Act (Canada), in Cdn. Dollars that is in the form of a Draft signed by the Canadian Borrower and accepted by a BA Lender as contemplated under Section 2.06, or for Lenders not participating in clearing services as contemplated in that Act, a draft or other bill of exchange in Cdn. Dollars that is signed on behalf of a Borrower and accepted by a Lender.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Base Rate” means the US Base Rate, the US Prime Rate and/or the Cdn. Prime Rate, as applicable.

“Base Rate Loan” means US Base Rate Loans, US Prime Rate Loans and/or Cdn. Prime Rate Loans, as applicable.

“BMO ISDA Master Agreement” means that certain ISDA Master Agreement and the Schedule thereto, dated as of November 9, 2004, documenting the FX swap transaction entered into between Bank of Montreal and APH on November 9, 2004 (as amended from time to time).

“Borrowed Money” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under funded letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  Attributable Indebtedness; and

(d)                                 all Guarantees of such Person in respect of any of the foregoing.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Agent” has the meaning specified in Section 10.22.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes), having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario, Canada or Calgary, Alberta, Canada, and where used in the context of (i) an advance of US$, is also a day on which banks are required or authorized to close in New York, New York or Chicago, Illinois and (ii) a Eurocurrency Rate Loan, is also a day on which banks are required or authorized to close in New York, New York and on which dealings are carried on in the London interbank market in respect of transactions in U.S. Dollars.

“Canadian Borrower” has the meaning specified in the introductory paragraph hereto.

“Canadian Borrower Commitment” means, as to each Lender, its obligation to (a) make Loans to the Canadian Borrower pursuant to Section 2.01 or, if applicable, Section 2.17, and (b) purchase participations in L/C Obligations issued on behalf of the US Borrowers; in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; in each case as the Canadian Borrower Commitments may be readjusted from time to time by the Administrative Agent and acceptable to the Borrowers in connection with a commensurate readjustment of the US Borrower Commitments; provided, that in no event shall any such readjustment result in the aggregate Commitment of any Lender exceeding the aggregate Commitment amount for such Lender on Schedule 2.01.

“Canadian Collateral” means all Property of the Loan Parties organized under the laws of Canada or any Province or Territory thereof described in any Collateral Documents and intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Guarantors” means the Canadian Borrower, CPILP, CPILP GP, and any Subsidiary or Unrestricted Subsidiary of the Canadian Borrower that is organized under the laws of Canada or any Province thereof and is required to deliver a Guaranty under Section 6.13.

“Canadian Guaranty” means the Guaranty made by the Canadian Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E-2, as the same may be joined from time to time by additional Guarantors after the Closing Date.

“Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership, manager or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Closing Date (i) which were not included on the balance sheet of the Borrowers and their Subsidiaries as capital lease obligations and (ii) which are subsequently recharacterized for accounting purposes as capital lease obligations, shall for all purposes of this Agreement not be treated as Capitalized Lease Obligations.

“Cash Collateral” means cash, and any interest or other income earned thereon, that is delivered to the Administrative Agent to Cash Collateralize any Obligations.

“Cash Collateralize” means the delivery of cash to the Administrative Agent, as security for the payment of the Obligations, in an amount equal to 103% of the aggregate L/C Obligations.  “Cash Collateralization” has a correlative meaning.

“Cash Equivalents” means,

(a)                                 (i) Cdn. Dollars and foreign currency exchanged into Cdn. Dollars within 180 days or (ii) U.S. Dollars and foreign currency exchanged into U.S. Dollars within 180 days;

(b)                                 securities issued or directly and fully guaranteed or insured by the U.S. or Canadian government or any agency or instrumentality thereof;

(c)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000 and whose long-term debt is rated at least “A” or the equivalent thereof by Moody’s or S&P;

(d)                                 repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper issued by a corporation (other than an Affiliate of the Canadian Borrower or an Affiliate of a Subsidiary or Unrestricted Subsidiary of the Borrower) rated at least “A” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(f)                                   readily marketable direct obligations issued by or guaranteed by the Government of the United States or Canada, any state of the United States of America or any province of Canada or any political subdivision thereof having one of the two highest rating categories obtainable from Moody’s or S&P;

(g)                                  investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (f) above; and

(h)                                 Indebtedness or preferred stock issued by Persons with a rating of at least “A” or the equivalent thereof by Moody’s or S&P.

“Cash Management Services” means any services provided from time to time by any Lender or any of its Affiliates to any Loan Party in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“Cdn. Dollar Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in Cdn. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Cdn. Dollars with US Dollars.

“Cdn. Dollar Extensions” has the meaning set forth in Section 3.07.

“Cdn. Dollar Letter of Credit” means any letter of credit issued hereunder for the account of a Borrower in Cdn. Dollars and shall include, without duplication, the Existing Letters of Credit denominated in Cdn Dollars and issued by Bank of Montreal or The Toronto-Dominion Bank under the CPILP Revolvers.  A Cdn. Dollar Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that with respect to Morgan Stanley Bank, N.A. or its Applicable Designees, such Cdn. Dollar Letter of Credit shall be standby letters of credit.

“Cdn. Dollar Loan” means a Loan that bears interest based on the Cdn. Prime Rate or Bankers’ Acceptances or BA Equivalent Notes.

“Cdn. Dollars” and “Cdn$” means the lawful money of Canada.

“Cdn. GAAP” means generally accepted accounting principles in Canada as determined in the Handbook of by the Canadian Institute of Chartered Accountants or such other principles as may be approved by a significant segment of the accounting profession in Canada, including International Financial Reporting Standards, that are applicable to the circumstances as of the date of determination, consistently applied.

“Cdn. Honor Date” has the meaning set forth in Section 2.03(c)(i)(B).

“Cdn. Prime Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of Montreal as the reference rate of interest that it employs in order to determine the rate of interest it will charge for demand loans in Cdn. Dollars to its customers in Canada and which it publicly announces as its Cdn. Dollar “prime rate” and (b) CDOR on the particular day for one-month bankers’ acceptances, plus 1.0% per annum.  Any change in such rate announced by Bank of Montreal shall take effect at the opening of business on the day specified in the public announcement of such change.

“Cdn. Prime Rate Loan” means a Loan that bears interest based on the Cdn. Prime Rate.

“Cdn. Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i)(B).

“CDOR” means, for any day and relative to Bankers’ Acceptances or BA Equivalent Notes, the stated average of the annual rates that appears on the Reuters Screen CDOR page with respect to banks named in Schedule I to the Bank Act (Canada) as of 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. on the next preceding Business Day) for bankers’ acceptances issued on that day for a term equal or comparable to the term of such Bankers’ Acceptances or BA Equivalent Notes, provided that, if such rate does not appear on the Reuters Screen CDOR page at such time on such day, CDOR for such day will be the discount rate as of 10:00 a.m. on such day at which the Administrative Agent is then offering to purchase bankers’ acceptances accepted by it having an aggregate face amount equal to the aggregate face amount of, and with a term equal or comparable to the term of, such Bankers’ Acceptances or BA Equivalent Notes.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code and any entity that owns 65% or more of the stock of a CFC so long as such entity has no assets other than the stock of CFCs, obligations, indebtedness or receivables of or attributable to such CFCs and de minimis assets.

“Change in Law” means, in respect of any Lender, the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority having jurisdiction over such Lender; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Canadian Borrower entitled to vote for the election of the members of the board of directors or equivalent governing body of the Canadian Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)                                 during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)                                  the Canadian Borrower shall cease to directly own 100% of the Capital Stock of APG, APT, CPILP GP or CPILP (other than any general partnership interests owned by CPILP GP).

“Closing Date” means November 4, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the US Collateral and the Canadian Collateral.

“Collateral Agency and Intercreditor Agreement” means the Third Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of the date hereof by and among the Administrative Agent, the Convertible Secured Trustee and the Collateral Agent and acknowledged by the Loan Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Collateral Agent” means Bank of Montreal, in its capacity as collateral agent under any of the Loan Documents, or any other successor collateral agent.

“Collateral Documents” means the Pledge Agreements, the Guaranties, the Mortgages, the Security Agreements, the Deposit and Disbursement Agreement, the Collateral Agency and Intercreditor Agreement and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations or evidencing or relating to any Cash Collateralization undertaken hereunder, together with any and all UCC financing statements, and other instruments, documents and agreements as may be executed and delivered in order to perfect, protect or enforce the Liens created thereby.

“Commercial Operations” means the achievement of term loan conversion under the terms of the applicable Project Finance Indebtedness of a Project Development Company.

“Commitment” means, as to each Lender, the sum of its Canadian Borrower Commitments and US Borrower Commitments, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01.

“Commitment Fee” means the fee payable pursuant to Section 2.08(a) herein.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated EBITDA” means, for any Subject Period, for the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) without duplication, the following to the extent deducted in calculating such Consolidated Net Income (and in each case, with respect to any Subsidiary or Unrestricted Subsidiary that is not a Wholly-Owned Subsidiary, in an amount reflecting the pro rata percentage of the Capital Stock owned by the Borrowers or their Subsidiaries in such Subsidiary or Unrestricted Subsidiary):

(i)                                     Consolidated Interest Expense for such period, amortization of deferred financing fees and original issue discount,

(ii)                                  provisions for taxes based on income, profits or capital gains of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries, including federal, state, local and foreign income taxes, franchise taxes and foreign withholding taxes paid or accrued by the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries for such period, including penalties and interest related to such taxes or arising from any tax examinations,

(iii)                               depreciation and amortization expense,

(iv)                              any net after-tax (A) extraordinary or (B) nonrecurring gains or losses or income or expenses (less all fees and expenses relating thereto) including, without limitation, any severance expenses, and fees, expenses or charges related to any offering of any equity interests of the Canadian Borrower, any Investment, any Acquisition or Indebtedness permitted to be incurred hereunder or refinancings thereof (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions,

(v)                                 any net loss from disposed, abandoned or discontinued operations, and assets for sale to the extent such loss is a non-cash loss,

(vi)                              all non-cash losses or expenses included or deducted in calculating net income (or loss) for such period, including, without limitation, any non-cash loss or expense associated with any employee incentive plans due to the application of FAS No. 106 regarding post-retirement benefits, FAS No. 133 regarding hedging activity, FAS No. 142 regarding impairment of goodwill, FAS No. 150 regarding accounting for financial instruments with debt and equity characteristics and non-cash expenses deducted as a result of any grant of equity interests to employees, officers or directors, but excluding any non-cash loss or expense (A) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (B) relating to a write-down, write-off or reserve with respect to Accounts and Inventory (as such terms are defined in the UCC),

(vii)                           (x) reasonable and customary documented fees, expenses and other costs in connection with the Acquisition (CPILP) and (y) reasonable and customary documented fees, expenses and other costs related to any Acquisition permitted under the terms of this Agreement (whether or not successful) after the Closing Date, minus (b) without duplication and to the extent increasing Consolidated Net Income, non-cash gains.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Total Leverage Ratio, (i) if at any time during such Reference Period the Canadian Borrower or any of its Subsidiaries and Unrestricted Subsidiaries shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Canadian Borrower or any of its Subsidiaries and Unrestricted Subsidiaries shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any Acquisition with an impact or effect on Consolidated EBITDA of at least 10% on a pro forma basis and “Material Disposition” means any Disposition in with an impact or effect on Consolidated EBITDA of at least 10% on a pro forma basis;

“Consolidated Interest Expense” means, for any period, for the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges, all commissions, discounts and other fees and charges (including, without limitation, with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries in connection with Borrowed Money, in each case to the extent paid in cash and treated as interest in accordance with GAAP and (b) the portion of rent expense of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries with respect to such period under capital leases that is paid in cash and treated as interest in accordance with GAAP;  provided that with respect to the calculation of the Interest Coverage Ratio, “Interest Expense” shall not include any interest payable on account of any intercompany Indebtedness.

“Consolidated Net Income” means, for any period, for the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis in accordance with GAAP, the net income (or loss) of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; provided that to the extent Consolidated Net Income does not include net income from minority-owned interests or other equity interests to the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries of the Borrowers, Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries or allocated net income or distributions from minority owned interests or other equity interests to the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries thereof in respect of such period; provided, however, that with respect to the sale on or after the Third Amendment Effective Date of any minority-owned interest or other equity interest in an entity that is not a Subsidiary or an Unrestricted Subsidiary, the proceeds of such sale, whether paid to a Borrower, a Subsidiary or an Unrestricted Subsidiary in cash, in Cash Equivalent Investments, in-kind or as a dividend, distribution or return on equity, shall not be included in the determination of Consolidated Net Income (except that, any dividend or distribution which, but for such sale, would have been paid to any Borrower or Subsidiary within the fiscal quarter in which or after which such sale occurred and which was reflected in the sale price for such minority-owned interest or other equity interest shall be included in the determination of Consolidated Net Income to the extent actually paid or distributed to a Borrower or a Subsidiary).

“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries that are consolidated entities of the Canadian Borrower in accordance with GAAP outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding (x) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition and (y) the amount of any Non-Recourse Project Finance Indebtedness of any Subsidiary or Unrestricted Subsidiary that is not a Wholly-Owned Subsidiary that is in excess of the pro rata percentage of the Capital Stock owned by the Borrowers or their Subsidiaries in such Subsidiary or Unrestricted Subsidiary, in each case, to the extent such Indebtedness would be reflected on a balance sheet of the Borrowers prepared as of such date on a consolidated basis in accordance with GAAP (the excluded portion of such Non-Recourse Project Finance Indebtedness, “Excluded Non-Recourse Debt”)), consisting of Indebtedness for Borrowed Money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, minus the aggregate amount of unrestricted cash and Cash Equivalents of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries that would be reflected on a balance sheet of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries as of such date (in each case free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01) to the extent such cash or Cash Equivalents is held in a deposit account or securities account in which the Canadian Borrower or its Subsidiaries and Unrestricted Subsidiaries have granted a first priority security interest to the Collateral Agent or Administrative Agent, as applicable, for the benefit of the Secured Parties pursuant to a Collateral Document; provided that (i) Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under letters of credit shall not be included as Consolidated Total Net Debt until 3 Business Days after such amount is drawn, (ii) obligations under Swap Contracts entered into for non-speculative purposes shall not constitute Consolidated Total Net Debt until such time as such obligations have become due and payable in accordance with the terms of such Swap Contract and such obligations have not been paid or otherwise satisfied on the earlier of (x) five Business Days after such amounts have become due and (y) beyond any grace period set forth in such Swap Contract after such amounts have become due (provided that following the expiration of such grace period solely the amounts outstanding will be included in the calculation of Consolidated Total Net Debt), and (iii) the aggregate principal amount of the Loans during any relevant period shall be calculated based on the outstanding amount of the Loans on the last day of such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control,” “Controlling” and “Controlled” have the meanings specified in the definition of “Affiliate.”

“Convertible Debentures” means collectively, the Convertible Debentures (2006), the Convertible Debentures (2009), the Convertible Debentures (2010) and any other convertible debentures issued under the Convertible Note Indentures or any supplement or amendment thereto.

“Convertible Debentures (2006)” means the “Initial Debentures” (as defined in the Convertible Note Indenture (2006)) issued pursuant to the Convertible Note Indenture (2006).

“Convertible Debentures (2009)” means the “Initial Debentures” (as defined in the Convertible Note Indenture (2009)) issued pursuant to the Convertible Note Indenture (2009).

“Convertible Debentures (2010)” means the “Series B Debentures” (as defined in the Convertible Note Indenture (2009)) issued pursuant to the Convertible Note Indenture (2009).

“Convertible Note Indentures” means, collectively, the Convertible Note Indenture (2006), the Convertible Note Indenture (2006), and the Convertible Note Indenture (2010), each as amended, supplemented or modified from time to time.

“Convertible Note Indenture (2006)” means that certain Trust Indenture providing for the issue of Convertible Secured Debentures dated October 11, 2006 between the Canadian Borrower and Computershare Trust Company of Canada, in its capacity as trustee thereunder as supplemented by a First Supplemental Indenture to the Trust Indenture dated November 27, 2009 between the Canadian Borrower and Computershare Trust Company of Canada, in its capacity as trustee thereunder.

“Convertible Note Indenture (2009)” means that certain Trust Indenture providing for the issue of 6.25% Convertible Unsecured Subordinated Debentures dated December 17, 2009 between the Canadian Borrower and Computershare Trust Company of Canada, in its capacity as trustee thereunder as supplemented by a First Supplemental Indenture to the Trust Indenture providing for the issue of 5.60% Series B Convertible Unsecured Subordinated Debentures dated October 20, 2010 between the Canadian Borrower and Computershare Trust Company of Canada, in its capacity as trustee thereunder.

“Convertible Secured Trustee” means the “Debenture Trustee” as defined in the Convertible Note Indenture (2006).

“CP Entities” means all entities acquired by the Canadian Borrower pursuant to the Acquisition (CPILP).

“CPI Preferred Equity” means CPI Preferred Equity Ltd., a corporation incorporated under the Business Corporations Act (Alberta).

“CPI Preferred Stock” means (a) the Series I 4.85% Cumulative Redeemable Preferred Shares of CPI Preferred Equity issued on May 25, 2007 and guaranteed by CPILP in the aggregate amount outstanding on the Closing Date of Cdn$ 125,000,000 and (b) 7.0% Cumulative Rate Reset Preferred Shares of CPI Preferred Equity issued on November 2, 2009 and guaranteed by CPILP in the aggregate amount outstanding on the Closing Date of Cdn$ 100,000,000.

“CPI US GP” means CPI Power (US) G.P., a Delaware general partnership.

“CPI US Note Purchase Agreement” means the Note Purchase and Parent Guaranty Agreement of CPI US GP (as successor in interest to EPCOR Power (US) G.P.) as issuer, CPILP (as successor in interest to EPCOR Power L.P.), as guarantor dated August 15, 2007 in connection with the issuance of the CPI US Notes.

“CPI US Notes” means (a) the unsecured 5.87% Senior Guaranteed Notes, Series A in an aggregate principal amount of $150,000,000 outstanding on the Closing Date and due August 15, 2017, and (b) the unsecured 5.97% Senior Guaranteed Notes, Series B in an aggregate principal amount of $75,000,000 outstanding on the Closing Date and due August 15, 2019.

“CPILP” means Capital Power Income L.P., a limited partnership established under the laws of the Province of Ontario, Canada.

“CPILP Debentures” means the unsecured 5.95% “Debentures” (as defined in the CPILP Indenture) in an aggregate principal amount of Cdn$210,000,000 outstanding on the Closing Date and due 2036.

“CPILP GP” means CPI Income Services Ltd., a corporation incorporated under the Canada Business Corporations Act.

“CPILP Indenture” means the Trust Indenture of CPILP (as successor in interest to EPCOR Power L.P.) as issuer and CIBC Mellon Trust Company as Trustee and dated June 15, 2006 in connection with the issuance of the CPILP Debentures, as the same is amended, supplemented or modified from time to time.

“CPILP Note Agreements” means, collectively, the CPILP Indenture, the CPI US Note Purchase Agreement and the Curtis Palmer Indenture.

“CPILP Note Documents ” means, collectively, the CPILP Note Agreements and all other guaranties, agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified from time to time to the extent not prohibited by the terms of this Agreement.

“CPILP Notes” means, collectively, the CPI US Notes, the CPILP Debentures and the Curtis Palmer Notes.

“CPILP Revolvers” means, collectively, (a) that certain Credit Agreement by and among CPILP and Bank of Montreal, dated as of September 22, 2006, as amended from time to time prior to the Closing Date, (b) that certain Credit Agreement by and among CPILP and Royal Bank of Canada, dated as of October 2, 2006, as amended from time to time prior to the Closing Date, (c) that certain Letter Agreement by and among CPILP and Royal Bank of Canada, dated as of October 2, 2006, as amended from time to time prior to the Closing Date, and (d) that certain Credit Agreement by and among CPILP and CPI (US) GP and The Toronto-Dominion Bank and Toronto-Dominion (Texas) LLC, dated as of June 14, 2007, as amended from time to time prior to the Closing Date.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Crown” means Her Majesty the Queen in right of Canada or any Province or Territory thereof.

“Curtis Palmer” means Curtis Palmer, LLC a Delaware limited liability company.

“Curtis Palmer Guaranty” means that certain Guaranty made by Curtis Palmer in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E-3.

“Curtis Palmer Indenture” means the Trust Indenture of Curtis Palmer as issuer, CPILP (f/k/a Transcanada Power, L.P.), as guarantor and Deutsche Bank Trust Company Americas, as Trustee and dated June 28, 2004 in connection with the issuance of the Curtis Palmer Notes, as the same is amended, supplemented or modified from time to time.

“Curtis Palmer Notes” means the unsecured 5.90% “Notes” (as defined in Curtis Palmer Indenture) in an aggregate outstanding principal amount of $190,000,000 outstanding on the Closing Date and due 2014.

“Debtor Relief Laws” means, as applicable, (a) the Bankruptcy Code, (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies’ Creditors Arrangement Act (Canada) and (d) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, or any Subsidiary that owns 65% or more of the stock of a CFC so long as such entity has no assets other than the stock of CFCs, obligations, indebtedness or receivables of or attributable to such CFCs and de minimis assets, any portion of such Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the US Borrowers or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the US Base Rate with respect to US Dollar Loans, or the Cdn. Prime Rate with respect to Cdn. Dollar Loans, plus (b) the Applicable Rate, if any, applicable to the applicable type of Base Rate Loans plus (c) 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within 1 Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 1 Business Day of the date when due, unless the subject of a good faith dispute, or (c) has become the subject of an Insolvency Proceeding.

“Deposit and Disbursement Agreement” means the Third Amended and Restated Deposit and Disbursement Agreement dated as of the date hereof, by and among each of the Deposit Loan Parties, BMO Harris Bank, N.A., in its capacity as depositary bank, Bank of Montreal in its capacity as Collateral Agent, Bank of Montreal in its capacity as Administrative Agent, and the Convertible Secured Trustee, and acknowledged by each of the Loan Parties, as the same is amended, restated, supplemented or modified from time to time.

“Deposit Loan Party” means the Canadian Borrower and each of the US Borrowers.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event: (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or (b) is convertible or exchangeable for Indebtedness or other equity interests that would constitute Disqualified Stock; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to 90 days after the Maturity Date of the Loans shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any director, manager, officer, employee or to any plan for the benefit of such parties of the Canadian Borrower or its Subsidiaries or by any such plan to such parties, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Canadian Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such parties’ termination, death or disability.

“Domestic Subsidiary” means a Subsidiary of the Borrowers incorporated or organized under the laws of the United States, any State thereof or the District of Columbia, other than a Subsidiary owned directly or indirectly by a Foreign Subsidiary.

“Draft” has the meaning specified in Section 2.06(a).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) a commercial bank organized under the laws of the United States or Canada, or any state or province thereof, and having total assets in excess of

$10,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization and approved by (i) the Administrative Agent and the L/C Issuers, and (ii) unless an Event of Default has occurred and is continuing, the Borrower Agent (each such approval not to be unreasonably withheld or delayed, including with respect to the Administrative Agent, the Administrative Agent’s reasonable determination of the creditworthiness of such Person and the ability of such Person to satisfy its obligations under this Agreement); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries, (y) any Person that cannot (either directly or through an Applicable Designee) lend in US Dollars and Cdn. Dollars or (z) a Foreign Lender, except, in the case of (y) or (z), as the Administrative Agent may otherwise approve.

“Enforcement Action” means any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, exercise of setoff or recoupment, or otherwise).

“Environmental Agreement” means each agreement of the Loan Parties with respect to any Real Estate subject to a Mortgage, pursuant to which the Loan Parties agree to indemnify and hold harmless the Secured Parties from liability under any Environmental Laws.

“Environmental Laws” means any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Release” means a release as defined in CERCLA or under any other applicable Environmental Law, including without limitation, any release or discharge of any Hazardous Materials including any discharge, spray, injection, inoculation, abandonment, deposit, spillage, leakage, seepage, pouring, emission, emptying, throwing, dumping, placing, exhausting, escape, leach, migration, dispersal, dispensing or disposal.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Canadian Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Canadian Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by the Canadian Borrower or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or, to the knowledge of the Canadian Borrower, Multiemployer Plan, or (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or, to the knowledge of the Canadian Borrower, Multiemployer Plan.

“Eurocurrency LIBOR Rate” has the meaning set forth in the definition of Eurocurrency Rate.

“Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency LIBOR Rate
1.00 – Eurocurrency Reserve Percentage

Where,

“Eurocurrency LIBOR Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period, for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurocurrency LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in US Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of Montreal and with a term equivalent to such Interest Period would be offered by Bank of Montreal’s London Branch (or other Bank of Montreal branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) 2 Business Days prior to the commencement of such Interest Period.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate with respect to US Dollar Deposits.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Non-Recourse Debt” has the meaning specified in the defined term “Consolidated Total Net Debt”.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes imposed on it, and branch profits Taxes imposed on it, in each case (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any withholding Tax that is imposed on amounts payable to or for the account of such Lender (A) on the Closing Date with respect to the Lenders party hereto on the Closing Date, (B) on the date any Augmenting Lender becomes a Lender under this Agreement pursuant to Section 2.17, (C) on or following the date any Person that is not already a Lender becomes a Lender under this Agreement pursuant to Section 10.06(b), or (D) on or following the date that any Lender designates a new Lending Office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 3.01(a), (c) Canadian withholding Tax that is imposed on amounts payable to a Person with whom the payer does not deal at arm’s length or payable in respect of a debt or other obligation to pay an amount to such Person, (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(e) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of November 28, 2004, among Atlantic Power Holdings, Inc. (as successor in interest to Atlantic Power Holdings, LLC), Bank of Montreal, as agent, and a syndicate of lenders, as amended, supplemented or modified from time to time prior to the Closing Date.

“Existing Letters of Credit” means the letters of credit issued (a) under the Existing Credit Agreement and (b) issued on behalf of CPILP and its Subsidiaries under the CPILP Revolvers prior to the Closing Date, in each case, as specified in Schedule 1.01(b).

“Extraordinary Expenses” means, collectively, all reasonable and necessary advances and out-of-pocket costs and expenses that the Administrative Agent may make or incur during an Event of Default, or during the pendency of an Insolvency Proceeding of a Loan Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Administrative Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other claims; (c) the exercise, protection or enforcement of any rights or remedies of the Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations.  Such costs, expenses and advances include all documented transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and reasonable travel expenses.

“Fair Market Value” means, with respect to any asset or Property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of who is under undue pressure or compulsion to complete the transaction.

“FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of Montreal on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement dated as of November 4, 2011, among the Borrowers, the Administrative Agent and the Arrangers.

“Foreign Lender” means, in respect of any Borrower, any Lender that is organized under the laws of, or otherwise resident for tax purposes in, a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, and Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit pension plan or employee retirement plan maintained by any Loan Party or Subsidiary or Unrestricted Subsidiary that is not subject to the laws of the United States.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to each L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations in respect of Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Full Payment” means with respect to any Obligations, (a) the full cash payment thereof (other than contingent indemnity and other obligations that are not yet due and owing), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are L/C Obligations, Bank Product Debt or Swap Obligations, in each case, to the extent that is not yet due and owing or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit reasonably acceptable to the Administrative Agent or the applicable Lender in its reasonable discretion, in the amount of required Cash Collateral) to the extent requested or required by the terms of the Swap Contracts or agreements related to the Bank Product Debt.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means either Cdn. GAAP or US GAAP, as the context may require.

“Governmental Authority” means any federal, state, provincial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for or pertaining to any government or court, in each case whether associated with the United States, Canada, a state, province, district or territory thereof, or a foreign entity or government.

“Granting Lender” has the meaning set forth in Section 10.06(h).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease Property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) each Subsidiary of the Borrowers listed on Schedule 1.01(c) and (b) each other Subsidiary that is required to execute a Joinder Agreement pursuant to Section 6.13; provided that AP Onondaga, LLC shall be required to execute a Joinder Agreement to the Guaranty if its interests in Onondaga Renewables, LLC is not Disposed of on or prior to December 31, 2012.

“Guaranty” means the Canadian Guaranty, the US Guaranty, the Curtis Palmer Guaranty, and each other guaranty made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties each, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increasing Lender” has the meaning set forth in Section 2.17.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for and “Incurred” or “Incurrence” will have a corresponding meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary or an Unrestricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary or an Unrestricted Subsidiary.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (i) the principal of any indebtedness of such Person, whether or not contingent: (a) in respect of Borrowed Money, (b) evidenced by bonds, notes, debentures or similar instruments or outstanding letters of credit (after giving effect to any prior drawings or reductions which may have been reimbursed) or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any Property or services which purchase price is due more than six months after the date of placing the Property in service or taking delivery and title thereto, except (1) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the Ordinary Course of Business, (2) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (3) liabilities accrued in the Ordinary Course of Business), or (d) all Attributable Indebtedness; (ii) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the Ordinary Course of Business); and (iii) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness of such other Person; provided, further, that any obligation of a Borrower or any Subsidiary in respect of account credits or participants under any employee, director or officer compensation plan of the Canadian Borrower or Subsidiary, will be deemed not to constitute Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and (ii) in the case of the Borrowers and their Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days and made in the Ordinary Course of Business.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Insolvency Act (Canada)” means the Bankruptcy and Insolvency Act (R.S.C., 1985, c. B-3).

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code or the Insolvency Act (Canada), or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property” means all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Intercompany Loan Subordination Agreement” means the Intercompany Loan Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent, from each holder of any intercompany note permitted pursuant to Section 7.03(k) that subordinates the rights and interests of such holder to the Obligations, in each case, as the same may be amended, restated, supplemented, modified or joined from time to time.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA of the Canadian Borrower for the four fiscal quarters ending on such date of determination to (b) the Consolidated Interest Expense of the Canadian Borrower for the four fiscal quarters ending on such date of determination.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Bankers’ Acceptance (or BA Equivalent Note), the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates (or, if such day is not a Business Day, the next succeeding Business Day); (b) as to any Base Rate Loan, the last Business Day of each of March, June, September and December and the Maturity Date; and (c) as to a Bankers’ Acceptance or BA Equivalent Note, the date of payment of the BA Stamping Fee pursuant to the terms of Section 2.06(f).

“Interest Period” means,

(a)                                 as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in a Loan Notice; and

(b)                                 with respect to each Bankers’ Acceptance (or BA Equivalent Note),  the period commencing on the date such Banker Acceptance is disbursed or converted to or continued as a Bankers’ Acceptance (or BA Equivalent Notes) and ending on the date one, two, three or six months thereafter;

provided, that in each case:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and any Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement in substantially the form of Exhibit F.

“Judgment Currency” has the meaning set forth in Section 10.25.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means each of Bank of Montreal, The Toronto-Dominion Bank, Morgan Stanley Bank, N.A. (or their respective Applicable Designees) or any other Lender (so long as such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as an L/C Issuer) approved by each of the Administrative Agent and the Borrower Agent.

“L/C Issuer Limit” means, with respect to each L/C Issuer, the maximum amount of L/C Obligations related to Letters of Credit issued by such L/C Issuer as set forth in the Register maintained by the Administrative Agent.  On the Closing Date, the respective L/C Issuer Limits of Bank of Montreal, The Toronto-Dominion Bank, Morgan Stanley Bank, N.A. (or their respective Applicable Designee) shall be $75,000,000 for Bank of Montreal, $75,000,000 for The Toronto-Dominion Bank, and $50,000,000 for Morgan Stanley Bank, N.A. (unless any such L/C Issuer in its sole discretion agrees with the Borrowers to a greater amount from time to time; provided that (x) the aggregate of all such L/C Issuer Limits does not exceed $250,000,000, and (y) that Borrowers shall be required to increase the Aggregate Commitments under Section 2.17 on a dollar for dollar basis with respect to any increase in an L/C Issuer’s L/C Issuer Limit that causes the aggregate Letter of Credit Sublimit to increase over $215,000,000.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all US Unreimbursed Amounts and Canadian Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Rate” means (a) in respect of any day on which the Default Rate is in effect pursuant to Section 2.07(b), the Applicable Rate in respect of Letters of Credit plus 2% per annum, and (b) in respect of any other day, the Applicable Rate in respect of Letters of Credit.

“Laws” means, collectively, all international, foreign, Federal, state, provincial, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has (a) the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuers, (b) any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and (c) any Increasing Lender or Augmenting Lender pursuant to Section 2.17.  Furthermore, with respect to (i) each provision of this Agreement relating to the funding or participation in any Cdn. Dollar Loans or Cdn. Dollar Letters of Credit or the repayment or the reimbursement thereof by the Borrowers in connection therewith, (ii) any rights of set-off, (iii) any rights of indemnification or expense reimbursement and (iv) reserves, capital adequacy or other provisions, each reference to a Lender shall be deemed to include such Lender’s Applicable Designee.  Notwithstanding the designation by any Lender of an Applicable Designee, the Borrowers and the Administrative Agent shall be permitted to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting Lenders under this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any US Dollar Letter of Credit or Cdn. Dollar Letter of Credit, as applicable, in each case, in the form from time to time in use by the respective L/C Issuers.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the respective L/C Issuers.

“Letter of Credit Expiration Date” means the day that is 7 days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means $200,000,000, as the same may be reduced from time to time pursuant to the terms of Section 2.05 or as the same may be increased in the sole discretion of one or more of the L/C Issuers in an amount not to exceed $250,000,000 in the aggregate; provided that the Borrowers shall be required to increase the Aggregate Commitments under Section 2.17 on a dollar for dollar basis with respect to any increase to the Letter of Credit Sublimit over $200,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Lien” means any mortgage, pledge, hypothecation, assignment (excluding any assignment constituting a sale), deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), and any contingent or other agreement to provide any of the foregoing.

“Loan” means each loan and any advances made pursuant to Article II (including Section 2.17).

“Loan Account” means the loan account established by each Lender on its books pursuant to Section 2.10(c).

“Loan Documents” means this Agreement, the Other Agreements, the Guaranties, the Collateral Documents, the Fee Letter, and any certificate, executed by or on behalf of any Loan Party hereunder.

“Loan Notice” means a Notice of Borrowing and a Notice of Conversion/Continuation.

“Loan Parties” means, collectively, the Borrowers, each Guarantor, each Pledgor, and each other Subsidiary that Guarantees the Obligations or grants a Lien or security interest in its Property in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition, or assets of the Borrowers and its consolidated Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to pay any Obligation when due or otherwise to perform its material obligations under this Agreement, any Guaranty, any Collateral Document or any Note, in each case, to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, or the Guaranties, the other Collateral Documents and the Notes taken as a whole, in each case, against any Loan Party a party thereto.

“Maturity Date” means November 4, 2015.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Mortgage” means each mortgage, deed of trust or deed to secure debt pursuant to which a Loan Party grants to the Administrative Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned by such Loan Party, as security for the Obligations, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which either US Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means with respect to a Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or a Loan Party, or any Subsidiary or Unrestricted Subsidiary thereof, in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness secured by the asset sold in such Disposition and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); (c) transfer or similar taxes and the Canadian Borrower’s commercially reasonable good faith estimate of income taxes paid or payable in connection with such Disposition; and (d) reserves for indemnities or purchase price adjustment associated with such Disposition, until such reserves are no longer needed.

“Non BA Lender” means any Lender that is not a BA Lender.

“Non-Loan Party Subsidiary” means each Subsidiary of the Canadian Borrower (a) that as of the Closing Date (and after giving effect to the consummation of the Acquisition (CPILP)) is not a Loan Party and (b) that after the Closing Date is acquired or formed and is not required to Guarantee the Obligations or grant a Lien on its Property pursuant to a Collateral Document in accordance with the terms of this Agreement.

“Non-Recourse Project Finance Indebtedness” means Project Finance Indebtedness that is recourse solely to the assets of the applicable Subsidiary or Unrestricted Subsidiary, and is not recourse to any Borrower or any other Subsidiary, including without limitation any Guarantee of such Project Finance Indebtedness by a Borrower or such other Subsidiary; provided, however, that if a Project or a Subsidiary that is a direct owner of a Project pledges the Capital Stock of such Project or provides a limited recourse Guarantee that is limited solely to the Capital Stock pledged, or both, under such Project Finance Indebtedness, such pledge and such limited recourse Guarantee shall not cause such Project Finance Indebtedness to fail to meet this definition.

“Note” means a promissory note made by the US Borrowers and the Canadian Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the forms of Exhibit B.

“Notice of Borrowing” means a notice of a Borrowing pursuant to Section 2.02(a)(i), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Notice of Conversion/Continuation” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of Eurocurrency Rate Loans or Bankers’

Acceptances, pursuant to Section 2.02(a)(ii), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Bank Product Debt, or any Swap Obligations in connection with a Swap Contract between any of the Borrowers or another Loan Party and a Lender pursuant to and in accordance with the terms of Section 7.03(e) (including any such Swap Obligations owing to one or more Lenders or their Affiliates), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including Extraordinary Expenses) and interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Officers’ Certificate” means a certificate signed on behalf of any of the Borrowers or the other Loan Parties, as applicable, by a Responsible Officer of such Borrower or such other Loan Party.

“Ordinary Course of Business” means the ordinary course of business of any Borrower or Subsidiary or Unrestricted Subsidiary and undertaken in good faith.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Agreement” means each Note; Issuer Document; Environmental Agreement; or other instrument or agreement (other than this Agreement or a Collateral Document) now or hereafter delivered by a Loan Party or other Person to the Administrative Agent or a Lender in connection with any transactions relating hereto.

“Other Connection Taxes” means, with respect to the Administrative Agent, each Lender and each L/C Issuer, Taxes imposed as a result of a present or former connection between the Administrative Agent, each Lender and each L/C Issuer, as the case may be, and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrowers under Section 10.14).

“Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overadvance” means any time the Total Outstandings exceed 103% of the Aggregate Commitment, for more than five consecutive Business Days.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by either US Borrower or any ERISA Affiliate or to which such US Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years, but excluding any Foreign Plans.

“Permitted Acquisitions” means the purchase or other acquisition of Property and assets or businesses of any Person (including Investments in Project Development Companies) constituting a business unit, a line of business or division of such Person, or equity interests in a Person that, upon the consummation thereof, will be a Subsidiary, or subject to the terms of this Agreement, an Unrestricted Subsidiary of the Borrowers (including as a result of a merger or consolidation); provided that, with respect to each such purchase or other acquisition:

(a)                                 immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing (other than, except in the case of an Event of Default under Section 8.01(a), in respect of any Permitted Acquisition made pursuant to a legally binding commitment entered into at a time when no Default exists);

(b)                                 a majority of all Property, assets and businesses acquired in such purchase or other acquisition shall be located in the United States or Canada, or if such acquisition is of a Person, such Person is located in and organized under the Laws of any political subdivision of the United States or Canada;

(c)                                  the acquired Property, assets, business or Person is in a Similar Business as the Canadian Borrower and its Subsidiaries, taken as a whole (or a business that is reasonably related or ancillary thereto);

(d)                                 the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);

(e)                                  all of the Property and other assets acquired in connection with such acquisition, including all Capital Stock, shall constitute Collateral, and such Collateral shall be made subject to Collateral Documents granting an Acceptable Security Interest in favor of the Administrative Agent for the benefit of the Secured Parties in such Collateral in accordance with and to the extent required by the terms of Section 6.13 unless (i) any long term Indebtedness that is permitted to be Incurred or assumed under Section 7.03(h) covering such assets or Property prohibits the inclusion of such assets or Property as Collateral and prohibits the grant of a Lien in favor of the Administrative Agent for the benefit of the Secured Parties on such Collateral, or (ii) such newly created or acquired Subsidiary that owns such assets or Property is designated as an Unrestricted Subsidiary pursuant to the terms of Section 6.14;

(f)                                   any such newly created or acquired Subsidiary shall be a Guarantor and shall deliver a Guaranty in accordance with and to the extent required by Section 6.13, within the times specified therein unless such newly created or acquired Subsidiary that owns such assets or Property is designated as an Unrestricted Subsidiary pursuant to the terms of Section 6.14;

(g)                                  the majority of the cash flow generated by the assets acquired in connection with such acquisition or of the acquired Subsidiary shall be contracted on terms and conditions that in the good faith judgment of the Canadian Borrower would support non-recourse third party project financing or, with respect to acquisitions of Capital Stock of Project Development Companies that do not satisfy the foregoing cash flow requirements, the aggregate of all such Investments does not exceed $50,000,000 (excluding Project Development Companies that initially do not meet the contracted cash flow requirement but thereafter do satisfy such requirement) at any one time;

(h)                                 the Borrowers shall be in pro forma compliance with, the Total Leverage Ratio for the previous four quarter period for which financial statements are available of no more than the Applicable Permitted Acquisition Incurrence Ratio after giving effect to such acquisition (including the assumption or Incurrence of any Indebtedness in connection therewith); and

(i)                                     promptly upon the consummation of the Permitted Acquisition, the Borrower Agent shall provide an Officers’ Certificate to the Administrative Agent confirming that the Acquisition complied with the terms set forth in this definition of Permitted Acquisition and (i) attaching pro forma financial statements demonstrating compliance with, the Total Leverage Ratio for the previous four quarter period for which financial statements have been delivered of no more than the Applicable Permitted Acquisition Incurrence Ratio on a pro forma basis after giving effect to such acquisition (including the assumption or Incurrence of any Indebtedness in connection therewith), and (ii) certifying that such pro forma financial statements present fairly in all material respects the financial condition of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis (including the assumption or Incurrence of any Indebtedness in connection therewith) and setting forth reasonably detailed calculations demonstrating compliance with the Total Leverage Ratio for the previous four quarter period for which financial statements have been delivered of no more than the Applicable Permitted Acquisition Incurrence Ratio on a pro forma  basis.

“Permitted Cash Collateralized Letters of Credit” means letters of credit issued for the Borrowers by any Person that is not a Lender or Affiliate of a Lender and that are supported only by cash collateral posted with such Person; provided that, (i) at the time any such letters of credit are issued, the L/C Obligations exceed, or following the issuance of each such proposed letter of credit, will exceed, 90% of the then applicable L/C Sublimit, (ii) prior to issuing any such letters of credit, the Canadian Borrower has provided the Administrative Agent with written notice that (x) it has requested each of the L/C Issuers to either increase its applicable L/C Issuer Limit or provide a separate cash collateralized letter if credit facility, and that it has requested that any Lender that is not an L/C Issuer, become an L/C Issuer or provide a separate cash collateralized letter of credit facility, and each such L/C Issuer or Lender has denied such request or (y) the applicable contract counterparty does not or will not accept a Letter of Credit issued by any of the L/C Issuers or Lenders, (iii) the aggregate face amount of all such letters of credit does not exceed $50,000,000 at any one time outstanding, (iv) such letters of credit are not supported by any Property of the Canadian Borrower or its Subsidiaries or Unrestricted Subsidiaries other than cash collateral posted in favor of such issuer of letters of credit in an amount not to exceed the amount that would customarily be required under the then applicable market conditions for the issuance of such letters of credit, (v) no Default or Event of Default has occurred and is continuing at the time of the issuance of any such letter of credit or would result from the issuance of such letter of credit, and (vi) no Loan proceeds are used in connection with posting any such cash collateral to support such letters of credit.

“Permitted Corporate Indebtedness” means Indebtedness of the Borrowers or the Loan Parties that is incurred under Section 7.03(s) with a stated maturity date that is after the Maturity Date at the time of issuance.

“Permitted Intercompany Notes” means (a) that certain $400,000,000 13% Unsecured Subordinated Note of APH payable to APG and dated as of November 27, 2009, (b) that certain $400,000,000 13% Unsecured Subordinated Note of APG payable to the Canadian Borrower, dated as of July 1, 2010, and (c) each other subordinated intercompany note from a Loan Party to a Borrower or from a Loan Party to another Loan Party, in each case, subject to the terms of Section 7.03(k), which shall be subordinated in right of payment to the Obligations pursuant to the Intercompany Loan Subordination Agreement.

“Permitted Investments” has the meaning specified in Section 7.02.

“Permitted Liens” has the meaning specified in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreements” means collectively, (a) the Amended and Restated Pledge Agreement, substantially in the form of Exhibit G-1, among the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, (b) the Pledge Agreement, substantially in the form of Exhibit G-2, among the Borrowers, the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties, and (c) the Canadian Pledge Agreement, substantially in the form of Exhibit G-3, among the Canadian Borrower, the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties in each case, as the same is amended, restated, supplemented, modified or joined from time to time.

“Pledgees” means each of the US Borrowers, each of the other Loan Parties and each other Subsidiary of the Borrowers identified on Schedule 1.01(d) and each other Subsidiary acquired after the Closing Date that is not designated as an Unrestricted Subsidiary pursuant to Section 6.14 and is not otherwise prohibited from having its Capital Stock and other equity interests pledged pursuant to the terms of long term Indebtedness permitted under Section 7.03(h), the Capital Stock and other equity interests of whom are required to be pledged pursuant to the Pledge Agreements.

“Pledgors” means each of the Borrowers, each of the other Loan Parties and each other Subsidiary of the Borrowers identified on Schedule 1.01(d) and each other Subsidiary acquired after the Closing Date that is not designated as an Unrestricted Subsidiary pursuant to Section 6.14 and is not otherwise prohibited from pledging its Capital Stock and other equity interests pursuant to the terms of long term Indebtedness permitted under Section 7.03(h), required to grant a pledge of security interest in the Capital Stock and other equity interests of its Subsidiaries pursuant to the Pledge Agreements.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up, including, without limitation, the CPI Preferred Stock.  The principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

“pro forma” means, in connection with any calculation giving effect on a pro forma basis in connection with (a) a Disposition, as if such Disposition had occurred on the first day of the relevant fiscal quarter being tested, (b) the incurrence of any Indebtedness after the first day of the relevant fiscal quarter being tested, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such fiscal quarter, (c) the permanent repayment of any Indebtedness after the first day of the relevant fiscal quarter being tested, as if such Indebtedness had been retired or redeemed on the first day of such fiscal quarter, (d) any Investment being consummated as well as any other Investment consummated after the first day of the relevant fiscal quarter being tested, and on or prior to the date of the respective Investment then being made, as if such Investment had occurred on the first day of such fiscal quarter, (e) any Restricted Payment being made after the first day of the relevant fiscal quarter being tested, as if such Restricted Payment had occurred on the first day of such fiscal quarter and/or (f) any Permitted Acquisition being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant fiscal quarter being tested, and on or prior to the date of the respective Permitted Acquisition then being effected, as if such Permitted Acquisition had occurred on the first day of such fiscal quarter, as the case may be, with the following rules to apply in connection therewith:

(i)                                     all Indebtedness (x) incurred or issued after the first day of the relevant fiscal quarter (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the such fiscal quarter and remain outstanding through the date of determination and (y) permanently retired or redeemed after the first day of the relevant fiscal quarter shall be deemed to have been retired or redeemed on the first day of such fiscal quarter and remain retired through the date of determination;

(ii)                                  all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective fiscal quarter, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during such fiscal quarter shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

(iii)                               in making any determination of Consolidated EBITDA for the purposes specified above in this definition, pro forma effect shall be given to any Material Acquisition or Material Disposition consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Material Acquisition or Material Disposition was consummated on the first day of the relevant fiscal quarter, but without taking into account (in the case of any Material Acquisition) any pro forma cost savings and expenses.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Project Development Companies” means corporations, limited liability companies or partnerships that develop, construct, own and operate power generation or power transmission projects or other energy infrastructure projects.

“Project Documents” includes all material power purchase agreements, steam sales contracts, operating and maintenance agreements, administrative services contracts, construction contracts (other than purchase orders), transmission agreements, fuel supply and transportation contracts, Project loan agreements, other than any such agreement that has a term of one year or less or that may be cancelled or terminated by a party thereto on less than one year’s notice without substantial economic detriment.

“Project Finance Indebtedness” means long term Indebtedness incurred by a Non-Loan Party Subsidiary (other than CPI Preferred Equity) or an Unrestricted Subsidiary with respect to the financing of the development, construction, maintenance or operations of such Person, excluding any Capitalized Leases of such Person incurred in the Ordinary Course of Business.

“Project Holding Entities” means each Subsidiary or Unrestricted Subsidiary of the Borrowers identified on Schedule 1.01(e) and any Subsidiary or Unrestricted Subsidiary that is acquired or created after the Closing Date to directly own a Project.

“Projected EBITDA” has the meaning specified in the defined term “Total Leverage Ratio”.

“Projects” means each Subsidiary or Unrestricted Subsidiary of the Borrowers identified on Schedule 1.01(e) that is an operating partnership, limited partnership, limited liability company, corporation or other entity that is the direct owner of physical generation or transmission assets and property and is engaged in the business of generating or transmitting electrical power or generation of steam.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Canadian Borrower.

“Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real Property located in the United States or Canada or any buildings, structures, parking areas or other improvements thereon.

“Refinancing Indebtedness” means the Incurrence by the Borrowers or any of their Subsidiaries or Unrestricted Subsidiaries of Indebtedness which serves to refund or refinance certain Indebtedness specified pursuant to Section 7.03, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso) prior to its respective maturity, in each case, to the extent permitted under Section 7.03; provided, however, that such Refinancing Indebtedness: (a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced; (b) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced; (c) to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Obligations of the Subsidiaries that are Guarantors, is pari passu with or subordinated to the Obligations and the other Secured Obligations of such Subsidiaries under such guarantee, as applicable; or (d) is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing.

“Register” has the meaning set forth in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, a Loan Notice, (b) with respect to a conversion or continuation of Loans, a Notice of Conversion/Continuation, and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that any time there are five or fewer Lenders, Required Lenders shall require the consent or affirmative vote of at least three Lenders (other than Defaulting Lenders).

“Responsible Officer” means the chairman of the board, the president, any chief executive officer, chief financial officer, senior vice president or vice president, the treasurer or assistant treasurer, secretary or assistant secretary, or attorney-in-fact (i) of a Loan Party, or (ii) of any Person appointed or authorized to act by any Loan Party pursuant to any management or similar agreement.

“Restricted Indebtedness” means, collectively, any Specified Debt, any Project Finance Indebtedness and any Permitted Corporate Indebtedness.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock (including any Disqualified Stock or any Preferred Stock) or other equity interest of the Canadian Borrower or any Subsidiary or Unrestricted Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other equity interest, or on account of any return of capital to any of the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means (a) with respect to any Cdn. Dollar Loan, each of the following:  (i) each date of a Borrowing of such Loan, (ii) each date of a continuation of such Loan pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine, or the Required Lenders shall require, but not more than once monthly unless a Default or Event of Default has occurred and is continuing, and (b) with respect to any Cdn. Dollar Letter of Credit, each of the following:  (i) each date of issuance of such Cdn. Dollar Letter of Credit, (ii) each date of an amendment of such Cdn. Dollar Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under such Cdn. Dollar Letter of Credit, and (iv) such additional dates as the Administrative Agent, or any L/C Issuer shall determine or the Required Lenders shall require but not more than once monthly unless a Default or Event of Default has occurred and is continuing.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in Cdn. Dollars, same day or other funds as may be determined by the

Administrative Agent or the L/C Issuers, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Cdn. Dollars.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Schedule I Lenders” means those banks that are chartered under the Bank Act (Canada) and named in Schedule I thereto, and “Schedule I Lender” means each such bank.

“Schedule I Reference Lenders” means, collectively, Bank of Montreal and any other Schedule I Lender selected by the Administrative Agent in consultation with the Borrower.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means any Indebtedness of the Borrowers or any Subsidiary or Unrestricted Subsidiary secured by a Lien, including the Indebtedness hereunder.

“Secured Parties” means the Collateral Agent (as applicable), the Administrative Agent, the L/C Issuers, each Lender (or Applicable Designee), including in its capacity as a counterparty to a secured Swap Contract permitted under Section 7.01(l) and Section 7.03(e) and the providers of Bank Products.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means a security agreement from each Subsidiary formed or acquired after the Closing Date that is not designated as an Unrestricted Subsidiary pursuant to Section 6.14 and is not otherwise prohibited from granting a security interest in its Property pursuant to the terms of long term Indebtedness permitted under Section 7.03(h), granting a Lien on and pledging a security interest in substantially all of their respective personal Property in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Similar Business” means (i) a business, the majority of whose revenues are derived from the generation of electric power or power and energy infrastructure assets, (ii) the activities of the Borrowers and their respective Subsidiaries as of the Closing Date or (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including investing in power generation facilities or other energy infrastructure.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)           the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

(b)           the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c)           it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

(d)           it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, (x) the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, and (y) the value of rights of contribution from other Solvent entities shall be included.

“SPC” has the meaning set forth in Section 10.06(h).

“Specified Debt” means the Convertible Debentures, the CPILP Notes and the 2011 Notes.

“Specified Project Company” means each of Auburndale Power Partners, L.P., Lake Cogen Ltd., and Pasco Cogen, Ltd.

“Specified Project Effect”  means, from time to time, defaults with respect to Contractual Obligations of any Loan Party or any Subsidiary of any Loan Party, as applicable, related to one or more Projects which Contractual Obligations, in the aggregate, impact at least 20% of the Loan Parties’ net cash flow from all of the Projects for the 12 month period ending the date of the most recent quarterly financial statements delivered pursuant to Section 6.01; provided, that for purposes hereof such net cash flow shall be reduced on a pro forma basis to reflect any Asset Sales occurring since the date of such financials.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuers, as applicable, equal to the rate of exchange for converting from one currency to another quoted by the Bank of Canada at approximately noon (Toronto time) on the effective date of such conversion.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Borrowers unless such contingency has occurred).

“Subject Period” means, as of any date of determination for any Person, the trailing twelve fiscal month period of such Person ending on such date.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held (directly or indirectly through one or more subsidiaries), or (b) which is a partnership with respect to which such parent is the sole general partner of and Controls such partnership; for greater certainty, the Subsidiaries of the Borrowers will include all entities listed on Schedule 5.13.  Notwithstanding the foregoing or anything contained or referred to in any Loan Document to the contrary, no Unrestricted Subsidiary shall be deemed a “Subsidiary” of the Borrowers for any purpose under any Loan Document.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, including without limitation the BMO ISDA Master Agreement and any other Master Agreement with a Lender or an Affiliate of a Lender (including any Lender that was a “Lender” under the Existing Credit Facility).

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Contracts, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Contracts; provided, however, that with respect to Swap Obligations between any of the Borrowers or another Loan Party and a Lender to be included as an “Obligation”, such Swap Obligations shall have been incurred in accordance with the terms of Section 7.03(e), and the applicable Secured Party and Loan Party agree to use commercially reasonable efforts to provide notice to the Administrative Agent of the existence of such Swap Contract and related Swap Obligation promptly following the establishment of such Swap Contract and such Swap Obligation (which notice shall be deemed given automatically upon the creation or incurrence of any Swap Obligation provided by the Administrative Agent, Bank of Montreal or any of their Affiliates).

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” means the Consent and Third Amendment to Credit Agreement dated as of November 2, 2012 by and among the Borrowers, the Required Lenders and the Administrative Agent.

“Third Amendment Effective Date” means November 2, 2012.

“Total Leverage Ratio” means, as of any date of determination, the ratio of Consolidated Total Net Debt as of the last day of the four fiscal quarters ending on such date of determination, to Consolidated EBITDA on a consolidated basis for the four fiscal quarters ending on such date of determination; provided, that (a) with respect to Non-Recourse Project Finance Indebtedness of a Subsidiary or Unrestricted Subsidiary that is a Project Development Company and that has not yet achieved Commercial Operations, such Non-Recourse Project Finance Indebtedness shall not be included in determining the amount of Consolidated Total Net Debt until such Subsidiary or Unrestricted Subsidiary has achieved Commercial Operations, and (b) upon achieving Commercial Operations, (x) all such Non-Recourse Project Finance Indebtedness (other than any Excluded Non-Recourse Debt) shall be included in the determination of the amount of Consolidated Total Net Debt of such Subsidiary immediately upon the first applicable date of determination, (y) Consolidated EBITDA for each of the four fiscal quarters ending immediately prior to achieving Commercial Operations for such Subsidiary or Unrestricted Subsidiary shall be deemed to be as set forth in the applicable Acceptable

Project Development Company Projections (“Projected EBITDA”), and (z) the calculation of Consolidated EBITDA for each of the four fiscal quarters ending immediately after achieving Commercial Operations shall include actual EBITDA for any fiscal quarter ending after Commercial Operations and Projected EBITDA for any fiscal quarter ending prior to Commercial Operations; provided further, that at no time shall more than $350,000,000 of such Non-Recourse Project Finance Indebtedness be excluded from the determination of the amount of Consolidated Total Net Debt.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Documents” means the Acquisition Documents (CPILP) and the 2011 Note Documents.

“Type” means, with respect to a Loan, its character as a US Base Rate Loan, US Prime Rate Loans, Cdn. Prime Rate Loan, Bankers’ Acceptance (or BA Equivalent Note) or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the UCC shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“UFCA” has the meaning set forth in Section 10.21.

“UFTA” has the meaning set forth in Section 10.21.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Borrowers that is designated as such to the Administrative Agent pursuant to Section 6.14 after the date hereof; provided, that no Guarantor, Project Holding Entity, or other Subsidiary of the Canadian Borrower as of the Closing Date (other than the Specified Project Companies) shall be designated as an Unrestricted Subsidiary without the prior written consent of the Administrative Agent and the Required Lenders, such consent to be granted in the sole discretion of the Administrative Agent and the Required Lenders; provided, further, that that no Specified Project Company shall be designated as an Unrestricted Subsidiary until such time as the Canadian Borrower provides written notice of a request to designate such Specified Project Company as an Unrestricted Subsidiary, pursuant to which,  the Canadian Borrower is able to demonstrate, to the reasonable satisfaction of the Administrative Agent, accretion in the net value of such Specified Project Company since the Closing Date and that such Specified Project Company has, or upon the designation of such Specified Project Company as an Unrestricted Subsidiary will have, contracted the majority of its cash flow generated on terms and conditions that, in the good faith judgment of the Canadian Borrower, would support non-recourse third party project financing.

“US Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the annual rate of interest determined from time to time by Bank of Montreal as being its reference rate then in effect for determined rates on US Dollar denominated commercial loans made by Bank of Montreal in Canada and which it publicly announces as its US Dollar “prime rate” and (c) the Eurocurrency Rate for US Dollar deposits for a 30 day Interest Period as determined on such day, plus 1.0%.  Any change in such rate announced by Bank of Montreal shall take effect at the opening of business on the day specified in the public announcement of such change.

“US Base Rate Loan” means a Loan made to the Canadian Borrower that bears interest based on the US Base Rate.

“US Borrower Commitment” means, as to each Lender, its obligation to (a) make Loans to the US Borrowers pursuant to Section 2.01 or, if applicable, Section 2.17, and (b) purchase participations in L/C Obligations issued on behalf of the US Borrowers; in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; in each case as the US Borrower Commitments may be readjusted from time to time by the Administrative Agent in connection with a commensurate readjustment of the Canadian Borrower Commitments; provided, that in no event shall any such readjustment result in the aggregate Commitment of any Lender exceeding the aggregate Commitment amount for such Lender on Schedule 2.01.

“US Borrowers” has the meaning specified in the introductory paragraph hereto.

“US Collateral” means all Property of the Loan Parties organized under the laws of the United States or any State thereof or the District of Columbia described in any Collateral Documents and intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“US Dollar” and “$” mean lawful money of the United States.

“US Dollar Equivalent” means at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in Cdn. Dollars, the equivalent amount in US Dollars calculated by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of US Dollars with Cdn. Dollars.

“US Dollar Letter of Credit” means any letter of credit issued hereunder for the account of the Borrowers in US Dollars and shall include the Existing Letters of Credit issued in connection with the Existing Credit Agreement and the Existing Letters of Credit denominated in US$ and issued by Bank of Montreal or The Toronto-Dominion Bank under the CPILP Revolvers.  A US Dollar Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that with respect to Morgan Stanley Bank, N.A. or its Applicable Designees, such US Dollar Letters of Credit shall be standby letters of credit.

“US Dollar Loan” means a Loan that bears interest based on the US Base Rate, the US Prime Rate or the Eurocurrency Rate with respect to US Dollar Deposits.

“US GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“US Guaranty” means the Amended and Restated Guaranty dated as of the date hereof from each Guarantor (other than Curtis Palmer) on the Closing Date, substantially in the form of Exhibit E-1, as the same may be joined from time to time by additional Guarantors after the Closing Date.

“US Honor Date” has the meaning set forth in Section 2.03(c)(i)(A).

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US Prime Rate” means , for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the annual rate of interest determined from time to time by Bank of Montreal as being its reference rate then in effect for determined rates on US Dollar denominated commercial loans made by Bank of Montreal in the United States and which it publicly announces as its US Dollar “prime rate” and (c) the Eurocurrency Rate for US Dollar deposits for a 30 day Interest Period as determined on such day, plus 1.0%. Any change in such rate announced by Bank of Montreal shall take effect at the opening of business on the day specified in the public announcement of such change.

“US Prime Rate Loan” means a Loan made to a US Borrower that bears interest based on the US Prime Rate.

“US Tax Compliance Certificate” has the meaning set forth in Section 3.01(e)(ii)(c).

“US Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i)(A).

“Voluntary Prepayment” has the meaning set forth in Section 7.06.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (b) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

1.02.       Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “Property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           All calculations of fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in US Dollars or Cdn. Dollars, as applicable, and, unless the context otherwise requires, all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time and shall be stated in US Dollars.

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.       Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements and using the same asset valuation method as used in such financial statements, except as otherwise specifically prescribed herein.

(b)           If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Secured Parties financial statements and other documents required under this Agreement or as reasonably requested hereunder (such request to be made no later than the later of 6 months after the date of the applicable financial statement or the end of the fiscal year pertaining to such financial statement) setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04.       Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.       References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06.       Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

1.07.       Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08.       Interest Act (Canada).  For the purposes of this Agreement, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be

1.09.       Exchange Rates; Currency Equivalents; Applicable Currency.

(a)           For purposes of this Agreement, references to the applicable outstanding amount of Loans, Letters of Credit, Total Outstandings or L/C Obligations shall be deemed to refer to the US Dollar Equivalent thereof.

(b)           For purposes of this Agreement, the US Dollar Equivalent of any Loans, Letters of Credit, other Obligations and other references to amounts denominated in Cdn. Dollars shall be determined in accordance with the terms of this Agreement in respect of the most recent Revaluation Date.  Such US Dollar Equivalent shall become effective as of such Revaluation Date for such Loans, Letters of Credit and other Obligations and shall be the US Dollar Equivalent employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur for such Loans, Letters of Credit and other Obligations.  Except as otherwise expressly provided herein, the applicable amount of any currency for purposes of the Loan Documents (including for purposes of financial statements and all calculations in connection with financial covenants) shall be the US Dollar Equivalent thereof; provided however, that with respect to minimum amounts for Borrowings (and conversions and continuations of Loans) or repayments and prepayments, shall be such the amounts as set forth in this Agreement with respect to the applicable currency of any such Loan.

(c)           Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of an Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Loan or Letter of Credit is denominated in Cdn. Dollars, such amount shall be the relevant Cdn. Dollar Equivalent of such US Dollar amount (rounded to the nearest Cdn. Dollar, with 0.50 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuers, as the case may be.

(d)           For purposes of this Agreement, all repayments, prepayments or reimbursements with respect to Loans, Letters of Credit and other Obligations shall be made in the currency applicable to such Advance, Letter of Credit or other Obligation except as otherwise provided herein.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.       Loans; Advances.

(a)           Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrowers from time to time in US Dollars or in Cdn. Dollars, in each case on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01.  Loans may be made, at the option of the Borrowers, in US$ as US Base Rate Loans to the Canadian Borrower, US Prime Rate Loans to the US Borrowers or Eurocurrency Rate Loans to any Borrower, or in Cdn$ as Cdn. Prime Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes).  In addition to the foregoing, certain Loans may be made to the Borrowers to the extent they are deemed to be made in accordance with Sections 2.02(c), 2.02(g), 2.03(c)(i)(B), 2.03(c)(ii), 3.02, 3.03 and 3.07.  The Borrowers and the Lenders each hereby agree that all “Loans” (as defined in the Existing Credit Agreement), if any, outstanding under the Existing Credit Agreement on the Closing Date, shall be deemed to be Loans made under this Agreement and shall be redistributed amongst the Lenders according to their respective Pro Rata Shares on the Closing Date.

2.02.       Borrowings, Conversions and Continuations of Loans.

(a)           (i)            Borrowings.  Each Borrowing shall be made upon the Borrower Agent’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than (A) 2:00 p.m. (Eastern time) 3 Business Days prior to the requested date of any Borrowing of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Note), (B) 10:00 a.m. (Eastern time) on the requested date of any Borrowing of US Base Rate Loans and US Prime Rate Loans, and (c) 10:00 a.m. (Eastern time) on the requested date of any Borrowing of Cdn. Prime Rate Loans.  Each telephonic notice by the Borrower Agent pursuant to this Section 2.02(a)(i) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower Agent.  Each Borrowing of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes) shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

Except as provided in Section 2.03(c), each Borrowing of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Notice of Borrowing (whether telephonic or written) shall specify (A) the applicable Borrower or Borrowers, (B) the requested date of the Borrowing (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, (D) whether the Borrowing is to be a US Dollar Loan or a Cdn. Dollar Loan and, in each case, whether it is to be made as a Base Rate Loan, Bankers’ Acceptance (or BA Equivalent Note) or a Eurocurrency Rate Loan, and (E) in the case of a Eurocurrency Rate Loan or Bankers’ Acceptance (or BA Equivalent Note), the duration of the Interest Period with respect thereto.  Notwithstanding anything to the contrary, (i) the Canadian Borrower shall be permitted to borrow Eurocurrency Rate Loans, Bankers’ Acceptances (or BA Equivalent Notes), Canadian Prime Rate Loans and US Base Rate Loans, and (ii) the US Borrowers shall be permitted to borrow US Prime Rate Loans and Eurocurrency Rate Loans.  If the Borrower Agent, on behalf of itself or either of the US Borrowers, requests a Borrowing of Eurocurrency Rate Loans (with respect to the Canadian Borrower or the US Borrowers) or Bankers’ Acceptances (or BA Equivalent Notes) (with respect to the Canadian Borrower) in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  If the Borrower Agent, on behalf of itself or either of the US Borrowers, fails to specify the type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as US Base Rate Loans with respect to the Canadian Borrower or US Prime Rate Loans with respect to the US Borrowers.

(ii)           Conversions and Continuations of Loans.  Each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes) shall be made upon the Borrower Agent’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 2:00 p.m. (Eastern time) 3 Business Days prior to the requested date of any conversion to or continuation of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes) or of any conversion of a Eurocurrency Rate Loan to a US Base Rate Loan or US Prime Rate Loan, or a Bankers’ Acceptance (or BA Equivalent Note) to a Cdn. Prime Rate Loan, or any conversion of a US Base Rate Loan or US Prime Rate Loan to a Eurocurrency Rate Loan, or a Cdn. Prime Rate Loan to a Bankers’ Acceptance (or BA Equivalent Note) or any conversion of a Base Rate Loan from one currency to another currency.  Each telephonic notice by the Borrower Agent pursuant to this Section 2.02(a)(ii) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Conversion/Continuation, appropriately completed and signed by a Responsible Officer of the Borrower Agent.  Each conversion to or continuation of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes), as applicable, shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c), each conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Notice of Conversion/Continuation (whether telephonic or written) shall specify (A) the applicable Borrower or Borrowers, (B) whether the applicable Borrower is requesting a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes), (C) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (D) the principal amount of Loans to be converted or continued, (E) the Type of Loans to which existing Loans are to be converted, and (F) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower Agent, on behalf of itself or either of the US Borrowers, fails to specify a Type of Loan in a Notice of Conversion/Continuation or if the Borrower Agent fails to give a timely notice requesting a conversion or continuation, then the applicable US Dollar Loans shall be converted to US Base Rate Loans with respect to the Canadian Borrower and US Prime Rate Loans with respect to the US Borrowers and the applicable Cdn. Dollar Loans shall be converted to Cdn. Prime Rate Loans.  Any such automatic conversion to US Base Rate Loans or US Prime Rate Loans, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes).  If the Borrower Agent requests a conversion to, or continuation of Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes) in any such Notice of Conversion/Continuation, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower Agent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to, in the case of US Dollar Loans, US Base Rate Loans with respect to the Canadian Borrower or US Prime Rate Loans with respect to the US Borrowers and, in the case of Cdn. Dollar Loans, Cdn. Prime Rate Loans, in each case as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of Montreal with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Agent.

(c)           Except as otherwise provided herein, a Eurocurrency Rate Loan or Bankers’ Acceptance (or BA Equivalent Note) may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or Bankers’ Acceptance (or BA Equivalent Note), as applicable.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes) without the consent of the Required Lenders.  During the existence of an Event of Default, unless the Required Lenders consent, (i) all Eurocurrency Rate Loans shall be converted to US Base Rate Loans with respect to the Canadian Borrower and US Prime Rate Loans with respect to the US Borrowers and (ii) all Bankers’ Acceptances (or BA Equivalent Notes) upon their maturity shall be converted to Cdn. Prime Rate Loans.

(d)           The Administrative Agent shall promptly notify the Borrower Agent and the Lenders of the interest rate or discount rate, as applicable, applicable to any Interest Period for Eurocurrency Rate Loans or Bankers’ Acceptances (or BA Equivalent Notes) upon determination of such interest rate.  The determination of the Eurocurrency Rate or BA Discount Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  Any change in the US Base Rate, US Prime Rate or Cdn. Prime Rate shall be effective on the date the change becomes effective generally without the necessity for any notice.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Eurocurrency Rate Loans and Bankers’ Acceptances (or BA Equivalent Notes), there shall not be more than ten (10) Interest Periods in effect at any one time.

2.03.       Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers on their own behalf, or on behalf of their Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below (provided that the Borrower requesting any issuance of a Letter of Credit shall be primarily obligated to the extent a Letter of Credit is issued on behalf of a Subsidiary of such Borrower), and (2) to honor drafts under the Letters of Credit made in accordance with the terms of such Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and their Subsidiaries; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension, after giving effect thereto (w) Total Outstandings would exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the aggregate Outstanding Amount of all of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Issuer Limit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of

Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit issued (x) under the Existing Credit Agreement and (y) issued by Bank of Montreal or The Toronto-Dominion Bank under the CPILP Revolvers, in each case, shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)           No L/C Issuer shall be obligated to issue any Letter of Credit, if:

(A)          the expiry date of such requested Letter of Credit would occur more than 365 days after the date of issuance or last extension, unless such L/C Issuer and the Required Lenders have approved such expiry date, in each case, other than (x) the Existing Letters of Credit issued by Bank of Montreal or The Toronto-Dominion Bank under the CPILP Revolvers that have an expiry date of more than 365 days after the Closing Date, and (y) the Letters of Credit issued on the Closing Date with respect to the support of the Existing Letters of Credit issued by The Royal Bank of Canada under the CPILP Revolvers that have an expiry date of more than 365 days after the Closing Date; or

(B)          the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such L/C Issuer and all the Lenders have approved such expiry date.

(C)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(D)          the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;

(E)           except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or a standby Letter of Credit or such lesser amount as accepted by such L/C Issuer in its sole discretion;

(F)           such Letter of Credit is to be denominated in a currency other than US Dollars or Cdn. Dollars;

(G)          such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(H)          the purpose is not consistent with Section 6.12 or the form of the proposed Letter of Credit is not reasonably satisfactory to Administrative Agent and such L/C Issuer in their respective reasonable discretion; or

(I)            a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)          No L/C Issuer shall be required to amend any Letter of Credit to increase the amount thereof, or extend the maturity thereof, if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv)          No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)           Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B)  as additionally provided herein with respect to such L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Agent.  Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent (x) with respect to US Dollar Letters of Credit, not later than 2:00 p.m. (Eastern time) at least 3 Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be and (y) with respect to Cdn. Dollar Letters of Credit denominated in Cdn. Dollars, not later than 2:00 p.m. (Eastern time) at least 3 Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such Letter of Credit is a US Dollar Letter of Credit or a Cdn. Dollar Letter of Credit; and (H) such other matters as such L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require.  The Borrower Agent hereby agrees to provide any and all “know your customer” or other similar information required by applicable law regarding the beneficiary of any Letter of Credit reasonably requested in writing by an L/C Issuer prior to the issuance of any Letter of Credit.

(ii)           Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Agent and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least 1 Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)          The Lenders shall be deemed to have authorized (but may not require) each L/C Issuer to permit, in its sole discretion, the renewal of any Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”) at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuers shall not permit any such renewal if (A) such L/C Issuer has reasonably determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is 5 Business Days before the non-renewal notice date set forth in such Auto-Renewal Letter of Credit or, if not designated, the annual anniversary of the issuance thereof, that (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower Agent and the Administrative Agent thereof.

(A)          Not later than 10:00 a.m. (Eastern time) with respect to US Dollar Letters of Credit on the date of any payment by such L/C Issuer under a US Dollar Letter of Credit (each such date, a “US Honor Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrowers fail to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the US Honor Date, the amount of the unreimbursed drawing (the “US Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof.  In such event, the Borrowers shall be deemed to have requested a Borrowing of US Prime Rate Loans to be disbursed on the US Honor Date in an amount equal to the US Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of US Prime Rate Loans, subject to the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).

(B)          Not later than 10:00 a.m. (Eastern time) with respect to Cdn. Dollar Letters of Credit on the date of any payment by such L/C Issuer under a Cdn. Dollar Letter of Credit (each such date, a “Cdn. Honor

Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrowers fail to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Cdn. Honor Date, the amount of the unreimbursed drawing (the “Cdn. Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof.  In such event, the Borrowers shall be deemed to have requested a Borrowing of Cdn. Prime Rate Loans to be disbursed on the Cdn. Honor Date in an amount equal to the Cdn. Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a), but subject to the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).

(C)          Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing.

(ii)           With respect to US Letters of Credit, each Lender (including the Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i)(A) make funds available to the Administrative Agent for the account of each of the applicable L/C Issuers at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the US Unreimbursed Amount, not later than 2:00 p.m. (Eastern time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a US Base Rate Loan or US Prime Rate Loan, as applicable, to the applicable Borrower in such amount.  With respect to Cdn. Letters of Credit, each Lender (including the Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i)(A) make funds available to the Administrative Agent for the account of each of the applicable L/C Issuers at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Cdn. Unreimbursed Amount, not later than 2:00 p.m. (noon) (Eastern time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Cdn. Prime Rate Loan, to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuers.

(iii)          With respect to (A) any US Unreimbursed Amount that is not fully refinanced by a Borrowing of US Base Rate Loans or US Prime Rate Loans, as applicable, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the US Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate and (B) any Cdn. Unreimbursed Amount that is not fully refinanced by a Borrowing of Cdn. Prime Rate Loans, in the applicable currency, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Canadian Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Cdn. Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse an L/C Issuer for any amount drawn under any Letter of Credit issued by such L/C Issuer, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)           Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuers for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuers for the amount of any payment made by any L/C Issuer under any Letter of Credit issued by it, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of any of the L/C Issuers any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii) or in accordance with Section 2.02(i), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of any L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related applicable Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuers for each drawing under each Letter of Credit and to repay each associated L/C Borrowing, shall in each case, be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that the applicable Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower, except for the gross negligence or willful misconduct in connection with its payment of a Letter of Credit.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrower Agent will immediately notify the applicable L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, none of the L/C Issuers shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent or any of their Related Parties, nor any of the respective correspondents, participants or assignees of any of the L/C Issuers, shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent or any of their Related Parties, nor any of the respective correspondents, participants or assignees of any of the L/C Issuers, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.

(i)            Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if Availability is less than zero after giving effect to the prepayment of outstanding Loans pursuant to Section 2.04(b), or (iv) if any demand for Cash Collateralization has been made under Section 8.02(c), the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).  Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or any L/C Issuer, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  The Borrowers hereby grant to the Administrative Agent, for the benefit of each of the L/C Issuers and the other Secured Parties, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked deposit accounts at Bank of Montreal.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(ii)           Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.03 or 8.02(c) in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, and obligations to fund participations therein for which the Cash Collateral was provided (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation), it being agreed that

Cash Collateral provided in respect of obligations of Defaulting Lenders to L/C Issuers shall be applied on a pro rata basis as set forth in Section 2.14(a)(ii).

(iii)          Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations and not otherwise applied in accordance with Section 2.03(g)(ii) shall be released promptly following (A) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto or (B) the Administrative Agent’s reasonable good faith determination that there exists excess Cash Collateral; provided, however,  that Cash Collateral furnished by or on behalf of the Borrowers shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.03 may be otherwise applied in accordance with Section 8.03).

(h)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower Agent when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)            Letter of Credit Fees.  (i) The Borrowers shall pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee for each Letter of Credit equal to the L/C Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Such Letter of Credit fees shall be computed on a quarterly basis in arrears.  Such Letter of Credit fees shall be due and payable on (i) the first Business Day after the end of each March, June, September and December, commencing on the first such date to occur after the issuance of such Letter of Credit, (ii) on the Letter of Credit Expiration Date and (iii) thereafter on demand.  If there is any change in the L/C Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the L/C Rate separately for each period during such quarter that such L/C Rate was in effect.

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer equal to 1/4 of 1% (0.250%) per annum times the daily maximum amount available to be drawn under such Letter of Credit on the date such Letter of Credit is issued or renewed.  Such fee shall be due and payable on (i) the date of issuance of each Letter of Credit, and (ii) annually on each anniversary of such issuance date if such Letter of Credit is renewed or has an expiry date more than 365 days, in each case, as permitted under this Agreement.  In addition, the Borrowers shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect in connection with Letters of Credit issued by such L/C Issuer.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04.       Prepayments.

(a)           The Borrowers may, upon notice to the Administrative Agent by the Borrower Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (A) 2:00 p.m. (Eastern time) 3 Business Days prior to any date of prepayment of Eurocurrency Rate Loans or Cash Collateralization of Bankers’ Acceptances (or BA Equivalent Notes), (B) 10:00 a.m. (Eastern time) on the date of prepayment of US Base Rate Loans and US Prime Rate Loans, and (C) 10:00 a.m. (Eastern time) on the date of prepayment of Cdn. Prime Rate Loans (ii) any prepayment of Eurocurrency Rate Loans or Cash Collateralization Bankers’ Acceptances (or BA Equivalent Notes) shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment (or Cash Collateralization with respect to Bankers’ Acceptances and BA Equivalent Notes) and whether such Loans are Eurocurrency Rate Loans, Bankers’ Acceptances (or BA Equivalent Notes) or Base Rate Loans and whether such Loans are US Dollar Loans or Cdn. Dollar Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05 with respect to Eurocurrency Rate Loans.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.  With respect to Bankers’ Acceptances (and BA Equivalent Notes), the amount of such prepayment shall be held as Cash Collateral to be applied against the liability of the applicable Lender upon the maturity of such Bankers’ Acceptance or BA Equivalent Note being so prepaid.

(b)           Notwithstanding anything herein to the contrary, if an Overadvance exists as a result of currency fluctuations of Loans and Letters of Credit denominated in Cdn. Dollars, Borrowers shall, on the sooner of Administrative Agent’s demand or the first Business Day after any Borrower has actual knowledge thereof, repay the outstanding Cdn. Dollar Loans and/or Cash Collateralize outstanding L/C Obligations with respect to Cdn. Dollar Letters of Credit, in an amount such that after giving effect to such repayment of Cdn. Dollar Loans or Cash Collateralization of L/C Obligations with respect to Cdn. Dollar Letters of Credit, Total Outstandings do not exceed the Aggregate Commitments.

2.05.       Termination or Reduction of Commitments.  The Borrowers may, upon notice to the Administrative Agent by the Borrower Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. (Eastern time) 2 Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds Aggregate Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess; provided, further, that any such reduction is subject to the Borrowers’ right to subsequently increase the Aggregate Commitments pursuant to Section 2.17.  Other than as set forth in clause (iv) above, the amount of any such Aggregate Commitment reduction shall not be applied to the Letter of Credit Sublimit or unless otherwise specified by the Borrower Agent.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share.  All facility and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.06.       Bankers’ Acceptances

(a)           To facilitate the issuance of Bankers’ Acceptances pursuant to this Agreement, the Canadian Borrower irrevocably appoints each Lender from time to time as the attorney-in-fact of the Canadian Borrower to execute, endorse and deliver on behalf of the Borrowers drafts in the forms prescribed by such Lender (if such Lender is a BA Lender) for Bankers’ Acceptances denominated in Cdn. Dollars (each such executed draft that has not yet been accepted by a Lender being referred to as a “Draft”) or non interest-bearing promissory notes of the Canadian Borrower in favour of such Lender (if such Lender is a Non BA Lender) (each such promissory note being referred to as a “BA Equivalent Note”).  Each Bankers’ Acceptance and BA Equivalent Note executed and delivered by a Lender on behalf of the Canadian Borrower as provided for in this Section 2.06 will be as binding upon the Borrowers as if it had been executed and delivered by a duly authorized officer of each of the Borrowers.

(b)           Notwithstanding the provisions of Section 2.06(a), the Canadian Borrower will from time to time as required by the applicable Lender provide to (a) each BA Lender an appropriate number of Drafts drawn by the Canadian Borrower upon such BA Lender and either payable to a clearing service (if such BA Lender is a member thereof) or payable to the Canadian Borrower and endorsed in blank by the Canadian Borrower (if such BA Lender is not a member of such clearing service), and (b) each Non BA Lender an appropriate number of BA Equivalent Notes in favour of such Non BA Lender.  The dates, maturity dates and face amounts of all Drafts and BA Equivalent Notes delivered by the Canadian Borrower must be left blank, to be completed by the Lenders as required by this Agreement.  Each Lender to which a Draft or BA Equivalent Note has been delivered by the Canadian Borrower will exercise the same degree of care in the custody of such Draft or BA Equivalent Note as such Lender would exercise with respect to its own property kept at the place at which the Drafts or BA Equivalent Notes are ordinarily kept by such Lender.  Each Lender, upon the written request of the Canadian Borrower, will promptly advise the Canadian Borrower of the number and designation, if any, of the Drafts and BA Equivalent Notes then held by it.  No Lender will be liable for its failure to accept a Draft or purchase a BA Equivalent Note as required by this Agreement if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide on a timely basis appropriate Drafts or BA Equivalent Notes to the applicable Lender as requested by such Lender on a timely basis.

(c)           Promptly following receipt of a Loan Notice requesting Bankers’ Acceptances, the Administrative Agent will (a) advise each BA Lender of the face amount and the term of the Draft to be accepted by it, and (b) advise each applicable Non BA Lender of the face amount and term of the BA Equivalent Note to be purchased by it.  All Drafts to be accepted from time to time by each BA Lender that is a member of a clearing service will be payable to such clearing service.  The term of all Bankers’ Acceptances and BA Equivalent Notes issued pursuant to any Loan Notice must be identical.  Each Bankers’ Acceptance and BA Equivalent Note must be dated the date such Bankers’ Acceptance or BA Equivalent Note is disbursed and issued and will be for a term of one, two, three or six months, provided that in no event will the term of a Bankers’ Acceptance or a BA Equivalent Note extend beyond the Maturity Date.  The face amount of the Draft (or the aggregate face amount of the Drafts) to be accepted at any time by each Lender that is a BA Lender, and the face amount of the BA Equivalent Note (or the aggregate face amount of the BA Equivalent Notes) to be purchased at any time by each Lender that is a Non BA Lender, will be determined by the Administrative Agent based upon the amounts of their respective Commitments; provided, that, if the face amount of a Draft or BA Equivalent Note which would otherwise be accepted or purchased by a Lender would not be Cdn$100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to Cdn$100,000 or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, no Lender shall have aggregate outstanding Loans in excess of its Commitment.

(d)           Each BA Lender will complete and accept on the applicable date on which a Bankers’ Acceptance or BA Equivalent is disbursed, a Draft having a face amount (or Drafts having the face amounts) and term advised by the Administrative Agent pursuant to Section 2.06(c).  Each applicable BA Lender will purchase on the applicable date on which a Bankers’ Acceptance or BA Equivalent is disbursed all Bankers’ Acceptances accepted by it, for an aggregate price equal to the BA Discount Proceeds of such Bankers’ Acceptances.  The Canadian Borrower will ensure that there is delivered to each applicable BA Lender that is a member of a clearing service, and such BA Lender is hereby authorized to release, the Bankers’ Acceptance accepted by it to such clearing service upon receipt of confirmation that such clearing service holds such Bankers’ Acceptance for the account of such BA Lender.

(e)           Each Non BA Lender, in lieu of accepting Drafts or purchasing Bankers’ Acceptances on any date such Bankers’ Acceptance is disbursed, will complete and purchase from the Canadian Borrower on the date such Bankers’ Acceptance is disbursed, of a BA Equivalent Note in a face amount and for a term identical to the face amount and term of the Drafts that such Non BA Lender would have been required to accept on such date that such Bankers’ Acceptance is disbursed if it were a BA Lender, for a price equal to the BA Discount Proceeds of such BA Equivalent Note (determined as if such BA Equivalent Note were a Bankers’ Acceptance).  Each Non BA Lender will be entitled, without charge, to exchange any BA Equivalent Note held by it for two or more BA Equivalent Notes of identical date and aggregate face amount, and the Canadian Borrower will execute and deliver to such Non BA Lender such replacement BA Equivalent Notes and such Non BA Lender will return the original BA Equivalent Note to the Canadian Borrower for cancellation.

(f)            The Canadian Borrower will pay to each BA Lender in respect of each Draft tendered by the Canadian Borrower to and accepted by such BA Lender, and to each Non BA Lender in respect of each BA Equivalent Note tendered to and purchased by such Non BA Lender, as a condition of such acceptance or purchase, the BA Stamping Fee.  A Lender is entitled to deduct and retain for its own account the amount of such fee from the amount to be transferred by such Lender to the Administrative Agent for the account of the Canadian Borrower pursuant to this Agreement in respect of the sale of the related Bankers’ Acceptance or of such BA Equivalent Note.

(g)           On the date of maturity of each Bankers’ Acceptance or BA Equivalent Note, the Borrowers will pay to the Administrative Agent, for the account of the holder of such Bankers’ Acceptance or BA Equivalent Note, in Cdn. Dollars an amount equal to the face amount of such Bankers’ Acceptance or BA Equivalent Note, as the case may be.  The obligation of the Canadian Borrower to make such payment will not be prejudiced by the fact that the holder of such Bankers’ Acceptance is the Lender that accepted such Bankers’ Acceptances.  No days of grace may be claimed by the Canadian Borrower for the payment at maturity of any Bankers’ Acceptance or BA Equivalent Note.  If any Borrower does not make such payment from the proceeds of a Loan obtained under this Agreement or otherwise, the amount of such required payment will be deemed to be a Cdn. Prime Rate Loan to the Canadian Borrower from the Lender that accepted such Banker’s Acceptance or purchased such BA Equivalent Note.

(h)           The signature of any duly authorized officer of the Canadian Borrower on a Draft or a BA Equivalent Note may be mechanically reproduced in facsimile, and all Drafts and BA Equivalent Notes bearing such facsimile signature will be as binding upon the Canadian Borrower as if they had been manually signed by such officer, notwithstanding that such Person whose manual or facsimile signature appears on such Draft or BA Equivalent Note may no longer hold office at the date of such Draft or BA Equivalent Note or at the date of acceptance of such Draft by a BA Lender or at any time thereafter.

2.07.       Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           In the event any amount due hereunder or under any other Loan Document (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrowers shall pay interest on such unpaid amount (including, without limitation, interest on interest) at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Law.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08.       Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)           Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Commitment Fee at a per annum rate equal to the Applicable Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Maturity Date.  The Commitment Fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand).  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  For purposes of determining the Available Aggregate Commitment, the US Dollar Equivalent of Cdn. Dollar Loans shall be calculated on the basis of the Bank of Canada noon spot rate in effect on the first Business Day of each month.

(b)           Upfront Fees.  On the Closing Date, the Borrowers shall pay to the Administrative Agent for the ratable benefit of each of the Lenders an upfront fee in an amount equal to which is 0.75% of the total amount each such Lender’s Commitment.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)           Other Fees.  The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.  On the Closing Date, the Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders the other fees set forth in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09.       Computation of Interest and Fees.

(a)           All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of Montreal’s “prime rate”, whether for Cdn. Dollars or US Dollars, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

(b)           Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation and not the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest.  Interest will continue to accrue after maturity and default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

2.10.       Evidence of Debt.

(a)           Agent Record; Notes.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           Lender Records.  In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)           Loan Accounts.  The Administrative Agent shall maintain in accordance with its usual and customary practices an account or accounts for each of the US Borrowers and the Canadian Borrower (“Loan Accounts”) evidencing the Indebtedness of the Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of the Administrative Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  The Administrative Agent may maintain a single Loan Account in the name of the Canadian Borrower and a single Loan Account in the name of each of APG and APT, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

(d)           Entries Binding.  Entries made in the Loan Accounts shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Accounts is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Administrative Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

2.11.       Payments Generally.

(a)           Payments.

(i)            All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in US Dollars or Cdn. Dollars, as applicable, and in Same Day Funds (A) with respect to the payments in US Dollars, not later than 2:00 p.m. (Eastern time) on the date specified herein and (B) with respect to payments in Cdn. Dollars, not later than 2:00 p.m. (Eastern time) on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 3:00 p.m. (Eastern time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in Cdn. Dollars, such Borrower shall make such payment in US Dollars in the US Dollar Equivalent of the Cdn. Dollar payment amount.

(ii)           The Administrative Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by the Administrative Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement.  The failure of any Lender to fund a Loan, to make any payment in respect of L/C Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  The Lenders and the Administrative Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

(iii)          The Loans, L/C Obligations and other Obligations shall constitute one general obligation of the Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by the Liens in favor of the Administrative Agent and the Collateral Agent, as applicable, for the benefit of the Secured Parties, upon all Collateral; provided, however, that the Administrative Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

(iv)          All repayments, prepayments or reimbursements with respect to Loans, Letters of Credit and other Obligations of the US Borrowers shall be made to the Administrative Agent’s Office in Chicago and, subject to the discretion of the Administrative Agent in Section 2.11(a)(i), all repayments, prepayments or reimbursements with respect to Loans, Letters of Credit and other Obligations of the Canadian Borrower shall be made to the Administrative Agent’s Office in Toronto.

(b)           Payment after Business Day.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)           Failure to Make Payment.  Unless the Borrower Agent or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, have or has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)            if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect for amounts in US Dollars (and at the Administrative Agent’s cost of funds for amounts in Cdn. Dollars); and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect for amounts in US Dollars (and at the Administrative Agent’s cost of funds for amounts in Cdn. Dollars). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)           Return of Funds.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)           Obligations of Lenders.  The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)            Manner of Obtaining Loans.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12.       Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.13.       Marshaling; Payments Set Aside.  None of the Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations.  If any payment by or on behalf of Borrowers is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

2.14.       Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 10.1.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.03 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in an interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.  Promptly (x) upon a Lender ceasing to be a Defaulting Lender in accordance with the terms of this Agreement or (y) following termination of this Agreement (including the termination of all Letters of Credit issued hereunder) and the payment of all amounts owed under this Agreement (other than unasserted contingent obligations which by their terms survive the termination of this Agreement), all amounts, if any, held in a deposit account pursuant to this Section 2.14(a) shall be returned to such Lender or Defaulting Lender, as applicable.

(iii)          Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(i).

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding principal amount of the Loans of that Lender.

(b)           Defaulting Lender Cure.  If a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, as reasonably determined by the Borrowers, the Administrative Agent and each L/C Issuer, such Defaulting Lender shall no longer be deemed to be a Defaulting Lender and the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender

2.15.       Effect of Termination; Survival.  On the effective date of any termination of the entire Commitments, all Obligations (other than Bank Product Debt and Swap Obligations) shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products or Swap Contracts if expressly permitted to do so in the agreements relating to such Bank Products or such or Swap Contracts, as applicable.  All undertakings of the Borrowers contained in the Loan Documents shall survive any termination, and the Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Sections 2.03, 3.01, 3.03, 3.04, 3.05 and 10.04, this Section, Articles III and IX, and the obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, shall, in each case, survive termination of the Aggregate Commitments, Full Payment of the Obligations and any release relating to this credit facility.

2.16.       Repayment of Loans.  The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.17.       Increase Option.  The Borrowers may from time to time elect to increase the Aggregate Commitments, in each case in minimum increments of $10,000,000 or such lower amount as the Borrowers and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $50,000,000.  The Borrowers may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the reasonable approval of the Borrowers, the Administrative Agent, and each LC Issuer and (ii) (x) in the case of an Increasing Lender, the Borrowers and such Increasing Lender execute an agreement substantially in the form of Exhibit H hereto, and (y) in the case of an Augmenting Lender, the Borrowers and such Augmenting Lender execute an agreement substantially in the form of Exhibit I hereto.  No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Revolving Commitments pursuant to this Section 2.17.  Increases and new Commitments created pursuant to this Section 2.17 shall become effective on the date agreed by the Borrowers, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Aggregate Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in paragraphs (a), (b) and (c) of Section 4.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrowers and (B) the Borrowers shall be in pro forma compliance with the covenants contained in Section 7.11 for the previous four-quarter period for which financial statements have been delivered and (ii) the Administrative Agent shall have received documents consistent with those delivered on the date hereof as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase.  On the effective date of any increase in the Aggregate Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Pro Rata Share of such outstanding Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the Aggregate Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Agent, in accordance with the requirements of Section 2.02).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, (x) in respect of each Eurocurrency Rate Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 3.06 and (y) in respect of each Bankers’ Acceptance (or BA Equivalent Note), shall be Cash Collateralized by the Borrowers in accordance with the provisions of Section 2.04(a), in each case, if the deemed payment occurs other than on the last day of the related Interest Periods.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.       Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable Law requires the deduction or withholding of any Tax from any such payment by the Borrowers, then the Borrowers shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)           Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes with respect to this Agreement or any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by the Borrowers to a Governmental Authority, the Borrower Agent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Agent (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)           Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, (A) any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and (B) any Foreign Lender shall deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)          executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B)          executed originals of Internal Revenue Service Form W-8ECI,

(C)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Canadian Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN,

(D)          to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, or

(E)           executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower Agent to determine the withholding or deduction required to be made.

(f)            FATCA.  If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at such time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent (i) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (ii) other documentation reasonably requested by the Borrowers and the Administrative Agent sufficient for the Administrative Agent and the Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.  In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether such Lender is subject to backup or other withholding or other information reporting requirements.

(g)           Treatment of Certain Refunds.  If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agree to repay the amount paid over to such  Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority.  The Administrative Agent, any Lender and any L/C Issuer shall use commercially reasonable efforts to obtain a refund of Indemnified Taxes to which, in its sole discretion, it determines it is entitled.  This subsection shall not be construed to require the Administrative Agent, any Lender or such L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02.       Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or Bankers’ Acceptances, or to determine or charge interest rates based upon the Eurocurrency Rate or Bankers’ Acceptances, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or Bankers’ Acceptances or to convert Base Rate Loans to Eurocurrency Rate Loans or Bankers’ Acceptances, as applicable shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender into US Base Rate Loans or US Prime Rate Loans, as applicable, and convert all Bankers’ Acceptances (or BA Equivalent Notes) of such Lender into Cdn. Prime Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such

Eurocurrency Rate Loans or Bankers’ Acceptances to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Bankers’ Acceptances.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest, if any, on the amount so prepaid or converted.

3.03.       Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a Bankers’ Acceptance (or BA Equivalent Note), as applicable, or a conversion to or continuation thereof that (a) US Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurocurrency Rate Loan or a Bankers’ Acceptance (or BA Equivalent Note), as applicable, (b) adequate and reasonable means do not exist for determining the Eurocurrency LIBOR Rate or BA Discount Rate, as applicable, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or a Bankers’ Acceptance (or BA Equivalent Note), as applicable, or (c) the Eurocurrency LIBOR Rate or BA Discount Rate, as applicable, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or a Bankers’ Acceptance (or BA Equivalent Note), as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or a Bankers’ Acceptance (or BA Equivalent Note), as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or a Bankers’ Acceptance (or BA Equivalent Note), as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of (a) US Base Rate Loans to the Canadian Borrower or US Prime Rate Loans to the US Borrowers, as applicable, in the amount specified therein with respect to Eurocurrency Rate Loans, or (b) Cdn. Prime Rate Loans in the amount specified therein with respect to Bankers’ Acceptances (or BA Equivalent Notes).

3.04.       Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate) or the any L/C Issuer;

(ii)           subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan or Bankers’ Acceptance made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

(iii)          impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan or Bankers’ Acceptance (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowers of the Change in

Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05.       Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Agent;

(c)           any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Cdn. Dollars on its scheduled due date or any payment thereof in a different currency; or

(d)           any assignment of a Eurocurrency Rate Loan or Bankers’ Acceptance (or BA Equivalent Note) on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Agent pursuant to Section 10.14;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05 with respect to Eurocurrency Rate Loans, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency LIBOR Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06.       Mitigation Obligations.  If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.07.       Circumstances Affecting Cdn. Dollar Availability.  In connection with any request for a Cdn. Dollar Loan or Cdn. Dollar Letter of Credit (collectively, the “Cdn. Dollar Extensions”) or a continuation or extension thereof, if (a) for any reason a fundamental change has occurred in the foreign exchange or interbank markets with respect to the Cdn. Dollar (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (b) the introduction of, or any change in, any Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of Lenders (or any of their applicable lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of Lenders (or any of their applicable lending office) to honor its obligations to make or maintain any Cdn. Dollar Extensions or (c) the Lenders are otherwise unable to make a Cdn. Dollar Extension, as a result of a material disruption to the international currency markets, then the Administrative Agent shall promptly give notice thereof to the Borrower Agent and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrower Agent that such circumstances no longer exist, the obligation of Lenders to make Cdn. Dollar Extensions or any continuation or extension thereof, as applicable, shall be suspended and the Borrowers shall either (i) repay in full (or cause to be repaid in full) the then outstanding principal amount of such Cdn. Dollar Loans, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Cdn. Dollar Loans or (ii) convert the then outstanding principal amount of each such Cdn. Dollar Loans to a Eurocurrency Rate Loan denominated in US Dollars or a US Base Rate Loan with respect to the Canadian Borrower or a US Prime Rate Loan with respect to the US Borrowers, as applicable, as of the last day of such Interest Period; provided that if the Borrower Agent elects to make such conversion, the Borrowers shall pay to the Administrative Agent and Lenders any and all costs, fees and other expenses, if any, incurred by the Administrative Agent and Lenders in effecting such conversion.

ARTICLE IV.
CONDITIONS PRECEDENT

4.01.       Conditions to Closing.  This Agreement shall become effective upon, and the obligation of each Lender to make the initial Credit Extensions on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a)           the Administrative Agent shall have received counterparts of this Agreement and the Notes executed by the Administrative Agent, the Lenders and the Borrowers;

(b)           the Administrative Agent shall have received counterparts of each Guaranty executed by each of the applicable Guarantors;

(c)           the Administrative Agent shall have received copies of all filings or recordations necessary to perfect its Liens in the Collateral (except in connection with Real Estate), as well as UCC, Lien and Intellectual Property searches and other evidence satisfactory to the Administrative Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens;

(d)           the Administrative Agent shall have received counterparts of (i) the Deposit and Disbursement Agreement executed by the Depositary Bank and each Deposit Loan Party thereto, as applicable, reasonably  satisfactory to the Administrative Agent, and (ii) the Collateral Agency Agreement executed by the Depositary Bank, the Collateral Agent, the Administrative Agent, the Convertible Secured Trustee, and acknowledged by each of the Loan Parties, reasonably satisfactory to the Administrative Agent;

(e)           (i) the Administrative Agent shall have received counterparts of each of the Pledge Agreements executed by each of the Loan Parties party thereto, (ii) the Administrative Agent and the Collateral Agent, as applicable shall have received physical delivery of any certificated securities (other than original stock certificates with respect to CPILP or CPILP GP) or other Collateral for which possession is the required means for perfection under the Uniform Commercial Code as in effect on the date hereof in the State of New York, along with any related stock powers or other similar grants in favor of the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties, and (ii) the Administrative Agent shall be satisfied that the Liens granted to it under the Pledge Agreements and the Deposit and Disbursement Agreement are Acceptable Security Interests and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been (or will be) made, taken or obtained, as the case may be, and are in full force and effect, as applicable;

(f)            the Administrative Agent shall have received Officer’s Certificates, reasonably satisfactory to it, from a Responsible Officer of the Borrower Agent on behalf of the Borrowers certifying that, after giving effect to this Agreement and the transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Article V hereof are true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided, however, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects;

(g)           the Administrative Agent shall have received an Officer’s Certificate certified by a Responsible Officer of each Loan Party certifying, inter alia, (1) true and correct copies of resolutions adopted by the board of directors, board of managers or other appropriate body of such Loan Party (A) authorizing the execution, delivery and performance by such Loan Party of the Loan Documents and other Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby, (B) authorizing the Responsible Officer of such Loan Party to negotiate the Loan Documents and other Transaction Documents to which it is or will be a party on behalf of such Loan Party, and (C) authorizing the Responsible Officer of such Loan Party to execute and deliver the Loan Documents and other Transaction Documents and any related documents, including, without limitation, any Collateral Document or other guaranty, pledge agreement, security agreement or other document contemplated by this Agreement; (2) the incumbency and, if such Responsible Officer is an individual, specimen signatures of the Responsible Officer of the Loan Parties executing any Loan Documents to which it is a party, upon which Officer’s Certificate the Collateral Agent, the Administrative Agent and the Secured Parties shall be entitled to rely until informed of any change in writing by the applicable Loan Party; and (3) such evidence as the Administrative Agent may reasonably require to verify that the Loan Parties are each duly organized or formed, validly existing and in good standing, including any required approvals of any applicable Government Authority, certified copies of such Loan Party’s Organization Documents, certificates of organization and/or good standing;

(h)           the Administrative Agent shall have received an Officer’s Certificate certified by a Responsible Officer of the Canadian Borrower (on behalf of the Borrowers), certifying that:

(i)            all conditions to the closing of each of (1) the Acquisition (CPILP) are satisfied or waived and, upon the funding of any Loans and issuance of any Letters of Credit on the Closing Date in connection with the termination of the CPILP Revolvers, the Acquisition (CPILP) shall be consummated, (2) the 2011 Note Indenture are satisfied or waived and the Canadian Borrower has received at least $443,000,000 in connection therewith, which proceeds shall be applied to the consummation of the Acquisition (CPILP) and the payment of related transaction fees and expenses;

(ii)           upon the effectiveness of the Plan of Arrangement at 12:01 a.m. on November 5, 2011, in connection with the consummation of the Acquisition (CPILP), the Canadian Borrower shall own all of the issued Capital Stock and other equity interests of CPILP and CPILP GP;

(iii)          the Total Leverage Ratio of the Canadian Borrower and its Subsidiaries after giving pro forma effect to the consummation of the Acquisition (CPILP) and the repayment and termination of the CPILP Revolvers, is less than 6.50 to 1.00 and providing reasonably detailed evidence of the calculation of the same;

(iv)          attached to such certificate are true and correct copies of each of (a) the Acquisition Documents (CPILP), (b) the 2011 Note Documents, and (c) the CPILP Note Documents; and

(v)           the aggregate purchase price paid on the Closing Date in connection with the Acquisition (CPILP), plus the assumption of any Indebtedness of CPILP in connection with the CPILP Notes and the obligations under the CPI Preferred Stock, shall not exceed $1,900,000,000.00, plus all reasonable transaction fees.

(i)            the Administrative Agent shall have received (i) executed payoff letters and, if applicable, UCC-3 Termination Statements or PPSA financing change statements reasonably acceptable to the Administrative Agent from all the lenders party to the CPILP Revolvers and any holders of Liens on the assets or property of CPILP or its

Subsidiaries, and (ii) replacement or backstop Letters of Credit to support (x) any Existing Letters of Credit issued by The Royal Bank of Canada under its CPILP Revolver and (y) the Existing Letter of Credit issued for the benefit of China National Electric with an expiration date of December 14, 2011, in each case, have been issued, or, in connection with the initial Credit Extensions, will be issued; provided that it is understood and agreed that the CPILP Notes shall remain outstanding;

(j)            the Administrative Agent shall have received written opinions of Goodmans, LLP, Canadian counsel to the Borrowers and Leonard Street & Dienard, Professional Association, U.S. counsel to the Borrowers, and such other counsel of the Borrowers as may be reasonably necessary, in each case, reasonably satisfactory to the Administrative Agent and including, without limitation, non-contravention of the 2011 Notes, the Convertible Indentures, and the CPILP Notes, in each case, with respect to the execution and delivery of the Credit Agreement and the Loan Documents and the borrowing of money or providing of guaranties in connection therewith;

(k)           since December 31, 2010, no “Material Adverse Effect” (as defined in the Acquisition Agreement (CPILP)) shall have occurred, in the opinion of the Administrative Agent or the Arranger, in the business, assets, properties, liabilities, operations or condition of the Borrowers, and their Subsidiaries and Unrestricted Subsidiaries and CPILP and its Subsidiaries and Unrestricted Subsidiaries;

(l)            the Borrowers shall certify (pursuant to an Officer’s Certificate of the Borrower Agent on behalf of the Borrowers ) that no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that involve any Loan Document or the Transaction Documents, and that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect;

(m)          the Administrative Agent and the Arranger shall have received (i) audited consolidated financial statements of CPILP and its Subsidiaries for the fiscal years ended December 31, 2008, December 31, 2009, and December 31, 2010, (ii) quarterly unaudited consolidated financial statements of CPILP and the Canadian Borrower for each of the quarters ending March 31, 2011 and June 30, 2011, (iii) annual consolidated financial projections of the Canadian Borrower and its Subsidiaries through the fiscal year ending December 31, 2012 after giving effect to the consummation of the Acquisition (CPILP), the 2011 Equity Offering and the issuance of the 2011 Notes, and (iv) pro forma financial statements giving effect to the Acquisition (CPILP), the 2011 Notes, the 2011 Equity Offering, and the debt financings contemplated herein and related transactions, which demonstrate, in the Administrative Agent’s and the Lenders’ reasonable judgment, together with all other information then available to the Administrative Agent and Lenders, that the Borrowers can repay their debts and satisfy their other obligations as and when they become due, and can comply with the requirements set forth in Section 7.11;

(n)           the Administrative Agent shall have received satisfactory evidence (including pursuant to an Officer’s Certificate of the Borrower Agent on behalf of the

Borrowers) that the Borrowers have received all governmental, regulatory and third party consents (including any applicable consents from the holders of the CPILP Notes), and the Convertible Secured Trustee and approvals as may be appropriate in connection with this Agreement and the transactions contemplated hereby, including copies of any material regulatory consents and approvals, evidences of corporate authority, and such other documents to confirm and effectuate the Acquisition (CPILP), as may be reasonably requested by the Administrative Agent and its counsel in writing prior to the Closing Date;

(o)           the Borrowers shall have executed and delivered the Fee Letter and shall have paid all fees and expenses to be paid to the Secured Parties in connection with the Fee Letter, the Credit Agreement and the other Loan Documents to the extent due and the Borrowers shall have paid any and all accrued and unpaid interest, fees and expenses payable to the “Lenders” (as defined in the Existing Credit Agreement) in connection with the Existing Credit Agreement; and

(p)           each Lender, to the extent requested at least five days prior to the Closing Date, shall have received all applicable “know your client” and other related information requested in writing by such Lender prior to the Closing Date.

4.02.       Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided, however, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)           No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

(c)           Since the Closing Date no event or events shall have occurred which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)           The Administrative Agent and, if applicable, an L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represent and warrant to the Administrative Agent and the Lenders that:

5.01.                     Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each Subsidiary (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.02.                     Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any of the 2011 Note Documents, the Convertible Indentures or the Convertible Debentures, or the CPILP Note Documents, (ii) any other Contractual Obligation to which such Person is a party, except as such, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject, except as such, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (c) violate any Law, except as such, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.03.                     Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person or entity (including, without limitation, any creditor or equity holder of any Borrower or any Guarantor) (other than those already obtained with respect to any of the 2011 Note Documents, the Convertible Indentures or the Convertible Debentures, or the CPILP Note Documents or otherwise, to the extent already obtained or the absence of which could not reasonably be expected to result in a Material Adverse Effect) is necessary or required to be obtained or made by any Loan Party as a condition to the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document.

5.04.                     Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Upon making the initial Credit Extensions and recording the necessary Collateral Documents, the Liens created by the Collateral Documents will be Acceptable Security Interests, constituting valid and perfected first and prior Liens on any Property described therein subject to no other Liens other than Permitted Liens.

5.05.                     Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements and the audited financial statements of CPILP, for the fiscal year ending December 31, 2010 delivered pursuant to Section 4.01(m), each (i) were prepared in accordance with Cdn. GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of each of the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries and CPILP and its consolidated Subsidiaries and Unrestricted Subsidiaries, as applicable, in each case, as of the date thereof and their results of operations for the period covered thereby on a pro forma basis in accordance with Cdn. GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) reflect all material Indebtedness and other liabilities, direct or contingent, of each of the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries and CPILP and its consolidated Subsidiaries and Unrestricted Subsidiaries, as applicable, in each case, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness on a pro forma basis in accordance with Cdn. GAAP consistently applied throughout the period covered thereby.

(b)                                 Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to result in a Material Adverse Effect.

5.06.                     Litigation.  Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any the Borrowers after reasonable investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or any Unrestricted Subsidiary of a Borrower or against any of their Properties that (A) purport to adversely affect any Loan Document or enjoin any of the transactions contemplated hereby, or (B) if determined adversely, could reasonably be expected to result in a Material Adverse Effect.

5.07.                     No Default.  No Default or Event of Default has occurred and is continuing.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.08.                     Ownership of Property.  Each Loan Party has good and marketable title to (or valid leasehold interests in) all of its material Real Estate (except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such Real Estate for its intended purposes), and good and marketable title to all of its personal

Property, including all property reflected in any financial statements delivered to Administrative Agent or Lenders.  All such Properties are free and clear of Liens, other than Permitted Liens.

5.09.                     Environmental Compliance.  (i) To the best knowledge of each of the Borrowers, (ii) to the best knowledge of the other Loan Parties, and (iii) based on a review conducted by the Loan Parties prior to the Closing Date of the effect of the then existing Environmental Laws and any claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, except as specifically disclosed in Schedule 5.09, the Loan Parties have concluded that:  (a) with respect to the Property of any Loan Party or the operations conducted thereon, the Loan Parties are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance could not reasonably be expected to result in a Material Adverse Effect; (b) the Loan Parties are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or to the best of their knowledge that may lead to claim for cleanup costs, contribution, remedial work, reclamation, conservation, natural resources damages or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding could not reasonably be expected to result in a Material Adverse Effect; (c) the Loan Parties are not subject to any federal, provincial, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (d) the Loan Parties have no knowledge that any of their predecessors in title to any of their Property and assets are the subject of any currently pending federal, state, provincial, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (e) the Loan Parties have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release of Hazardous Materials into the environment where the circumstances surrounding such notice could reasonably be expected to result in a Material Adverse Effect; and (f) the Loan Parties possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations could not reasonably be expected to result in a Material Adverse Effect.

5.10.                     Insurance.  As of the Closing Date, the properties of the Borrowers and their respective Subsidiaries and Unrestricted Subsidiaries are insured with financially sound and reputable insurance companies (with a Best Rating of at least A7, unless otherwise approved by the Administrative Agent), that are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are reasonable and customarily carried by companies engaged in a Similar Businesses and owning similar properties in localities where the Borrowers or their respective Subsidiaries and Unrestricted Subsidiaries operate.

5.11.                     Taxes.  The Borrowers and their Subsidiaries and Unrestricted Subsidiaries, and with respect to CPILP and its Subsidiaries and Unrestricted Subsidiaries prior to the Closing Date, to the knowledge of the Borrowers and the Loan Parties, have filed all Federal, and all material provincial, state and other material tax returns and reports required to be filed, and have paid all Federal, and material state, provincial and other material taxes, assessments, fees and other governmental charges levied or imposed upon any of the Borrowers or Subsidiary or Unrestricted Subsidiary of any Borrower or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any of the Borrowers or any Subsidiary or Unrestricted Subsidiary of any Borrower that would, if made, result in a Material Adverse Effect.

5.12.                     ERISA Compliance.

(a)                                 Except as could not reasonably be expected to result in a Material Adverse Effect, each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of each of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification under circumstances as could reasonably be expected to result in a Material Adverse Effect.  Except as could not reasonably be expected to result in a Material Adverse Effect, the US Borrowers and each ERISA Affiliate of the US Borrowers have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b)                                 There are no pending or, to the knowledge of any of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could be reasonably be expected to result in a Material Adverse Effect.  There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred or is reasonably expected to occur other than as could not reasonably be expected to result in a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability in such amount as could reasonably be expected to result in a Material Adverse Effect; (iii) neither US Borrower nor any ERISA Affiliate of the US Borrowers has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) in such amount as could reasonably be expected to result in a Material Adverse Effect; (iv) neither US Borrower nor any ERISA Affiliate of the US Borrowers has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would reasonably be expected to result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan in such amount as could reasonably be expected to result in a Material Adverse Effect; and (v) neither US Borrower nor any ERISA Affiliate of the US Borrowers has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

(d)                                 With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and (ii) it has been registered as required by Law and has been maintained in good standing with applicable regulatory Governmental Authorities except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.13.                     Subsidiaries.

(a)                                 As of the Closing Date and after giving effect to the Acquisition (CPILP), the Canadian Borrower has no Subsidiaries or Unrestricted Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13.  All outstanding shares of stock of each class of each Subsidiary or Unrestricted Subsidiary of Borrowers have been and will be validly issued and are and will be fully paid and nonassessable and are and will be owned, beneficially and of record, by the Borrowers or a Wholly-Owned Subsidiary of the Borrowers free and clear of any Liens (other than Permitted Liens).

(b)                                 As of the Closing Date, Schedule 1.01(c) sets forth each of the Loan Parties that shall have delivered a Guaranty on the Closing Date.

(c)                                  As of the Closing Date, the Borrowers have no equity interests and do not own any Capital Stock in any other corporation, partnership, limited liability company, or entity other than those specifically disclosed in Part (c) of Schedule 5.13.

(d)                                 Part (d) of Schedule 5.13 sets forth, as of the Closing Date, an organizational diagram of the Borrowers and each of their Subsidiaries and Unrestricted Subsidiaries (after giving effect to the consummation of the Acquisition (CPILP)).

(e)                                  As of the Closing Date, other than the CP Entities, AP Onondaga, LLC and Onondaga Renewables LLC, each of the Wholly-Owned Non-Loan Party Subsidiaries that is not party to a Pledge Agreement or a Guaranty, or whose Capital Stock or other equity interests have not been pledged pursuant to a Pledge Agreement, is prohibited under applicable Law, regulation or contractual provision from (i) Guaranteeing the Obligations, (ii) granting a pledge in the Capital Stock or other equity interests of its Subsidiaries as collateral security for the Obligations, or (iii) having its Capital Stock or other equity interests pledged as collateral security for the Obligations.

5.14.                     Margin Regulations; Investment Company Act.

(a)                                 No Borrower, no Subsidiary of a Borrower and no Unrestricted Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Indebtedness Incurred to purchase or carry, any margin stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

(b)                                 None of the Borrowers, any Person Controlling the Borrowers, or any Subsidiary or Unrestricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15.                     Disclosure.  No statement, information, report, representation, or warranty (other than projections) made by any Loan Party in any Loan Document or in the 2011 Prospectus, the 2011 Offering Memorandum, the Acquisition Documents (CPILP) or the CPILP Note Agreements when so made (or if dated or otherwise specified therein, as of such date), or furnished to the Administrative Agent, the L/C Issuers or any Lender by or at the direction of any Loan Party in connection with any Loan Document, when so furnished (or if dated or otherwise specified therein, as of such date) taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein not materially misleading in light of the circumstances under which such statements are made, after giving effect to all supplements and updates thereto.  There is no fact known to the Borrowers or any Loan Party which has caused, or which likely would in the future in the reasonable judgment of the Borrowers or such Loan Party cause, a Material Adverse Effect (except for any economic conditions which affect generally the industry in which the Borrowers and their Subsidiaries and Unrestricted Subsidiaries conduct business), that has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of the Borrowers or any other Loan Party in connection with the transactions contemplated hereby.

5.16.                     Intellectual Property; Licenses, Etc.  The Borrowers and their Subsidiaries and Unrestricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to so own or possess, or such conflict, could not reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, by any of the Borrowers or any Subsidiary or Unrestricted Subsidiary infringes upon any rights held by any other Person, except for any such infringement that could not reasonably be expected to result in a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of any Borrower, threatened, which, in any case described in this Section 5.16, could reasonably be expected to result in a Material Adverse Effect.

5.17.                     Direct Benefit.  The initial Loans and Letters of Credit hereunder and all additional Loans and Letters of Credit hereunder are for the direct benefit of the Borrowers or one or more of the Guarantors.  The Borrowers and the Guarantors are engaged as an integrated group in the business of energy production and distribution and related fields, and any benefits to any of the Borrowers or any Guarantor is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of each of the Borrowers and the Guarantors is dependent upon the continued successful performance of the functions of the integrated group as a whole.

5.18.                     Solvency.  Each Borrower and each individual Guarantor and the Loan Parties on a consolidated basis are Solvent.

5.19.                     CPILP Note Agreements and Convertible Note Documents.  Before and after giving effect to the initial Credit Extension contemplated hereunder, there is no event of default or event or condition that could become an event of default with notice or lapse of time or both, under the Convertible Note Indentures (and any legally binding documents related thereto), each of the CPILP Note Agreements (and any other legally binding documents related thereto) or the 2011 Note Documents (and any other legally binding documents related thereto). On the Closing Date, the Convertible Note Indentures, the Convertible Debentures, each of the CPILP Note Agreements, the CPILP Notes, 2011 Note Documents and any other legally binding documents executed by the Loan Parties in connection with any thereof, are each in full force and effect.

5.20.                     Labor Relations.  No Borrower nor any Subsidiary or Unrestricted Subsidiary is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Borrower or any Subsidiary or Unrestricted Subsidiary or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Borrower or any Subsidiary or Unrestricted Subsidiary or, to the best of each Borrower’s knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Borrower or any Subsidiary or Unrestricted Subsidiary or, to each Borrower’s knowledge, threatened in writing against any Borrower or any Subsidiary or Unrestricted Subsidiary and (iii) no union representation petition existing with respect to the employees of any Borrower or any Subsidiary or Unrestricted Subsidiary and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as could not reasonably be expected to result in a Material Adverse Effect.

5.21.                     Undisclosed Liabilities; Absence of Burdensome Obligations.  No Loan Party granting or subject to a Lien to the Administrative Agent for the benefit of the Secured Parties (i) is party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Indebtedness and the Collateral Documents, except as otherwise provided in Section 7.09 or (ii) has any material Indebtedness, contingent liabilities, off balance sheet liabilities, liabilities for taxes, long term commitments or unrealized or anticipated losses from any unfavorable commitments, except as reflected in the financial statements referred to in Section 5.05.

5.22.                     Validity and Priority of Security Interest.  The provisions of this Agreement, the Pledge Agreements, and, if applicable, any Security Agreements, Mortgages (if any) and/or the other Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent and/or Collateral Agent, as applicable, for the benefit of the Secured Parties, and, if applicable, such Liens constitute (or will constitute, if applicable, upon the Collateral Agent’s or the Administrative Agent’s duly filing or recording, as applicable, of the Mortgages (if any) and any required financing statements, as applicable, and taking possession or control (including possession of any certificate of title) of Collateral that may be perfected only by possession or control) perfected Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on such Collateral except for Permitted Liens.

5.23.                     Loan Documents related to CPILP.  Subject to the last sentence at the end of Article VI, immediately upon but not prior to the effectiveness of the Plan of Arrangement in connection with the Acquisition (CPILP) at 12:01 a.m. on November 5, 2011, each of the Loan

Documents delivered by a CP Entity, or with respect to a pledge of an interest in any CP Entity and each other certificate or agreement of a CP Entity delivered on the Closing Date is effective and shall be deemed to be executed and delivered.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Loan Party and each Subsidiary and Unrestricted Subsidiary to:

6.01.                     Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Secured Party, in form and detail reasonably satisfactory to the Administrative Agent:

(a)                                 as soon as available, but in any event, within 90 days after the end of the fiscal year of the Canadian Borrower, an audited consolidated balance sheet of the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries, as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, as audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Canadian Borrower, which report and opinion shall be prepared in accordance with U.S. GAAP and which opinion shall be without any qualification or exception as to the scope of such audit;

(b)                                 as soon as available, but in any event, within 45 days after the end of each of the fiscal quarter of each fiscal year of the Canadian Borrower a consolidated balance sheet of the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Canadian Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous applicable fiscal year and the corresponding portion of the previous applicable fiscal year, all in reasonable detail and certified by a Responsible Officer of the Canadian Borrower as fairly presenting the financial condition, results of operations and cash flows of the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries in accordance with U.S. GAAP, subject only to normal year-end audit adjustments and the absence of footnote; and

(c)                                  at least 60 days after the commencement of each fiscal year of the Canadian Borrower, a detailed consolidated annual budget for such fiscal year (the “Annual Budget”) in the same form as approved by the board of directors of the Canadian Borrower.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.  Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are filed with the SEC or the Canadian equivalent thereof) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Canadian Borrower has provided notice to the Administrative Agent that such documents are posted on the publicly available website of the SEC or the Canadian equivalent thereof.

6.02.                     Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each Secured Party, in form and detail satisfactory to the Administrative Agent and the Required Lenders;

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by Responsible Officers of the Canadian Borrower;

(b)                                 promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Canadian Borrower by independent accountants in connection with the accounts or books of the Canadian Borrower or any Subsidiary, or any audit of any of them;

(c)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Canadian Borrower, and copies of all annual, regular, periodic and special reports and registration statements (if any) which the Canadian Borrower or any US Borrower or CPILP has filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, in each case, (i) which are not confidential in nature, as permitted by applicable Laws, as required by contractual restrictions not entered into in contemplation of this Section 6.02(c), as permitted by recognized principles of privilege or as otherwise determined in good faith by the Canadian Borrower, and (ii) which are not publicly available on the United States Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System (or “EDGAR”), the Canadian Securities Administrators System for Electronic Document Analysis and Retrieval ( or “SEDAR”) or other similar publicly accessible sources of which the Canadian Borrower provides written notice to Administrative Agent and the Lenders; and

(d)                                 promptly, such additional information regarding the business, financial or organizational affairs of the Canadian Borrower or the US Borrowers or any Subsidiary or Unrestricted Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Canadian Borrower or its securities) (each, a “Public Lender”).  The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Canadian Borrower or its securities for purposes of United States Federal Securities Laws and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03.                     Notices.  Promptly upon any Responsible Officer having knowledge thereof, notify the Administrative Agent and each Lender:

(a)                                 of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including without limitation (i) breach or non-performance of, or any default under, a Contractual Obligation of the Canadian Borrower or any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Canadian Borrower or any Subsidiary and any Governmental Authority or any other litigation, investigation or proceeding affecting any Loan Party; (iii) of the occurrence of any ERISA Event; (iv) of any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract, or (v) the commencement of, or any material development in, any litigation or proceeding affecting the Canadian Borrower or any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)                                  the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; and

(d)                                 of any announcement by Moody’s or S&P of any change in a debt rating or of any change to the stability rating of the Canadian Borrower.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Canadian Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party or Subsidiary has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

6.04.                     Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, that if not paid could reasonably be expected to result in a Material Adverse Effect, including:  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with U.S. GAAP are being maintained by the relevant Loan Party or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05.                     Preservation of Existence, Etc..  Except in a transaction permitted by Section 7.05 or pursuant to statutory conversions to another form of entity as permitted by applicable Law, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and except where it will not result in a Material Adverse Effect, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business and preserve or renew all of its registered patents, trademarks, trade names and service marks, except where Borrowers determine, in their reasonable business judgment, that such Intellectual Property is no longer desirable to maintain.

6.06.                     Maintenance of Properties.  Except where it could not be reasonably expected to result in a Material Adverse Effect, (a) maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07.                     Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies (with a Best Rating of at least A7, unless otherwise approved by the Administrative Agent) satisfactory to the Administrative Agent, and that are not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in a Similar Business, of such types and in such reasonable amounts as are customarily carried under similar circumstances by such other Persons.

6.08.                     Compliance with Laws.  Comply in all material respects with the requirements of all Laws applicable to it or to its business or Property, except (other than with respect to any failure to comply with Anti-Terrorism Laws) in such instances in which (a) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (b) the failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect.

6.09.                     Books and Records.  Maintain proper books of record and account necessary to prepare the financial statements required to be delivered pursuant to Section 6.01 in accordance with GAAP.

6.10.                     Inspection Rights; Appraisals.  Permit representatives and independent contractors of the Administrative Agent, the L/C Issuer and each Lender, at their respective expense, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, in each case, all at such reasonable times during normal business hours and as reasonably often as may be necessary, upon reasonable advance notice to the Canadian Borrower and subject to compliance with applicable safety standards, with contractual or attorney-client privilege (as applicable) and non-disclosure agreements; provided, however, that during an Event of Default, the Administrative Agent, the L/C Issuer or any Lender (or any of their respective representatives or independent contractors) may, without duplication of the efforts of the others, do any of the foregoing at the reasonable expense of the Borrowers at any time during normal business hours.

6.11.                     Compliance with Contractual Obligations.  Comply with all Contractual Obligations, except in such instances in which (i) such non-compliance is being contested in good faith or a bona fide dispute exists with respect thereto or (ii) the failure to comply therewith could not be reasonably expected to result in a Material Adverse Effect.

6.12.                     Use of Proceeds.  Use the proceeds of the Credit Extensions (i) (x) to refinance up to $50,000,0000 outstanding under the CPILP Revolvers and (y) issue Letters of Credit hereunder to support any Existing Letters of Credit issued by The Royal Bank of Canada under the CPILP Revolvers on the Closing Date, (ii) to pay fees, commissions and expenses in connection with the Agreement and the transactions contemplated hereby, (iii) to make Permitted Acquisitions, (iv) for working capital (including, managing accounts receivables, inventory and other short-term cash requirements, including timing differences with regard to withholding taxes in the United States), certain limited distributions made in the Ordinary Course of Business and consistent with past practices and for other general corporate purposes of the Borrowers and (v) to post Letters of Credit with respect to the cancellation of land transfer taxes in connection with the Acquisition (CPILP).

6.13.                     Additional Guarantors.  Cause each Wholly-Owned Subsidiary which has not previously executed and delivered to the Administrative Agent a Guaranty and other related Collateral Documents to execute and deliver to the Administrative Agent for the benefit of the Secured Parties promptly, and in any event within 10 Business Days following such Subsidiary’s becoming a Subsidiary, a Guaranty and, as applicable, such Collateral Documents, together with a resolution of its board of directors or other similar governing body authorizing such Guaranty and Collateral Documents; provided, that such Person shall not be required to grant a Mortgage with respect to any Real Property to the extent the fair market value of the Real Estate of such Person does not exceed $25,000,000.  Notwithstanding anything to the contrary and for the avoidance of doubt, (a) any Subsidiary designated as an Unrestricted Subsidiary pursuant to Section 6.14 hereto shall not be subject to the requirements of this Section 6.13, (b) no Subsidiary acquired after the Closing Date shall be required to furnish any such Guaranties or

Collateral Documents if such Subsidiary is a Foreign Subsidiary or any Subsidiary that owns 65% or more of the stock of a CFC so long as such entity has no assets other than the stock of CFCs, obligations, indebtedness or receivables of or attributable to such CFCs and de minimis assets, if and to the extent that such actions would create or result in a Deemed Dividend Problem, (c) any Subsidiary that is subject to any contractual or legal restrictions under applicable law which at such time would be contravened by its becoming a Loan Party shall not be subject to the requirements of this Section 6.13, or (d) any assets if, in the reasonable judgment of the Administrative Agent evidenced in writing, determined in consultation with the Borrowers, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Secured Parties under the Loan Documents shall not be subject to the requirements of this Section 6.13.

6.14.                     Unrestricted Subsidiaries.  Following the Closing Date and subject to the restrictions and limitations of this Agreement, if a Borrower, or a Subsidiary or an Unrestricted Subsidiary of a Borrower, is permitted to create, purchase or otherwise acquire an entity that would otherwise qualify as a Subsidiary of the Borrowers, the Borrowers shall be permitted to designate such Subsidiary as an Unrestricted Subsidiary by providing the Administrative Agent with written notice 10 Business Days prior to such designation; provided that notwithstanding anything in this Agreement to the contrary, (a) no Subsidiary of the Borrowers in existence as of the Closing Date shall be designated as an Unrestricted Subsidiary without the prior written consent of the Administrative Agent and the Required Lenders acting in their sole and absolute discretion, (b) with respect to any Person acquired in connection with a Permitted Acquisition, such Person shall not be designated as an Unrestricted Subsidiary if such Permitted Acquisition was funded with the proceeds of any Credit Extension and such proceeds have not been repaid in full (other than with proceeds of additional Credit Extensions) within 365 days of the consummation of such Permitted Acquisition, and (c) any Person that Guarantees the obligations under any of the CPILP Notes on or after the Closing Date shall not be permitted to be designated as an Unrestricted Subsidiary, and shall Guarantee the Obligations in favor of the Administrative Agent for the benefit of the Secured Parties on substantially similar terms and conditions.

6.15.                     Distribution of Cash from Subsidiaries and Unrestricted Subsidiaries.  Consistent with past practice and subject to fiduciary obligations, cause each Subsidiary and Unrestricted Subsidiary to distribute to the US Borrowers and CPILP, as applicable, and each US Borrower shall, and the Canadian Borrower shall cause to, distribute to the Canadian Borrower all Available Cash on a regular basis, and in any event at least one time every 60 days; provided that such Subsidiaries and Unrestricted Subsidiaries shall be permitted to retain Available Cash in an amount reasonably necessary for working capital purposes or foreign currency exchange management of such Subsidiary or Unrestricted Subsidiary or to pay required scheduled principal and interest payments in connection with any Indebtedness of such Subsidiary or Unrestricted Subsidiary permitted under the terms of Section 7.03.

6.16.                     Further Assurances.  Execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents and agreements, instruments, assignments, or other documents or agreements, and take or cause to be taken such actions, as the Administrative Agent, the Collateral Agent or the Required Lenders may, from time to time, reasonably request in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect under the laws of the United States or Canada the validity and priority of the security interests created or intended to be created by the Collateral Documents pursuant to Section 6.13 from Subsidiaries formed or acquired after the Closing Date that are not designated as an Unrestricted Subsidiary pursuant to Section 6.14.

6.17.                     Post-Closing Covenant.

(a)                                 The Borrower Agent shall deliver, or cause to be delivered, to the Administrative Agent within 3 Business Days following the Closing Date (or such longer period of time granted by the Administrative Agent in its reasonable discretion), original stock certificates, if any, representing any Capital Stock of CPILP and CPILP (GP).

(b)                                 The Borrower Agent shall deliver, or cause to be delivered on or before November 7, 2011, evidence that the Acquisition (CPILP) was effective at 12:01 a.m. on November 5, 2011.

All conditions precedent and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Loan Documents) and the provisions of Section 5.23, provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 6.17 and Section 5.23 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by Section 6.17 and Section 5.23 have been taken (or were required to be taken).

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding or any other Secured Obligation shall remain outstanding, no Borrower shall, nor shall it permit any Loan Party or Subsidiary or, if applicable, Unrestricted Subsidiary to, directly or indirectly:

7.01.                     Liens.  No Borrower will, nor will it permit any Subsidiaries or Unrestricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or Property of the Borrowers, any Unrestricted Subsidiary or any Subsidiary, or any income or profits therefrom, except as set forth below (collectively, “Permitted Liens”):

(a)                                 Liens pursuant to any Loan Document or to secure the Obligations;

(b)                                 Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c)                                  Liens for taxes, assessments or governmental charges that are not overdue for a period more than any applicable grace period related thereto or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors or other like Liens arising in the Ordinary Course of Business which are not delinquent or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(e)                                  (i) pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA (other than Liens on any Capital Stock pledged as Collateral) and (ii) pledges and deposits in the Ordinary Course of Business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrowers or any of their Subsidiaries and Unrestricted Subsidiaries;

(f)                                   deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for Borrowed Money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) Incurred in the Ordinary Course of Business (other than Liens on any Capital Stock pledged as Collateral);

(g)                                  Liens encumbering any Real Estate subject to a Mortgage that are described on a mortgagee title policy and acceptable to the Administrative Agent in its reasonable discretion;

(h)                                 zoning restrictions, easements, licenses, rights-of-way, provisions, covenants, minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through and under a landlord, ground lessor or owner of the leased property, with or without consent of the lessee) restrictions and other similar encumbrances affecting Real Estate which, in the aggregate, do not materially detract from the value of the Real Estate subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)                                     Liens (other than Liens on any Capital Stock pledged as Collateral) securing judgments, decrees or awards (i) in respect of which the Borrowers or any of their Subsidiaries or Unrestricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings or (ii) not constituting an Event of Default under Section 8.01(h);

(j)                                    Liens (other than Liens on any Capital Stock pledged as Collateral) securing Indebtedness permitted under Section 7.03(f) or Section 7.03(i); provided that (i) such Liens do not at any time encumber any Property other than the Property (except for replacements, additions and accessions to such Property) financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the Property being acquired on the date of acquisition;

(k)                                 Liens on any Property (other than Liens on any Capital Stock pledged as Collateral) (i) of any Subsidiary or Unrestricted Subsidiary which are in existence at the time that such Subsidiary or Unrestricted Subsidiary is acquired pursuant to a Permitted Acquisition, (ii) of any Borrower or any of their respective Subsidiaries or Unrestricted Subsidiaries existing at the time such Property (other than Liens on any Collateral pledged under a Collateral Document) is purchased or otherwise acquired by a Borrower or such Subsidiary or Unrestricted Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement and (iii) of any Subsidiary or any Unrestricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness Incurred pursuant to Section 7.03(h) in connection with such Permitted Acquisition; provided that, with respect to each of the foregoing clauses (i), (ii) and (iii), (A) such Liens (1) are not Incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (2) are applicable only to specific Property (other than Liens on any Capital Stock pledged as Collateral), (3) are not “blanket” or all-asset Liens, other than with respect to the Property of such acquired Subsidiary or Unrestricted Subsidiary, and (4) do not attach to any other property or assets of any Borrower or any of its other Subsidiaries or Unrestricted Subsidiaries and (B) the Indebtedness secured by such Liens is permitted under Section 7.03(h);

(l)                                     Liens in favor of one or more of the Lenders on Property of the Borrowers and their respective Subsidiaries and Unrestricted Subsidiaries to secure obligations of Swap Contracts between a Lender or an Affiliate of a Lender and any of the Borrowers or other Loan Parties permitted under Section 7.03(e), including without limitation, any Swap Contract with a Lender or an Affiliate of a Lender in existence prior to the Closing Date and secured in connection with the Existing Credit Agreement;

(m)                             Liens on Property of any Unrestricted Subsidiary (other than any Unrestricted Subsidiary of CPILP), to secure Indebtedness of such Unrestricted Subsidiaries permitted under Section 7.03(g); provided that such Liens are limited solely to the Property of such Unrestricted Subsidiary.

(n)                                 Liens on Property of CPILP and its Subsidiaries and its Unrestricted Subsidiaries, in each case, solely to the extent that a Lien with the same priority is granted on such Property to the Administrative Agent for the benefit of the Secured Parties, and the beneficiary of such Lien agrees to share any interest in any Property subject to such Lien on a pro rata basis with the Lenders under this Agreement, on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders;

(o)                                 Liens arising from Personal Property Security Act filings or Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrowers and its Subsidiaries in the Ordinary Course of Business;

(p)                                 Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(q)                                 Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(r)                                    leases, licenses, subleases or sublicenses granted to others in the Ordinary Course of Business which do not (i) interfere in any material respect with the business of the Borrowers or any of their Subsidiaries and Unrestricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(s)                                   any interest or title of a lessor, sublessor, licensor or sublicensor (other than any interest in any Capital Stock pledged as Collateral) under leases, subleases, licenses or sublicenses entered into by the Borrowers or any of their Subsidiaries and Unrestricted Subsidiaries in the Ordinary Course of Business;

(t)                                    Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts permitted under the terms of the Loan Documents, and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;

(u)                                 Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts permitted under the terms of the Loan Documents and incurred in the Ordinary Course of Business and not for speculative purposes;

(v)                                 Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, or (ii) relating to pooled deposit or sweep accounts of the Borrowers or any of their Subsidiaries or Unrestricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of the Borrowers or any of their Subsidiaries or Unrestricted Subsidiaries;

(w)                               Liens to secure any refinancing, refunding, extension, renewal or replacement or successive refinancings, refundings, extensions, renewals or replacements as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (b), (j) and (k); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property, after acquired property that is affixed or incorporated into such property, and proceeds and products thereof) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (b) and (l) at the time the original Lien became a Permitted Lien under this Agreement and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(x)                                 Any interest or title of a lessor or sublessor under any lease entered into by the Borrowers or their respective Subsidiaries and Unrestricted Subsidiaries in the Ordinary Course of Business and veering only the assets so leased;

(y)                                 Statutory and common law landlords’ Liens (other than Liens on any Capital Stock pledged as Collateral) under leases to which the Borrowers or any of their respective Subsidiaries and Unrestricted Subsidiaries are a party;

(z)                                  Liens (other than Liens on any Capital Stock pledged as Collateral) arising solely by operation of law or by order of a court or tribunal or other Governmental Authority (or by an agreement of similar effect);

(aa)                          Liens on cash collateral or Cash Equivalents posted as cash collateral posted in connection with Permitted Cash Collateralized Letters of Credit and securing reimbursement obligations therewith;

(bb)                          Any reservations, limitations, exceptions, provisos and conditions, if any, expressed in any original grants from the Crown, including, without limitation, the reservation of any mines and minerals in the Crown or any other Person; and

(cc)                            Liens not otherwise permitted herein securing Indebtedness not in favor of any Affiliate of the Canadian Borrower and not exceeding in the aggregate at any time the principal amount of $10,000,000.

7.02.                     Investments; Acquisition.

(a)                                 No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, directly or indirectly to make any Investment except as set forth below (collectively, “Permitted Investments”):

(i)                                     Investments in Cash Equivalents;

(ii)                                  Investments in connection with the Acquisition (CPILP) and other Investments existing on the Closing Date;

(iii)                               Investments of (A) any Loan Party in any other Loan Party, (B) any Unrestricted Subsidiary in any Loan Party, (C) any Subsidiary in any Loan Party or in any Subsidiary that is not a Loan Party, and (D) any Loan Party in any Subsidiary that is not a Loan Party or in any Unrestricted Subsidiary (or any subsequent Investment by a Subsidiary or Unrestricted Subsidiary in a Similar Business) after the Closing Date (1) with proceeds received in connection with the issuance of Capital Stock (other than Disqualified Stock) of the Canadian Borrower for the purposes of making such Investment or (2) so long as, (x) both before and after giving effect thereto, no Default has occurred and is continuing, (y) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than the Applicable Investment Incurrence Ratio on a pro forma basis, after giving effect to the making of such Investment, and the Interest Coverage Ratio for the previous four-quarter period for which financial statements have been delivered is greater than 2.25 to 1.00 on a pro forma basis, after giving effect to the making of such Investment, and (z) such Investment is made with funds available to the Canadian Borrower that could be utilized by the Canadian Borrower to make a dividend, distribution or other payment under this Agreement or funds that could be made available to the Canadian Borrower by any of its Subsidiaries, Unrestricted Subsidiaries and minority owned interests for such purpose; provided that, in the case of any Investment of the type described in clause (D) above, no such Investment shall be made with the proceeds of any Loan;

(iv)                              Investments made by any Unrestricted Subsidiary with Available Cash of such Unrestricted Subsidiary; provided such Investments do not otherwise violate the other restrictions and limitations of Article VII;

(v)                                 Guarantees permitted by Section 7.03(d);

(vi)                              Swap Contracts permitted by Section 7.03(e);

(vii)                           Acquisition permitted by Section 7.02(b);

(viii)                        advances to employees of the Borrowers or any Subsidiary made in the Ordinary Course of Business not in excess of $5,000,000 outstanding at any one time in the aggregate;

(ix)                              any Investment acquired by the Borrowers or any of their respective Subsidiaries: (i) in exchange for any other Investment or accounts receivable held by a Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (ii) as a result of a foreclosure by a Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(x)                                 loans and advances to current or former management personnel of the Borrowers and/or any entity in which any current or former management personnel of the Borrowers has a beneficial or equity interest, pursuant to any management equity plan or stock option plan or any other management or employee benefit or incentive plan or agreement or any other agreement pursuant to which stock is held for the benefit of such Persons not to exceed $5,000,000 in aggregate principal amount at any time outstanding, the proceeds of which will be used to purchase or redeem, directly or indirectly, shares of Capital Stock of the Canadian Borrower;

(xi)                              advances of money for prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(xii)                           Investments the payment for which consists of Capital Stock of the Canadian Borrower (other than Disqualified Stock);

(xiii)                        any “Permitted Investments” as such term is defined in the Deposit and Disbursement Agreement made by the Borrowers in accordance with Section 3.10 of the Deposit and Disbursement Agreement; and

(xiv)                       Investments consisting of cash collateralizing Permitted Cash Collateralized Letters of Credit;

(xv)                          Other Investments (i) in an amount not to exceed $10,000,0000 in the aggregate at any one time outstanding, or (ii) if the amount of such Investments exceeds $10,000,000 in the aggregate at any one time outstanding but is less than $25,000,000 in the aggregate at any one time outstanding, the Borrowers shall have obtained the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed).

(b)                                 No Borrower will, nor will permit any Subsidiary or Unrestricted Subsidiary to, directly or indirectly make any Acquisition other than a Permitted Acquisition.

7.03.                     Indebtedness, and Issuance of Disqualified Stock.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Indebtedness or issue any shares of Disqualified Stock or permit CPI Preferred Equity to issue any Preferred Stock other than as follows (provided, however, that notwithstanding anything to the contrary in the following, no Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to permit Atlantic Power Limited Partnership or Atlantic Power GP, Inc., or any direct or indirect Subsidiary or Unrestricted Subsidiary thereof to Incur or suffer to exist any Indebtedness or issue any shares of Disqualified Stock or permit CPI Preferred Equity to issue any Preferred Stock other than (x) Refinancing Indebtedness of Indebtedness in effect and in the principal amount outstanding on the Third Amendment Effective Date, and (y) Non-Recourse Project Financing Indebtedness of a direct or indirect Subsidiary or Unrestricted Subsidiary of Atlantic Power Limited Partnership or Atlantic Power GP, Inc. that is acquired after the Third Amendment Effective Date, in each case, solely to the extent permitted hereunder):

(a)                                 Indebtedness under the Loan Documents and any refinancings thereof;

(b)                                 Indebtedness, Disqualified Stock or the CPI Preferred Stock with respect to CPI Preferred Equity, in each case, outstanding on the Closing Date and listed on Schedule 7.03 and any Refinancing Indebtedness thereof (other than Refinancing Indebtedness with respect to the CPI Preferred Stock);

(c)                                  unsecured Indebtedness Incurred in connection with the 2011 Notes on the Closing Date; provided that the aggregate outstanding principal amount of such Indebtedness does not exceed $460,000,000 in the aggregate at any one time;

(d)                                 (i) Guarantees from the Borrowers or any Loan Party in respect of Indebtedness and Disqualified Stock otherwise permitted hereunder of a Loan Party, (ii) Guarantees from any Unrestricted Subsidiary in respect of Indebtedness and Disqualified Stock otherwise permitted hereunder of any other Unrestricted Subsidiary, (iii) unsecured Guarantees from the Borrowers or any Subsidiary (other than CPI Preferred Equity) in respect of obligations of any Subsidiary arising in the Ordinary Course of Business and consistent with past practices, and (iv) Indebtedness consisting of surety or indemnitor obligations under any bond or other contract for the benefit of any Borrower or Subsidiary to the extent Incurred in the Ordinary Course of Business and consistent with past practices;

(e)                                  Swap Obligations (contingent or otherwise) of the Borrowers or any other Loan Party existing or arising under any (i) Swap Contract, provided that such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) other Bank Product Debt;

(f)                                   Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding together with all Indebtedness outstanding under Section 7.03(i) shall not exceed $40,000,000 in the aggregate;

(g)                                  Incurrence of Indebtedness and the issuance of Disqualified Stock by Unrestricted Subsidiaries, Incurred or issued after the Closing Date as follows:

(i)                                     at the time any such Indebtedness is Incurred or any such Disqualified Stock is issued, the Canadian Borrower provides a written certificate of a Responsible Officer demonstrating in reasonable detail and certifying that (A) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than the Applicable Indebtedness Incurrence Ratio on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and the application of the proceeds therefrom, and (B) the Interest Coverage Ratio for the previous four-quarter period for which financial statements have been delivered is greater than 2.25 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such

Indebtedness or the issuance of such Disqualified Stock and the application of the proceeds therefrom; and

(ii)                                  no such Indebtedness (or the Incurrence thereof), nor the issuance of such shares of Disqualified Stock, shall encumber, restrict or in any other way affect or provide recourse to or against any asset or Property of any of the Borrowers or any Subsidiary (other than with respect to Liens on Property directly owned by such Unrestricted Subsidiary and the parents and subsidiaries thereof which constitute Unrestricted Subsidiaries);

(h)                                 Indebtedness of a Subsidiary (other than CPI Preferred Equity) or Unrestricted Subsidiary (i) assumed in connection with any Permitted Acquisition and not otherwise permitted by another clause of this Section 7.03 so long as such Indebtedness is not Incurred in contemplation of such Permitted Acquisition and any refinancing thereof or (ii) Incurred to finance a Permitted Acquisition and any refinancing thereof; provided that if such Indebtedness is secured by a Lien, such Lien does not extend to any assets other than those of the Person (or Persons) acquired, such Indebtedness is not required to be Guaranteed by any Borrower or any Subsidiary of a Borrower, including, without limitation, any Loan Party, the Canadian Borrower provides a written certificate of a Responsible Officer demonstrating in reasonable detail and certifying that (A) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than the Applicable Indebtedness Incurrence Ratio on a pro forma basis, after giving effect to the consummation of such Acquisition and Incurrence or assumption of such Indebtedness, and (B) the Interest Coverage Ratio for the previous four-quarter period for which financial statements have been delivered is greater than 2.25 to 1.0 on a pro forma basis, after giving effect to the consummation of such Acquisition and Incurrence or assumption of such Indebtedness;

(i)                                     Indebtedness secured by fixed or capital assets and property acquired by the Borrowers or any Subsidiary or Unrestricted Subsidiary; provided that such Indebtedness (i) does not exceed the value of such property or assets so acquired, (ii) was in existence prior to the contemplation of such acquisition, (iii) the Lien securing such Indebtedness does not extend to any assets other than those acquired, and (iv) together with all Indebtedness outstanding under Section 7.03(f), does not exceed $40,000,000 in the aggregate; provided further that, in the case of Unrestricted Subsidiaries, such Indebtedness of the Unrestricted Subsidiary shall not encumber, restrict or in any other way affect or provide recourse to or against any asset or Property of any of the Borrowers or any Subsidiary (other than with respect to Liens on Property directly owned by such Unrestricted Subsidiary and the parents and subsidiaries thereof which constitute Unrestricted Subsidiaries);

(j)                                    Indebtedness arising from agreements of the Borrowers or a Subsidiary or Unrestricted Subsidiary of the Borrowers providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary or Unrestricted Subsidiary of the Borrowers in accordance with the terms of this Agreement, other than

Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(k)                                 Intercompany Indebtedness of the Canadian Borrower or its Subsidiaries and Unrestricted Subsidiaries or to the Canadian Borrower or its Subsidiaries or Unrestricted Subsidiaries and the issuance of Disqualified Stock by a Loan Party to another Loan Party; provided that (i) any such Indebtedness or issuance of Disqualified Stock is permitted by Section 7.02(a)(iii) or (xv), (ii) if any such Indebtedness is owed by a Loan Party, such Indebtedness is made pursuant to an intercompany note subordinated in right of payment to the Obligations pursuant to the Intercompany Loan Subordination Agreement, and (iii) if such intercompany note is made by a Loan Party, such intercompany note shall be pledged to the Administrative Agent for the benefit of the Secured Parties, unless a pledge of such intercompany note is prohibited by the terms of any Indebtedness permitted pursuant to this Section 7.03, or with respect to CPILP, the pledge would require the grant of a pari passu security interest in favor of the holders of the CPILP Notes; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Subsidiary of the Borrowers lending such Indebtedness ceasing to be a Subsidiary of the Borrowers or any other subsequent transfer of any such Indebtedness (except to another Borrower or another Subsidiary of the Borrowers) will be deemed, in each case, to be an Incurrence of such Indebtedness;

(l)                                     Indebtedness representing deferred compensation to employees of the Borrowers or any of their Subsidiaries and Unrestricted Subsidiaries incurred in the Ordinary Course of Business or Indebtedness consisting of promissory notes issued by the Borrowers or any of their respective Subsidiaries or Unrestricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of equity interests of the Borrowers or any direct or indirect parent of the Borrowers permitted by Section 7.06 so long as such promissory notes are subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent;

(m)                             Cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n)                                 Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(o)                                 Indebtedness incurred by the Borrowers or any of their Subsidiaries and Unrestricted Subsidiaries in the form of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the Ordinary Course of Business, including in respect of workers compensation claims, health, disability or other employee benefits or property casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(p)                                 obligations in respect of performance, bid, appeal and surety bonds and similar obligations provided by the Borrowers or any of their Subsidiaries and Unrestricted Subsidiaries or obligations in the form of letters of credit, bank guarantees or similar instruments related thereto, in each case in the Ordinary Course of Business;

(q)                                 all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (p) above;

(r)                                    Indebtedness consisting of Permitted Cash Collateralized Letters of Credit;

(s)                                   Incurrence of other unsecured Indebtedness or the issuance of other Disqualified Stock of the Borrowers and the Loan Parties; provided that at the time any such Indebtedness is Incurred or any such Disqualified Stock is issued, the Canadian Borrower provides a written certificate of a Responsible Officer demonstrating in reasonable detail and certifying that (A) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than 6.0 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and the application of the proceeds therefrom and (B) the Interest Coverage Ratio for the previous four-quarter period for which financial statements have been delivered is greater than 2.25 to 1.0 on a pro forma basis, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and the application of the proceeds therefrom; and

(t)                                    Indebtedness of the Borrowers and their Subsidiaries and Unrestricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

(u)                                 Notwithstanding anything in this Section 7.03 to the contrary, Curtis Palmer shall not incur any Indebtedness (including any Guarantees of Indebtedness) other than (i) Indebtedness of Curtis Palmer in existence on the Closing Date, including the guaranty of Indebtedness under the CPI US Notes as amended by the Atlantic (US) GP Note Amendment (and, in each case, Refinancing Indebtedness thereof) and (ii) any Indebtedness (or Guarantees of Indebtedness) in an aggregate principal amount not to exceed $2,500,000 until such time as (x) each of the Required Canadian Hills Collateral Documents (as defined in the Consent and Second Amendment to Credit Agreement dated as of June 22, 2012) have been executed and delivered and (y) the holders of the CPI US Notes agree to permit Curtis Palmer to incur such additional Indebtedness.

7.04.                     Fundamental Changes.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, directly or indirectly, merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)                                 any Wholly-Owned Subsidiary of the Borrowers may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or

(ii) any one or more other Wholly-Owned Subsidiaries or Wholly-Owned Unrestricted Subsidiaries, provided that when any Loan Party is merging with another Subsidiary or Unrestricted Subsidiary, the Loan Party shall be the continuing or surviving Person, and such Loan Party shall have delivered or caused to be delivered to the Administrative Agent an Officers’ Certificate and, if applicable, an opinion of counsel, each stating that such consolidation or merger and any supplemental Collateral Documents required in connection with such merger or consolidation comply with this Agreement and applicable requirements of Law;  and

(b)                                 any Wholly-Owned Subsidiary or Unrestricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Wholly-Owned Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must either be a Borrower or another Loan Party and such Loan Party shall have delivered or caused to be delivered to the Administrative Agent an Officers’ Certificate and, if applicable, an opinion of counsel, each stating that such transfer or Disposition and any supplemental Collateral Documents required in connection with such transfer or Disposition comply with this Agreement and applicable requirements of Law.

7.05.                     Dispositions.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                 (i) the sale or lease of products, services or accounts receivable in the Ordinary Course of Business, (ii) any sale or other disposition of surplus, damaged, worn-out or obsolete assets or property (including, without limitation, inventory, immaterial assets and property no longer commercially viable to maintain and operate) in the Ordinary Course of Business, (iii) the granting of any option or other right to purchase, or otherwise acquire property in the Ordinary Course of Business, (iv) the sale, transfer or other disposition of power, capacity, energy, ancillary services, and other products or services, or the sale of any other inventory or contracts related to any of the foregoing, (v) the sale, lease, conveyance or other disposition for value by any Borrower or any Subsidiary or Unrestricted Subsidiary of fuel or emission credits in the Ordinary Course of Business and (vi) the licensing of intellectual property in the Ordinary Course of Business;

(b)                                 Dispositions of generated power in the Ordinary Course of Business;

(c)                                  Dispositions of equipment to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the Net Proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property;

(d)                                 Dispositions permitted by Section 7.02 or 7.06;

(e)                                  Dispositions of Property by a Borrower or any Subsidiary to another Borrower or to another Subsidiary; provided that if the transferor of such Property is a Borrower or a Guarantor, the transferee thereof must either be a Borrower or a Guarantor;

(f)                                   leases, subleases, licenses or sublicenses (including the provision of software or the licensing of other intellectual property rights) and termination thereof, in each case in the Ordinary Course of Business and which do not materially interfere with the business of the Borrowers and the Subsidiaries and Unrestricted Subsidiaries taken as a whole;

(g)                                  transfers of property subject to casualty events;

(h)                                 any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)                                     any swap of assets in exchange for services or other assets in the Ordinary Course of Business of comparable or greater value or usefulness to the business of the Borrowers and their Subsidiaries and Unrestricted Subsidiaries as a whole, as determined in good faith by the management of the Borrowers;

(j)                                    the unwinding of any Swap Contracts pursuant to its terms;

(k)                                 the dissolution or liquidation of any Subsidiary (other than any Loan Party or any Subsidiary the Capital Stock of which has been pledged as Collateral) with no assets;

(l)                                     Dispositions by the Borrowers and their Subsidiaries of Unrestricted Subsidiaries and Property of Unrestricted Subsidiaries not otherwise permitted under this Section 7.05, and in any event not including any Dispositions of any Collateral; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) at least 75% of the consideration for Property disposed of pursuant to this clause (l) shall consist of cash or Cash Equivalents, and (iii) the Net Proceeds of such Disposition (A) are applied to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business within 365 days of the completion of such Disposition (provided that if any portion of such proceeds are not so used within such 365-day period but within such 365-day period are contractually committed to be used, then upon the termination of such contract (or if any such Net Proceeds are not so used within 18 months of initial receipt), such remaining portion shall constitute Net Proceeds as of the earlier of the date of such termination or expiry of such 18-month period), (B) are applied to make an investment in properties or assets that replace the properties and assets that are the subject of such Disposition within 365 days of the completion of such Disposition, or (C) are applied to permanently reduce Obligations under the Credit Facilities and to correspondingly reduce commitments with respect thereto pursuant to Section 2.07 if not applied in accordance with the terms of the preceding clauses (A) and (B);

(m)                             Disposition of Onondaga Renewables, LLC and its Property and Loblolly Green Power, LLC and its Property; and

(n)                                 any other Disposition or Dispositions not to exceed an aggregate amount of $10,000,000 in any fiscal year.

7.06.                     Restricted Payments and Prepayments of Permitted Indebtedness.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or make any voluntary prepayment, defeasance, redemption or repurchase of any Restricted Indebtedness (collectively, “Voluntary Prepayments”) other than regularly scheduled payments of Indebtedness permitted under Section 7.03 and principal payments of revolving Indebtedness that do not permanently reduce the commitments of such Indebtedness, except that:

(a)                                 any Subsidiary and any Unrestricted Subsidiary may make Restricted Payments to a Borrower or another Loan Party or a Subsidiary of a Loan Party;

(b)                                 the Borrowers and each Subsidiary and Unrestricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

(c)                                  the Canadian Borrower may declare or pay cash dividends to the holders of its Capital Stock, provided that (i) immediately after giving effect to such proposed declaration or payment, no Default or Event of Default would exist, and (ii) the Canadian Borrower provides a written certificate of a Responsible Officer demonstrating in reasonable detail and certifying that (A) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than the Applicable Restricted Payment Incurrence Ratio on a pro forma basis, after giving effect to the making of such payment, and (B) the Interest Coverage Ratio for the previous four-quarter period for which financial statements have been delivered is greater than 2.25 to 1.00 on a pro forma basis, after giving effect to the making of such payment; and provided further, that such cash dividend shall not be paid with the proceeds of any Loans other than in connection with Restricted Payments made in the Ordinary Course of Business of the Canadian Borrower and consistent with past practices to bridge differences between the time required to pay such Restricted Payments and receipt of distributions and cash flows from the Subsidiaries and Unrestricted Subsidiaries to the Canadian Borrower;

(d)                                 the Borrowers or any Subsidiary may repurchase, retire, acquire or retire for value of Capital Stock of any Borrower held by any future, present or former employee, officer, director or consultant of such Borrower or such Subsidiary upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of such Borrower or such Subsidiary; provided that the aggregate amount of all Restricted Payments made pursuant to this clause (d) shall not exceed $5,000,000 in any fiscal year of the Canadian Borrower and shall not exceed $10,000,000 over the term of this Agreement; provided further that no Default or Event of Default has occurred and is continuing or would occur as a result of the making of such Restricted Payments.

(e)                                  the Borrowers and their respective Subsidiaries and Unrestricted Subsidiaries shall be permitted to make Voluntary Prepayments on the Obligations;

(f)                                   the Borrowers and their respective Subsidiaries and Unrestricted Subsidiaries shall be permitted to make Voluntary Prepayments of Restricted Indebtedness; provided, that (i) immediately after giving effect to such proposed Voluntary Prepayment, no Default or Event of Default would exist, and (ii) the Canadian Borrower provides a written certificate of a Responsible Officer demonstrating in reasonable detail and certifying that (A) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than the Applicable Restricted Payment Incurrence Ratio on a pro forma basis, after giving effect to the making of such Voluntary Prepayment, and (B) the Interest Coverage Ratio for the previous four-quarter period for which financial statements have been delivered is greater than 2.25 to 1.00 on a pro forma basis, after giving effect to the making of such Voluntary Prepayment; and provided further, that such Voluntary Prepayment shall not be paid with the proceeds of any Loans;

(g)                                  the Borrowers and their respective Subsidiaries and Unrestricted Subsidiaries shall be permitted to make Voluntary Prepayments of Project Finance Indebtedness (other than Specified Debt or Permitted Corporate Debt); provided, that (i) immediately after giving effect to such proposed Voluntary Prepayment, no Default or Event of Default would exist, (ii) the Canadian Borrower provides a written certificate of a Responsible Officer demonstrating in reasonable detail and certifying that (A) that there is no default or event of default ongoing with respect to such Indebtedness, and (B) such Project is not prohibited from making dividends or distributions by the terms of such Indebtedness due to performance of such Project, (iii) that such Voluntary Prepayment shall not be paid with the proceeds of any Loans, and (iv) the aggregate amount of all such Voluntary Prepayments under this clause (g) does not exceed $25,000,000;

(h)                                 the Borrowers and their respective Subsidiaries and Unrestricted Subsidiaries shall be permitted to make Voluntary Prepayments of Project Finance Indebtedness (other than Specified Debt or Permitted Corporate Debt); provided, that (i) immediately after giving effect to such proposed Voluntary Prepayment, no Default or Event of Default would exist, (ii) the Canadian Borrower provides a written certificate of a Responsible Officer demonstrating in reasonable detail and certifying that (A) the Total Leverage Ratio for the previous four-quarter period is less than the Applicable Restricted Payment Incurrence Ratio on a pro forma basis, after giving effect to the making of such Voluntary Prepayment, (B) the Interest Coverage Ratio for the previous four-quarter period is greater than 2.25 to 1.00 on a pro forma basis, after giving effect to the making of such Voluntary Prepayment, (C) certifying that there is no default or event of default ongoing with respect to such Indebtedness, and (D) such Project is not prohibited from making dividends or distributions by the terms of such Indebtedness due to performance of such Project, and (iii) the aggregate amount of Loan proceeds applied to all Voluntary Prepayments under this clause (h) does not exceed $25,000,000.

(i)                                     the Borrowers and their Subsidiaries and Unrestricted Subsidiaries may make Voluntary Prepayments of Indebtedness (x) from the proceeds of Refinancing Indebtedness incurred in respect thereof and (y) Voluntary Prepayments of Indebtedness or portion thereof during the 60 day period immediately preceding the date on which such Indebtedness or portion thereof, as the case may be, is due.

7.07.                     Change in Nature of Business, or Project Documents.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, directly or indirectly, (a) engage in any material line of business substantially different from any Similar Business or those lines of business conducted by any of the Borrowers or their respective Subsidiaries on the date hereof, or (b) Consent or agree to any material amendment or modification to any Project Document if such material amendment or modification could reasonably be expected to result in a Material Adverse Effect.

7.08.                     Transactions with Affiliates.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, directly or indirectly, make any payment or to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any Property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, or advance with, or for the benefit of, any direct or indirect Affiliate of the Borrowers (each of the foregoing, an “Affiliate Transaction”) other than:

(a)                                 (i) any transactions between or among Loan Parties, (ii) any transaction among any Borrower and any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction that is not otherwise prohibited under this Agreement and (iii) any transaction among any Borrower, any Subsidiary,  any Unrestricted Subsidiary or any other Affiliate Transaction that is on terms at least as favorable as might reasonably have been obtained at such time in an arm’s length transaction from an unaffiliated party; and

(b)                                 any transaction on terms substantially as favorable to the Borrowers or such Subsidiary as would be obtainable by the Borrowers or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

The provisions of this Section 7.08 shall not apply to the following:

(i)                                     Permitted Investments permitted by Section 7.02 and Restricted Payments permitted by Section 7.06;

(ii)                                  the payment of reasonable and customary fees and out of pocket expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrowers, or any Subsidiary;

(iii)                               any agreement in effect on the Closing Date and disclosed to the Administrative Agent on Schedule 7.08 or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect) or any transaction contemplated thereby;

(iv)                              the existence of, or the performance by the Borrowers or any Subsidiary or Unrestricted Subsidiary of the Borrowers of its respective obligations under the terms of, any shareholders agreement (including any registration rights agreement or purchase agreement related thereto) or services agreement to which it is a party as of the Closing Date and any similar agreements (including any operating agreements or limited partnership agreements) which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrowers or any of their respective Subsidiaries or Unrestricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (iv) to the extent that the terms of any such amendment or new agreement are not otherwise materially adverse to the Lenders in any material respect; and

(v)                                 an Affiliate Transaction between one or more Unrestricted Subsidiaries; provided that for the avoidance of doubt, any Affiliate Transaction involving a Subsidiary and an Unrestricted Subsidiary shall be subject to the provisions of Section 7.08, unless otherwise excluded pursuant to a provision of clauses (i) or (ii); above.

7.09.                     Burdensome Agreements.  No Borrower will, nor will it permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of any Subsidiary (i) to make Restricted Payments to the Borrowers or any Guarantor or to otherwise transfer Property to the Borrowers or any Guarantor, (ii) pay any Indebtedness owed to any Borrower or any of its Subsidiaries, (iii) to Guarantee the Indebtedness of the Borrowers, (iv) to make loans or advances to any of the Borrowers or any of their Subsidiaries, (v) to sell, lease or transfer any of its properties or assets to any of the Borrowers or any of its Subsidiaries, or (vi) to create, Incur, assume or suffer to exist Liens on Property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except in each case for such encumbrances or restrictions existing under or by reason of:

(A)                               contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement;

(B)                               the Convertible Note Indentures, the CPILP Note Agreements or the 2011 Note Documents, in each case as in effect on the Closing Date;

(C)                               applicable law or any applicable rule, regulation or order;

(D)                               any agreement or other instrument relating to Indebtedness of a Person acquired by a Borrower or any Subsidiary or Unrestricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired;

(E)                                any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition;

(F)                                 Secured Indebtedness or Liens otherwise permitted to be Incurred pursuant to Sections 7.01 and 7.03 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(G)                               restrictions on cash or other deposits or net worth imposed by customers under Contracts entered into in the Ordinary Course of Business that impose restrictions of the type described in Section 7.09(a)(v) herein;

(H)                              customary provisions in joint venture agreements, limited partnership agreements and other similar agreements entered into in the Ordinary Course of Business;

(I)                                   customary provisions contained in leases and other similar agreements entered into in the Ordinary Course of Business; or

(J)                                   any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (I) above; provided that (x) such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the board of directors or other similar governing body of the Canadian Borrower, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, (y) with respect to any refinancing of Indebtedness of Piedmont Green Power, LLC, in the good faith judgment of Piedmont Green Power, LLC the terms of such refinancing would not materially and adversely affect its cash flow or (z) with respect to any refinancing of Indebtedness by an Unrestricted Subsidiary, the terms of this Section 7.09 shall not apply.

7.10.                     Use of Proceeds.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing margin stock or to refund indebtedness originally Incurred for such purpose, (b) make any make any Voluntary Prepayments permitted under Section 7.06(f) or (g) or to make Voluntary Prepayments under Section 7.06(h) in excess of $25,000,0000 or make any Restricted Payments permitted under Section 7.06(c) (other than Restricted Payments permitted under Section 7.06(c) made in the Ordinary Course of Business of the Canadian Borrower and consistent with past practices to bridge differences between the time required to pay such Restricted Payments and receipt of distributions and cash flows from Subsidiaries and Unrestricted Subsidiaries of the Canadian Borrower).

7.11.                     Financial Covenant.  No Borrower will, nor will it permit any Subsidiary or Unrestricted Subsidiary to, at any time, (a) permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter for such fiscal quarter and the immediately preceding three fiscal quarters, to be less than 2.25 to 1.00, or (b) permit the Total Leverage Ratio, calculated as of the end of each fiscal quarter for such fiscal quarter and the immediately preceding three fiscal quarters, to be greater than (i) 7.50 to 1.00 from the Third Amendment Effective Date through the fiscal quarter ending June 30, 2014, (ii) 7.25 to 1.00 beginning with the fiscal quarter ending September 30, 2014 through the fiscal quarter ending March 31, 2015, and (iii) 7.00 to 1.00 beginning with the fiscal quarter June 30, 2015 and at all times thereafter; provided however, that if the Borrowers fail to receive at least $100,000,000 in cash in connection with one or more Atlantic Power Dispositions prior to June 30, 2013, the Total Leverage Ratio, calculated as of the end of each fiscal quarter for such fiscal quarter and the immediately preceding three fiscal quarters, shall not be greater than 6.50 to 1.00.

7.12.                     Organic Documents.  Amend, modify or otherwise change any of its Organization Documents as in effect on the Closing Date in any manner that would have a material and adverse effect on the Lenders.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01.                     Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within 5 Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any facility, utilization or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Borrower shall fail to comply with perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.12,  or 6.17(b), or Article VII; or

(c)                                  Other Defaults.  Any Loan Party fails or refuses to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed, and such failure or refusal continues for 30 days after such Loan Party’s being notified of such failure or refusal by the Administrative Agent, the L/C Issuer or any Lender; or

(d)                                 Representations and Warranties.  Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered by it in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) any Borrower, any Guarantor, or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), inclusive of any grace, extension, forbearance or similar period, in respect of any Indebtedness having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, for a period beyond the applicable grace, cure, extension, forbearance or other similar period the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or the beneficiary or beneficiaries of any applicable Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guarantee to become payable of more than $25,000,000 in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an “Early Termination Date” (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower, any Guarantor, or any Subsidiary is the “Defaulting Party” (as defined in such Swap Contract) or (B) any “Termination Event” (as defined in such Swap Contract) under such Swap Contract as to which any Borrower, any Guarantor, or any Subsidiary is an “Affected Party” (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Borrower, such Guarantor, or such Subsidiary as a result thereof is greater than $25,000,000; provided, that any event described in the preceding clauses (i) and (ii) that relates to a Non-Loan Party Subsidiary (other than CPI Preferred Equity) shall not constitute an Event of Default unless such event constitutes a Specified Project Effect; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 45 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for 45 calendar days, or an order for relief is entered in any such proceeding; provided, that any event described in this subsection (f) that relates to a Non-Loan Party Subsidiary (other than CPI Preferred Equity) shall not constitute an Event of Default unless such event constitutes a Specified Project Effect; or

(g)                                  Inability to Pay Debts.  Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due as provided in Title 11 of the United States Bankruptcy Code; provided, that any event described in this subsection (g) that relates to a Non-Loan Party Subsidiary (other than CPI Preferred Equity) shall not constitute an Event of Default unless such event constitutes a Specified Project Effect; or

(h)                                 Judgments.  There is entered against any Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the $25,000,0000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment for which enforcement proceedings have been commenced, by reason of a pending appeal or otherwise, is not in effect; provided, that any event described in this subsection (h) that relates to a Non-Loan Party Subsidiary (other than CPI Preferred Equity) shall not constitute an Event of Default unless such event constitutes a Specified Project Effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) the US Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j)                                    Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control.

(l)                                     Default Under Project Document.  Any Borrower, any Guarantor or any of their Subsidiaries shall default under or breach any Project Document if such default or breach could reasonably be expected to result in a Material Adverse Effect; provided, however, that if and only if (i) such breaches or defaults do not in the aggregate constitute a Specified Project Effect, then (ii) such breaches or defaults shall be deemed not to result in a Material Adverse Affect for purposes of this Section 8.01(l).

8.02.                     Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)                                  require the Loan Parties to Cash Collateralize L/C Obligations; and

(d)                                 exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law, subject to the requirements of Section 203 of the Federal Power Act for prior authorization;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or any other applicable bankruptcy or insolvency law, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to either Borrower shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03.                     Application of Funds.

(a)                                 Obligations.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III, but excluding amounts relating to Bank Products), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations (excluding amounts relating to Bank Products), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing in connection with any Swap Obligations related to Swap Contracts with Lenders and permitted under Section 7.03(e), ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit issued by such L/C Issuers;

Sixth, to payment of all other Obligations other than Bank Product Debt and Obligations due and owing to Defaulting Lenders;

Seventh, to payment of Bank Product Debt constituting Obligations other than Obligations due and owing to Defaulting Lenders;

Eighth, to payment of any other Obligations due and owing to Defaulting Lenders; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Amounts distributed with respect to any Bank Product Debt shall be the actual amount of Bank Product Debt most recently reported in writing to the Administrative Agent.

(b)                                 Application of Payments.  Notwithstanding anything to the contrary set forth in any of the Loan Documents, all payments on behalf of a Borrower or Guarantor shall be applied first to Obligations denominated in the same currency as the payments received, until all Obligations are paid in full (except as otherwise provided herein); provided that payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of the Administrative Agent, in the event that the Administrative Agent elects to accept and apply such amounts when there are no Obligations (other than L/C Obligations or other contingent Obligations) then outstanding in the same currency, the Administrative Agent shall convert such currency received to the currency in which the Obligations are denominated at the Spot Rate on such date (regardless of whether such rate is the best available rate) and in such event, Borrowers shall pay the costs of such conversion (or the Administrative Agent may, at its option, charge such costs to the loan account of any Borrower maintained by the Administrative Agent) and to the extent any

Borrower or Guarantor, directly or indirectly, uses any proceeds of the applicable Loans or L/C Obligations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and L/C Obligations that were not used for such purposes and second to the Obligations arising from Loans and L/C Obligations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.  For purposes of this Section 8.03, “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(c)                                  Loans in Respect of Bankers’ Acceptances.  If any Borrower does not pay to the Administrative Agent for the account of the Lenders the face amount of any unmatured Bankers’ Acceptance or BA Equivalent Note required to be paid pursuant to Section 2.06, the Administrative Agent on behalf of the Lenders may at its option at any time without notice to the Borrowers give notice to the Lenders to make a Cdn. Prime Rate Loan to the Borrowers equal to the face amount of all unmatured Bankers’ Acceptances and BA Equivalent Notes, such Loan not to bear interest.  The proceeds of such Loan will be held by each Lender in a non-interest bearing cash collateral account for the benefit of the Borrowers and will be applied in payment of such Bankers’ Acceptances as they mature or otherwise as the Lender may require.  The Borrowers will each execute and deliver as security for such Loans all such security as the Lenders may deem necessary or advisable including an assignment of the credit balance in respect of such Cash Collateral account.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01.                     Appointment and Authority.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of Montreal to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (in particular, to act as a pledge administrator for the purposes of any security governed by US Law or the Laws of any other jurisdiction).  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02.                     Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

Each of Bank of Montreal and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Swap Contracts or Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, the Loan Parties and their Affiliates, as if Bank of Montreal were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of Montreal and its Affiliates may receive information regarding the Loan Parties and their Affiliates (including information subject to confidentiality obligations), and each Lender agrees that Bank of Montreal and its Affiliates shall be under no obligation to provide such information to the Lenders, if acquired in such individual capacity and not as Administrative Agent hereunder.

9.03.                     Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or any L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04.                     Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.                     Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06.                     Resignation of Administrative Agent.  The Administrative Agent may resign at any time by giving at least 30 days prior written notice thereof to the Lenders, the L/C Issuers and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor reasonably acceptable to the Borrower Agent, which acceptance shall neither be unreasonably withheld or delayed, and which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (c) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person, remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring or removed Administrative Agent gives notice of its resignation, then the retiring or removed Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above with the written consent of the Borrower Agent, which consent shall not be unreasonably withheld or delayed; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring, retired or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of Montreal as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit having the same terms (other than pricing not specified in Section 2.03(i)), including face amount as, and, in substitution for, the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

In connection with any resignation of the Administrative Agent under this Agreement, Bank of Montreal in its capacity as Collateral Agent under the Collateral Agency and Intercreditor Agreement may resign as Collateral Agent pursuant to the terms thereof.

9.07.                     Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08.                     No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09.                     Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10.                     Collateral and Guaranty Matters.  The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                 to release (or direct the Collateral Agent to release) any Lien on any Property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold, transferred or to be transferred or otherwise disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b)                                 to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

9.11.                     Other Agents; Arrangers, Etc.  None of the Lenders identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “collateral agent,” “arranger,” “lead arranger” or “book manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.
MISCELLANEOUS

10.01.              Amendments, Etc.  Except for any increase in the Aggregate Revolving Commitment pursuant to Section 2.17, which amendments and increase shall only require the consents described in Section 2.17, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) by any Borrower hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable by any Borrower hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(e)                                  change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f)                                   change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)                                  release all or substantially all Guarantors from the Guaranty without the written consent of each Lender;

(h)                                 release all or substantially all of the Collateral without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuers in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the foregoing, the Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

10.02.              Notices and Other Communications; Facsimile Copies.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrowers, the Administrative Agent or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of the Borrowers, the Administrative Agent and the L/C Issuers may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent and the L/C Issuers.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)                                  Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, each

L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03.              No Waiver; Cumulative Remedies.  No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04.              Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and out-of-pocket disbursements of one U.S. and one Canadian counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all Extraordinary Expenses, (iii) all reasonable out-of-pocket expenses incurred by each of the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of one U.S. and one Canadian counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Rate should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Administrative Agent, for the pro rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be due on demand.

(b)                                 Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for all Indemnitees), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party have obtained a final and nonappealable judgment in its or their favor on such claim as determined by a court of competent jurisdiction.  This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless such damages arise from the gross negligence or willful misconduct of such Indemnitee.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than 10 Business Days after demand therefor.

(f)                                   Survival.  Each party’s obligations under this Section shall survive (i) the termination of the Loan Documents and the payment, satisfaction or discharge of the Obligations (other than with respect to Bank Product Debt and Swap Obligations) and (ii) resignation of the Administrative Agent and any L/C Issuer, or the replacement of any Lender.

10.05.              Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.06.              Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d)

of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

(i)                                     except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                               any assignment of a Commitment must be approved by the Administrative Agent, each of the L/C Issuers and so long as no Event of Default has occurred and is continuing, the Borrower Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv)                              the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with the Assignment Fee in the amount, if any, required as set forth in Schedule 10.06; provided that the Administrative Agent may elect to waive such processing and recordation fee in the case of any assignment.  The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(v)                                 in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers, the Lenders and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, enter in a register the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)                                 Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii).  Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee in the amount of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)                                     Resignation as an L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any Lender that is an L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such Lender may, upon 45 days’ notice to the Borrowers and the other Lenders, resign as an L/C Issuer. If a Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  Upon the appointment of any successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) such successor L/C Issuer shall issue letters of credit having the same terms (other than pricing not specified in Section 2.03(i)), including face amount as, and, in substitution for, the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

10.07.              Treatment of Certain Information; Confidentiality.

(a)                                 Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any Bank Product or Swap Contract, (vii) with the consent of the Borrowers or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

(b)                                 For purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c)                                  Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (i) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including Federal Securities Laws and state securities Laws.

10.08.              Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.09.              Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law or would result in any Lender collecting interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10.              Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11.              Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.12.              Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the

Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.13.              Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.14.              Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender fails to give its consent to any amendment, waiver or action for which consent of all Lenders, each Lender affected thereby or other similar formulation was required and Required Lenders consented, or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrowers shall have paid to the Administrative Agent the Assignment Fee;

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                                 such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.15.              Canadian Borrower Service of Process.  The Canadian Borrower hereby irrevocably appoints Corporation Service Company its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Article X and consents to process being served in any such suit, action or proceeding upon Corporation Service Company in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company’s address referred to in Section 10.02.  The Canadian Borrower agrees that such service (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.  Nothing in this Section 10.15 shall affect the right of any Lender to serve process in any manner permitted by Law or limit the right of any Lender to bring proceedings against any Loan Party in any court of any jurisdiction or jurisdictions.

10.16.              Governing Law.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE, SUBJECT TO SUCH OTHER FORM OF NOTICE AS MAY BE REQUIRED UNDER APPLICABLE LAW WITH RESPECT TO THE CANADIAN BORROWER.

10.17.              Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18.              Time of the Essence.  Time is of the essence of the Loan Documents.

10.19.              Entire Agreement.  This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements among the parties.

10.20.              Joint and Several Liability of Borrowers.

(a)                                 The liability of the Borrowers for all amounts due to the Administrative Agent or any Lender under this Agreement shall be joint and several regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent or such Lender accounts for such Loans or other extensions of credit on its books and records.  Each Borrower’s Obligations with respect to Loans made to it, and each Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

(b)                                 Each Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to another Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (1) the validity or enforceability, avoidance or subordination of the Obligations of such other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of such other Borrower, (2) the absence of any attempt to collect the Obligations from such other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (3) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any

Lender with respect to any provision of any instrument evidencing the Obligations of such other Borrower, or any part thereof, or any other agreement now or hereafter executed by such other Borrower and delivered to the Administrative Agent or any Lender, (4) the failure by the Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of such other Borrower, (5) the Administrative Agent’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (6) any borrowing or grant of a security interest by such other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (7) the disallowance of all or any portion of the Administrative Agent’s or any Lender’s claim(s) for the repayment of the Obligations of such other Borrower under Section 502 of the Bankruptcy Code, or (8) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of such other Borrower.  With respect to each Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and the Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Administrative Agent or any Lender.

(c)                                  Upon any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against either Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations, subject to all applicable Laws including any requirements under Section 203 of the Federal Power Act for prior authorization.  Each Borrower consents and agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

10.21.              Contribution and Indemnification between the Borrowers.  Each Borrower is obligated to repay the Obligations as joint and several obligor under this Agreement.  To the extent that a Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the other Borrower hereunder or other Obligations incurred directly and primarily by the other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrower in an amount, for such other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of both of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”) or Section 271 of the New York Uniform Fraudulent Conveyance Act (the “UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Sections 274 and 275 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy

Code or Section 4 of the UFTA, or Section 275 of the UFCA.  All rights and claims of contributions, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations.  The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

10.22.              Appointment of Borrower Agent as Agent for Requesting Loans and Receipts of Loans and Statements.  Each Borrower hereby designates the Canadian Borrower (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, any L/C Issuer or any Lender.  Borrower Agent hereby accepts such appointment.  The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of either Borrower.  The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of the Administrative Agent, L/C Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

10.23.              USA Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

10.24.              Binding Effect; Amendment and Restatement of Existing Credit Agreement.  This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 4.01 have been satisfied and when it shall have been executed by the Borrowers and the Administrative Agent, and the Administrative Agent shall receive copies hereof (telecopied or otherwise) which, when taken together, bear the signatures of each Lender (including the L/C Issuers), and thereafter this Agreement shall be binding upon and inure to the benefit of each Borrower, each Lender (including the L/C Issuers) and the Administrative Agent, together with their respective successors and assigns.  This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the Obligations evidenced or secured thereby or provided for thereunder.

10.25.              Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.26.              Lender Action.  Other than following an Event of Default under Section 8.01(f), each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 10.26 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ATLANTIC POWER CORPORATION, as Canadian Borrower
ATLANTIC POWER GENERATION, INC., as a US Borrower
ATLANTIC POWER TRANSMISSION, INC., as a US Borrower

By:
Name: Barry E. Welch
Title: President of each of the entities listed above

[Signature Page 1 to Credit Agreement]

BANK OF MONTREAL, as Administrative Agent

By:
Name: Kevin Utsey
Title: Director

By:
Name: Guy Amato
Title: Managing Director

BANK OF MONTREAL, as an L/C Issuer and as a Lender

By:
Name: Kevin Utsey
Title: Director

By:
Name: Guy Amato
Title: Managing Director

[Signature Page 2 to Credit Agreement]

UNION BANK CANADA BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page 3 to Credit Agreement]

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 4 to Credit Agreement]

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:
Name: William Graham
Title: Managing Director

[Signature Page 5 to Credit Agreement]

Schedules

to

Amended and Restated Credit Agreement

These Schedules modify, supplement and form a part of the representations or warranties of Borrowers contained in that certain Amended and Restated Credit Agreement dated November 4, 2011 by and among  Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“Canadian Borrower”), Atlantic Power Generation, Inc., a Delaware corporation, (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”), (each of APG and APT is referred to individually herein as a “US Borrower” and collectively as the “US Borrowers” and together with the Canadian Borrower, each individually a “Borrower” and collectively, the “Borrowers”), each lender from time to time party thereto (“Lenders”), each of the L/C issuers from time to time party thereto in such capacity and Bank of Montreal, as Administrative Agent, Union Bank, N.A. as Syndication Agent, The Toronto-Dominion Bank and Morgan Stanley Bank, N.A. as Co-Documentation Agents, and BMO Capital Markets, Union Bank, Canada Branch and The Toronto-Dominion Bank as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”).  Unless the context indicates otherwise, all capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement.  A matter disclosed in any Schedule shall be deemed disclosed for purposes of all other Schedules.  Notwithstanding any materiality qualifications in any of Borrowers’ representations or warranties in the Credit Agreement, for administrative ease, certain items have been included herein that are not considered by Borrowers to be material to Borrowers’ business, financial condition or results of operations.  The inclusion of any item herein shall not be deemed to be an admission by Borrowers that such item is material to their business, financial condition or results of operations, nor shall it be deemed an admission of any obligation or liability to any third party.  Any description of any document included in the Schedules is qualified in all respects by a reference to the full text of such document.

SCHEDULE 1.01(a)

APPLICABLE DESIGNEES

Applicable Designee
Lender of Record	Lender to US Borrowers	Lender to Canadian Borrower

Bank of Montreal Address:	Bank of Montreal, Chicago Branch 115 South LaSalle Street, 17 West Chicago, Illinois 60603	Bank of Montreal 1 First Canadian Place 100 King Street West Toronto, Ontario M5X 1A1

Union Bank, Canada Branch Address:	Union Bank, N.A. 445 S. Figueroa Street Los Angeles, CA 90071	Union Bank, Canada Branch 440 2nd Avenue SW, Suite 730 Calgary, Alberta, Canada T2P 5E9

The Toronto-Dominion Bank Address:	Toronto Dominion (New York) LLC 66 Wellington Street West 8th Floor, TD Tower Toronto, Ontario M5K 1A2	The Toronto-Dominion Bank 66 Wellington Street West 8th Floor, TD Tower Toronto, Ontario M5K 1A2

Morgan Stanley Bank, N.A. Address:	Morgan Stanley Bank, N.A. One Utah Center 201 South Main Street , 5th Floor Salt Lake City, Utah 84111	Morgan Stanley Bank, N.A. One Utah Center 201 South Main Street , 5th Floor Salt Lake City, Utah 84111

Schedule 1.01(b)

Existing Letters of Credit

Atlantic Power Corporation

Letters of Credit-Capital Power

				Current
Beneficiary	Project	Description	Expiry Date	Amount	Country

Public Service Co. of Colorado	Manchief Power, LLC	PPA obligation(credit rating down grade)	5/1/2012	30,180,000	US

Southern California Edison	Oxnard, LLC	PPA obligation	5/25/2012	354,758	US

China National Electric	Manquam	Manquam turbine retrofit (supports hydrolic turbine parts)	12/14/2011	162,000	US

Minstry of Agriculture and Lands	Manquam	Tenure offer over crown lands for Queen Charlotte	2/28/2012	20,000	CA

Her Majesty the Queen in Right of the Province of Alberta	Manquam	Tenure offer for Manquam	9/13/2013	10,000	CA

Royal Bank of Canada		Backstop RBC CAD Letters of Credit		31,500	CA

Royal Bank of Canada		Backstop RBC USD Letters of Credit		397,038	CA

Puget Sound	Frederickson	O&M agreement/JOA qualified operator	11/4/2012	20,000,000	US

Total CPILP Letters of Credit				51,155,296

				Current
Beneficiary	Project	Description	Expiry Date	Amount	Country

Florida Power Corporation	Lake	PPA obligation	5/31/2012	4,250,000	US

Citibank, N.A.	Atlantic Path 15, LLC	Debt Service Reserve	6/22/2012	4,650,000	US

Citibank, N.A.	Atlantic Holdings Path 15, LLC	Debt Service Reserve	6/22/2012	3,050,000	US

Fortis	Gregory	PPA obligation	7/23/2012	1,705,185	US

TECO	Pasco	PPA obligation	11/30/2011	10,000,000	US

El Paso	Auburndale	Gas supply obligation	11/30/2011	3,500,000	US

PEF	Auburndale	PPA obligation	10/31/2011	4,400,000	US

PEF	Orlando	PPA obligation	10/14/2011	1,600,000	US

Union Bank	Auburndale	Debt Service Reserve	11/30/2011	5,500,000	US

Union Bank	Piedmont	Equity Cost Overrun	10/20/2011	5,827,000	US

Consumers Energy Company	Cadillac	PPA	7/16/2012	4,100,000	US

Total APC Forecasted Letters of Credit				48,582,185

Total Forecasted Letters of Credit				99,737,481

Schedule 1.01(c)

Guarantors

1.                                      Capital Power Income L.P.

2.                                      CPI Income Services Ltd.

3.                                      CPI Power (US) GP

4.                                      Curtis Palmer, LLC

5.                                      Atlantic Power Corporation

6.                                      Atlantic Power Generation, Inc.

7.                                      Atlantic Power Transmission, Inc.

8.                                      Atlantic Power Holdings, Inc.

9.                                      Atlantic Power Services Canada GP Inc.

10.                               Atlantic Power Services Canada LP

11.                               Atlantic Power Services, LLC

12.                               Teton Power Funding, LLC

13.                               Harbor Capital Holdings, LLC

14.                               Epsilon Power Funding, LLC

15.                               Atlantic Auburndale, LLC

16.                               Auburndale LP, LLC

17.                               Auburndale GP, LLC

18.                               Badger Power Generation I, LLC

19.                               Badger Power Generation, II, LLC

20.                               Badger Power Associates, LP

21.                               Atlantic Cadillac Holdings, LLC

22.                               Atlantic Idaho Wind Holdings, LLC

23.                               Atlantic Idaho Wind C, LLC

24.                               Baker Lake Hydro, LLC

25.                               Olympia Hydro, LLC

26.                               Teton East Coast Generation, LLC

27.                               NCP Gem, LLC

28.                               NCP Lake Power, LLC

29.                               Lake Investment, LP

30.                               Teton New Lake, LLC

31.                               Lake Cogen Ltd.

32.                               Atlantic Renewables Holdings, LLC

33.                              Orlando Power Generation I, LLC

34.                               Orlando Power Generation II, LLC

35.                               NCP Dade Power, LLC

36.                               NCP Pasco LLC

37.                               Dade Investment, LP

38.                               Pasco Cogen, Ltd.

39.                               Atlantic Piedmont Holdings LLC

40.                               Teton Selkirk, LLC

41.                               Teton Operating Services, LLC

Schedule 1.01(d)

Pledgors

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
1.	Atlantic Auburndale, LLC	Auburndale LP, LLC	Membership Interests	100%	Uncertificated
2.	Atlantic Idaho Wind C, LLC	RP Wind ID, LLC	Membership Interests	99%	Uncertificated
3.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind A, LLC	Membership Interests	100%	Uncertificated
4.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind C, LLC	Membership Interests	100%	Uncertificated
5.	Atlantic Power Corporation	Atlantic Power Generation, Inc.	Common Shares	100%	1
6.	Atlantic Power Corporation	Atlantic Power Services Canada GP Inc.	Common Shares	100%	2
7.	Atlantic Power Corporation	Atlantic Power Services Canada LP	Limited Partner Units	100%	LP-1
8.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Preferred Shares	100%	1-A
9.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Common Shares	100%	1
10.	Atlantic Power Corporation	Capital Power Income L.P.	Limited Partnership Interests	99.9958%	00100003ZQ and 00100004ZQ
11.	Atlantic Power Corporation	CPI Income Services Ltd.	Common Shares	100%	C-7
12.	Atlantic Power Generation, Inc.	Atlantic Power Holdings, Inc.	Common Shares	100%	1
13.	Atlantic Power Holdings, Inc.	Atlantic Power Services, LLC	Membership Interests	100%	Uncertificated
14.	Atlantic Power Holdings, Inc.	Harbor Capital Holdings, LLC	Membership Interests	100%	Uncertificated
15.	Atlantic Power Holdings, Inc.	Teton Power Funding, LLC	Membership Interests	100%	Uncertificated
16.	Atlantic Power Holdings, Inc.	Epsilon Power Funding, LLC	Membership Interests	100%	Uncertificated
17.	Atlantic Power Services Canada GP Inc.	Atlantic Power Services Canada LP	General Partner Units	100%	GP-1
18.	Atlantic Power Transmission, Inc.	Atlantic Cadillac Holdings, LLC	Membership Interests	100%	Uncertificated
19.	Atlantic Power Transmission, Inc.	Atlantic Idaho Wind Holdings, LLC	Membership Interests	100%	Uncertificated
20.	Atlantic Power Transmission, Inc.	Atlantic Piedmont Holdings, LLC	Membership Interests	100%	Uncertificated
21.	Atlantic Renewables Holdings, LLC	AP Onondaga, LLC	Membership Interests	100%	Uncertificated
22.	Auburndale LP, LLC	Auburndale GP, LLC	Membership Interests	100%	Uncertificated
23.	Badger Power Generation I LLC	Badger Power Associates, L.P.	General Partnership Interests	0.5%	Uncertificated
24.	Badger Power Generation II LLC	Badger Power Associates, L.P.	Limited Partnership Interests	97%	Uncertificated
25.	Baker Lake Hydro LLC	Concrete Hydro Partners, L.P.	Limited Partnership Interests	99%	Uncertificated

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
26.	CPI Income Services Ltd.	Capital Power Income L.P.	Limited Partnership Interests	0.0042%	00100002ZQ
27.	Dade Investment, L.P.	Pasco Cogen, Ltd.	Limited Partnership Interests	98%	Uncertificated
28.	Harbor Capital Holdings, LLC	Atlantic Auburndale, LLC	Membership Interests	100%	Uncertificated
29.	Harbor Capital Holdings, LLC	Atlantic Renewables Holdings, LLC	Membership Interests	100%	Uncertificated
30.	Lake Investment, L.P.	Lake Cogen, Ltd.	Limited Partnership Interests	48.9%	Uncertificated
31.	NCP Dade Power LLC	Dade Investment, L.P.	General Partnership Interests	1%	Uncertificated
32.	NCP Dade Power LLC	Pasco Cogen, Ltd.	General Partnership Interests	2%	Uncertificated
33.	NCP Gem LLC	Lake Investment, L.P.	Limited Partnership Interests	99%	Uncertificated
34.	NCP Lake Power LLC	Lake Cogen, Ltd.	General Partnership Interests	1%	Uncertificated
35.	NCP Lake Power LLC	Lake Investment, L.P.	General Partnership Interests	1%	Uncertificated
36.	NCP Pasco LLC	Dade Investment, L.P.	Limited Partnership Interests	99%	Uncertificated
37.	Olympia Hydro LLC	Concrete Hydro Partners, L.P.	General Partnership Interests	0.5%	Uncertificated
38.	Teton East Coast Generation LLC	NCP Dade Power LLC	Membership Interests	100%	Uncertificated
39.	Teton East Coast Generation LLC	NCP Gem LLC	Membership Interests	100%	Uncertificated
40.	Teton East Coast Generation LLC	NCP Lake Power LLC	Membership Interests	100%	Uncertificated
41.	Teton East Coast Generation LLC	NCP Pasco LLC	Membership Interests	100%	Uncertificated
42.	Teton East Coast Generation LLC	Teton New Lake, LLC	Membership Interests	100%	Uncertificated
43.	Teton East Coast Generation LLC	Teton Selkirk LLC	Membership Interests	100%	Uncertificated
44.	Teton New Lake, LLC	Lake Cogen, Ltd.	Limited Partnership Interests	50.1%	Uncertificated
45.	Teton Power Funding, LLC	Badger Power Associates, L.P.	General Partnership Interests	0.5%	Uncertificated
46.	Teton Power Funding, LLC	Badger Power Associates, L.P.	Limited Partnership Interests	2%	Uncertificated

2

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
47.	Teton Power Funding, LLC	Badger Power Generation I LLC	Membership Interests	100%	Uncertificated
48.	Teton Power Funding, LLC	Baker Lake Hydro LLC	Membership Interests	100%	Uncertificated
49.	Teton Power Funding, LLC	Olympia Hydro LLC	Membership Interests	100%	Uncertificated
50.	Teton Power Funding, LLC	Orlando Power Generation I LLC	Membership Interests	100%	Uncertificated
51.	Teton Power Funding, LLC	Orlando Power Generation II LLC	Membership Interests	100%	Uncertificated
52.	Teton Power Funding, LLC	Teton East Coast Generation LLC	Membership Interests	100%	Uncertificated
53.	Teton Power Funding, LLC	Badger Power Generation II LLC	Membership Interests	100%	Uncertificated
54.	Teton Power Funding, LLC	Teton Operating Services, LLC	Membership Interests	100%	Uncertificated

3

Schedule 1.01(e)

Projects

Project Holding Entities:

1.                                      Auburndale LP, LLC

2.                                      Auburndale GP, LLC

3.                                      Badger Power Associates, L.P.

4.                                      Atlantic Cadillac Holdings, LLC

5.                                      Epsilon Power Partners, LLC

6.                                      RP Wind ID, LLC

7.                                      Atlantic Idaho Wind A, LLC

8.                                      Concrete Hydro Partners, L.P.

9.                                      Lake Investment, LP

10.                               Teton New Lake, LLC

11.                               NCP Lake Power, LLC

12.                               AP Onondaga, LLC

13.                               Orlando Power Generation I, LLC

14.                               Orlando Power Generation II, LLC

15.                               Dade Investment, LP

16.                               NCP Dade Power, LLC

17.                               Atlantic Holdings Path 15, LLC

18.                               Atlantic Piedmont Holdings, LLC

19.                               Rollcast Energy, Inc.

20.                               Atlantic Renewables Holdings, LLC

21.                               Teton Selkirk, LLC

22.                               CPI Preferred Equity Ltd.

23.                               CPI (CP) LLC

24.                               Manchief Holding LLC

25.                               CPIDC, Inc.

26.                               Fredrickson Power Management, Inc.

27.                               CPI Power Enterprises, LLC

28.                               CPI USA Ventures LLC

29.                               CPI USA Holdings LLC

30.                               Curtis Palmer LLC

Projects:

1.                                      Auburndale Power Partners, L.P.

2.                                      Lake Cogen Ltd.

3.                                      Pasco Cogen Ltd.

4.                                      Atlantic Path 15, LLC

5.                                      Cadillac Renewable Energy, LLC

6.                                      Piedmont Green Power, LLC

7.                                      Rollcast Energy, Inc.

8.                                      Capital Power Income L.P.

9.                                      Coastal Rivers Power Corporation

10.                               CPI Power (Williams Lake) Ltd.

11.                               Fredrickson Power L.P.

12.                               Thermo Power & Electric LLC

13.                               Manchief Power Company LLC

14.                               Applied Energy LLC

15.                               EF Oxnard LLC

16.                               Curtis/Palmer Hydroelectric Company L.P.

17.                              EF Kenilworth LLC

18.                               Morris Cogeneration, LLC

2

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Lender	US Borrower Commitment	Canadian Borrower Commitment	Aggregate Commitment	Pro Rata Share
Bank of Montreal	$58,333,333.33	$29,166,666.67	$87,500,000.00	29.16666667%
The Toronto-Dominion Bank		$29,166,666.67
Toronto Dominion (New York) LLC	$58,333,333.33		$87,500,000.00	29.16666666%
Morgan Stanley Bank, N.A.	$50,000,000.00	$25,000,000.00	$75,000,000.00	25.00000000%
Union Bank Canada Branch	$33,333,333.34	$16,666,666.66	$50,000,000.00	16.66666667%
Total	$200,000,000.00	$100,000,000.00	$300,000,000.00	100%

Schedule 5.06

Litigation

None.

Schedule 5.09

Environmental Matters

None.

Schedule 5.13

Subsidiaries

Part (a) Subsidiaries and Unrestricted Subsidiaries:

1.                                      Capital Power Income LP

2.                                      CPI Income Services, Ltd.

3.                                      CPI Preferred Equity Ltd.

4.                                      CPI Power (US) GP

5.                                      Curtis Palmer, LLC

6.                                      Atlantic Power Generation, Inc.

7.                                      Atlantic Power Transmission, Inc.

8.                                      Atlantic Power Holdings, Inc.

9.                                      Teton Power Funding, LLC

10.                               Harbor Capital Holdings, LLC

11.                               Epsilon Power Funding, LLC

12.                               Atlantic Auburndale, LLC

13.                               Auburndale LP, LLC

14.                               Auburndale GP, LLC

15.                               Badger Power Generation I, LLC

16.                               Badger Power Generation, II, LLC

17.                               Badger Power Associates, LP

18.                               Atlantic Cadillac Holdings, LLC

19.                               Atlantic Idaho Wind Holdings, LLC

20.                               Atlantic Idaho Wind C, LLC

21.                               Baker Lake Hydro, LLC

22.                               Olympia Hydro, LLC

23.                               Teton East Coast Generation, LLC

24.                               NCP Gem, LLC

25.                               NCP Lake Power, LLC

26.                               Lake Investment, LP

27.                              Teton New Lake, LLC

28.                               Lake Cogen Ltd.

29.                               Atlantic Renewables Holdings, LLC

30.                               AP Onondaga, LLC

31.                               Orlando Power Generation I, LLC

32.                               Orlando Power Generation II, LLC

33.                               NCP Dade Power, LLC

34.                               NCP Pasco LLC

35.                               Dade Investment, LP

36.                               Pasco Cogen, Ltd.

37.                               Atlantic Piedmont Holdings LLC

38.                               Teton Selkirk, LLC

39.                               Atlantic Idaho Wind A, LLC

40.                               RP Wind ID, LLC

41.                               Atlantic Holdings Path 15, LLC

42.                               Atlantic Path 15, LLC

43.                               Atlantic Power Services Canada GP Inc.

44.                               Atlantic Power Services Canada LP

45.                               Cadillac Renewable Energy, LLC

46.                               Epsilon Power Partners, LLC

47.                               Atlantic Path 15 Transmission, LLC

48.                               Atlantic Power Services, LLC

49.                               CP Energy Services (Canada) Inc.

50.                               Coastal Rivers Power Corporation

51.                               CPI Power (Williams Lake) Ltd.

52.                               CPI Investments Inc. (to be dissolved)

53.                               CPI Energy Services (US) LLC

54.                               CPIDC, Inc.

55.                               Frederickson Power L.P.

56.                               Manchief Power Company LLC

57.                               Morris Cogeneration, LLC

58.                               Applied Energy LLC

59.                               Curtis/Palmer Hydroelectric Company L.P.

60.                              EF Kenilworth LLC

61.                               EF Oxnard LLC

62.                               Thermo Power & Electric LLC

63.                               CPI Power Holdings Inc.

64.                               CPI Power USA LLC

65.                               CPI FPLP Holdings LCC

66.                               Frederickson Power Management Inc.

67.                               CPI Power Enterprises LLC

68.                               Manchief Inc.

69.                               Manchief Holding LLC

70.                               CPI (CP) LLC

71.                               CPI USA Ventures LLC

72.                               CPI USA Holdings LLC

73.                               Concrete Hydro Partners L.P.

74.                               Path 15 Funding TV, LLC

75.                               Path 15 Funding KBT, LLC

76.                               Path 15 Funding, LLC

77.                               Auburndale Power Partners, L.P.

78.                               Rollcast Energy, Inc.

79.                               Piedmont Green Power, LLC

80.                               Teton Operating Services, LLC

Part (b)  Subsidiaries Delivering Guaranties:

See Schedule 1.01(c) for list of Guarantors.

Part (c) Other Entities Owned by Borrowers:

2

1.                                      Badger Creek Ltd.

2.                                      Chambers Cogeneration Limited Partnership

3.                                      Delta Person LLC

4.                                      Javelin Energy, LLC

5.                                      Idaho Wind Partners 1, LLC

6.                                      Koma Kulshan Associates L.P.

7.                                      Onondaga Renewables, LLC

8.                                      Orlando Cogen Limited L.P.

9.                                     Selkirk Cogen Partners L.P.

10.                               Cokenergy LLC

11.                               Ironside Energy LLC

12.                               North Lake Energy LLC

13.                               Portside Energy LLC

14.                               Primary Energy Recycling Holdings LLC

15.                               Primary Energy Operations LLC

16.                               Harbor Coal LLC

17.                               PCI Associates (Partnership)

18.                               III/PCO, Inc.

19.                               Ispat Inland Inc.

20.                               Mittal Steel

21.                               Gregory Power, LLC

22.                               Selkrik Cogen Funding Corporation

Part (d) Post Acquisition Diagram:

See attached.

3

ATLANTIC POWER CORPORATION

POST ACQUISITION DIAGRAM

Atlantic Power Corporation
Atlantic Power Transmission, Inc.
Atlantic Piedmont Holdings LLC
5.0% owned by Rollcast Energy
95%
Piedmont Green Power, LLC
Path 15 Funding TV, LLC
Path 15 Funding KBT, LLC
22.57%
Atlantic Path 15 Transmission, LLC
47.33%
Path 15 Funding, LLC
30.1%
Atlantic Holdings Path 15, LLC
Atlantic Path 15, LLC
Atlantic Cadillac Holdings, LLC
Cadillac Renewable Energy, LLC
Atlantic Idaho Wind Holdings, LLC
Atlantic Idaho Wind C, LLC
99.0%
RP Wind ID, LLC
Atlantic Idaho Wind A, LLC
Atlantic Power Generation, Inc.
Atlantic Power Holdings, Inc.
Atlantic Power Services, LLC
Atlantic Power Services Canada GP Inc.
99.99% LP
0.01% GP
Atlantic Power Services Canada LP
Teton Power Funding, LLC
Teton Operating Services, LLC
Badger Power Generation I, LLC
Badger Power Generation II, LLC
0.5% GP
97.0% LP
Badger Power Associates, LP
0.5% GP
2.0% LP
Orlando Power Generation I, LLC
Orlando Power Generation II, LLC
Baker Lake Hydro, LLC
99.0% LP
Olympia Hydro, LLC
0.5% GP
Concrete Hydro Partners, L.P.
Teton East Coast Generation, LLC
NCP Gem, LLC
99.0% LP
NCP Lake Power, LLC
1.0% GP
Lake Investment, LP
Teton New Lake, LLC
1.0% GP
48.9% LP
50.1% LP
Lake Cogen Ltd.
NCP Dade Power, LLC
1.0% GP
NCP Pasco LLC
99.0% LP
Dade Investment, LP
2.0% GP
98.0% LP
Pasco Cogen, Ltd.
Teton Selkirk, LLC
Harbor Capital Holdings, LLC
Epsilon Power Partners, LLC
Atlantic Renewables Holdings, LLC
AP Onondaga, LLC
Rollcast Energy, Inc.
Atlantic Auburndale, LLC
Auburndale LP, LLC
99.0% LP
Auburndale GP, LLC
1.0% GP
Auburndale Power Partners, LP
Epsilon Power Funding, LLC
CPI Income Services, Ltd.
0.0042% GP
99.9958% LP
Publicly Held Preferred Shares
Capital Power Income L.P.
100% Common Shares
Coastal Rivers Power Corporation
CPI Power (Williams Lake) Ltd.
CPI Preferred Equity Ltd.
CP Energy Services (Canada) Inc.
99.5%
0.5%
Preferred Shares
CPI Power (US) GP
CPI Power Holdings Inc.
100% Common
CPI FPLP Holdings LLC
Frederickson Power Management Inc.
CPIDC, Inc.
0.1% GP
99.9% LP
Frederickson Power L.P.
99.0%
1.0%
CPI Power USA LLC
CPI Power Enterprises LLC
Manchief Inc.
Manchief Holding LLC
Manchief Power Company LLC
Curtis Palmer LLC
CPI (CP) LLC
0.01% GP
99.99% LP
Curtis Palmer Hydroelectric Company L.P.
CPI Energy Services (US) LLC
Morris Cogeneration, LLC
CPI USA Ventures LLC
Thermo Power & Electric LLC
CPI USA Holdings LLC
EF Kenilworth LLC
EF Oxnard LLC
Applied Energy LLC
100%

Doc ID: 8310522

Schedule 7.01

Existing Liens

1.                                      Liens granted in connection with the Convertible Note Indenture.

2.                                      Attached are the UCC lien search results.

Schedule 7.03

Existing Indebtedness

TARGET NOTES

C$210 million Senior Unsecured Notes of Capital Power Income L.P., due 2036

US$150 million Senior Guaranteed Notes of CPI Power (US) GP, due 2017

US$75 million Senior Guaranteed Notes of CPI Power (US) GP, due 2019

US$190 million Senior Unsecured Notes of Curtis Palmer, due 2014

SECURED INDEBTEDNESS OF CANADIAN BORROWER AND EXISTING UNSECURED INDEBTEDNESS OF BORROWERS

C$44.9 million Convertible Debentures of Canadian Borrower, due 2014

C$68.1 million Convertible Debentures of Canadian Borrower, due 2017

C$80.5 million Convertible Debentures of Canadian Borrower, due 2017

US$300 million Senior Secured Revolver of Canadian Borrower. (Pending)

PROJECT LEVEL INDEBTEDNESS

Entity	Type and $ Amount
Selkirk Cogen Partners	Bonds	11,439,506
Atlantic Path 15, LLC	Senior Secured Bonds	68,271,471
Atlantic Holdings Path 15, LLC	Senior Secured Bonds	38,065,986
Epsilon Power Partners, LLC	Term Facility	35,357,388
Chambers	Term Loan	26,949,321
	Public Bonds	40,000,000
Gregory	Term Loan	13,068,384
Delta Person	Term Loan	9,679,196
Atlantic Path 15 Transmission, LLC	Senior Secured Bonds	43,989,351
Auburndale	Term Loan	14,350,000
Cadillac	Term Loan	39,990,000
	Notes	1,390,000
Idaho Wind	Term Loan	50,240,098
	L/C Facility	20,500,000
Piedmont	Term Loan	14,422,329
	L/C Facility	16,200,000
	Bridge Loan	50,953,575

PREFERRED STOCK OF CPI PREFERRED EQUITY LTD.

C$125 million Perpetual Preferreds (Series 1) of CPI Preferred Equity Ltd.

C$100 million Rate Reset Preferreds (Series 2) of CPI Preferred Equity Ltd.

HIGH YIELD NOTES

US$460 9% million Senior Unsecured Notes of Canadian Borrower (Pending)

INTERCOMPANY INDEBTEDNESS

$400,000,000 13% Unsecured Subordinated Note of Atlantic Power Holdings, Inc, payable to APG

$400,000,000 13% Unsecured Subordinated Note of APG payable to Canadian Borrower

OTHER INDEBTEDNESS

A.                                    Pursuant to the Guaranty made as of August 1, 1997 (the “Orlando Guaranty”) by Air Products and Chemicals, Inc. (and subsequently assumed by Atlantic Power Holdings, Inc.) for the benefit of ABB Power Generation, Inc., (“ABB”) Teton Power Funding, LLC guarantees payment by Orlando CoGen Limited, L.P. (“Orlando CoGen”) of 50% of the Termination Amount (as defined in the Gas Turbine Hot Gas Path Protection Plan dated as of August 1, 1997 (the “Orlando Maintenance Agreement”) between ABB and Orlando CoGen) upon termination of the Orlando Maintenance Agreement by Orlando CoGen pursuant to Section 13.1 of the Orlando Maintenance Agreement.  The Termination Amount is an amount equal to the sum of (i) a cancellation fee (not to exceed $250,000) and (ii) certain outstanding fees under the Orlando Maintenance Agreement.

B.                                    Pursuant to the Consent and Agreement entered into as of March, 2004 by and among Orlando Power Generation I Inc., Orlando Power Generation II Inc, Orlando Power Holdings, L.L.C., Orlando CoGen (I), Inc., Orlando CoGen Limited, L.P., the Management Committee of the Partnership, Aquila, Inc., UtilCo Group Inc., Teton Power Funding, LLC, El Paso Power Operations Company, El Paso Merchant Energy, L.P. (“EPMELP”), El Paso Corporation (El Paso), Orlando Cogen Fuel, LLC, Orlando Cogen II, LLC and Northern Star Generation LLC, Teton Power Funding, LLC agreed to replace the credit support currently being provided by El Paso to BP Amoco in respect of the Gas Purchase and Sales Agreement dated December 3, 1991, between BP Amoco and EPMELP and related contracts.  Teton Power Funding LLC’s maximum liability with respect to such credit support is $2,500,000.

C.                                    Pursuant to a Guaranty dated as of November 17, 2004 by Atlantic Power Holdings, LLC in favor of ArcLight Energy Partners Fund I, L.P. (“ArcLight”), Atlantic Power Holdings, LLC guaranteed certain obligations of ArcLight related to Delta Person Limited Partnership and Javelin Energy, LLC.  The total potential liability of Atlantic Power Holdings, LLC under the guaranty is $7,300,000.

2

Schedule 7.08

Affiliate Transactions

1.                                      The intercompany notes referenced on Schedule 7.03.

2.                                      The operations and management agreement to be entered between CPI Power USA LLC and Atlantic Power Services, LLC.

3.                                      The operations and management agreement to be entered into between CPI Preferred Equity Ltd. and Atlantic Power Services Canada LP.

4.                                      The operations and management agreement to be entered into between CPILP and Atlantic Power Services Canada LP.

5.                                      That certain Operation and Management Agreement dated November 1, 2008 between Teton Operating Services, LLC and Auburndale Power Partners, LP.

6.                                      That certain Facilities Operation, Maintenance and Marketing Agreement dated December 31, 2002 between Lake Cogen, Ltd. and Teton Operating Services, LLC, as amended.

7.                                      That certain Cogeneration Facility Operation and Maintenance Agreement dated July 1, 1999 between Pasco Cogen, Ltd. and Teton Operating Services, LLC.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

BORROWER AGENT

Atlantic Power Corporation

200 Clarendon Street, 25th Floor

Boston, MA 02116

Attn:                                                                    Barry Welch

Telephone:                                   617-977-2401

Fax:                                                                       617-531-6369

Email:                                                            bwelch@atlanticpowercorporation.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions for US Borrowers ):

Bank of Montreal, Chicago Branch

Agency Services
115 South LaSalle Street, 17 West

Chicago, Illinois 60603

Attention:  Terri Mikula

Fax: (312) 461-3458
Email:  terri.mikula9@bmo.com

Administrative Agent’s Office
(for payments and Requests for Credit Extensions for Canadian Borrowers ):

Bank of Montreal

Agent Bank Services
234 Simcoe Street, 3rd Floor

Toronto, Ontario, M5T 1T4

Attention:  Manager, Agent Bank Services

Fax: (416) 598-6218

L/C ISSUER:

( for US Borrowers ):

Bank of Montreal, Chicago Branch

Agency Services
115 South LaSalle Street, 17 West

Chicago, Illinois 60603

Attention:  Terri Mikula

Fax: (312) 461-3458
Email:  terri.mikula9@bmo.com

(for Canadian Borrowers ):

Bank of Montreal

Agent Bank Services
234 Simcoe Street, 3rd Floor

Toronto, Ontario, M5T 1T4

Attention:  Manager, Agent Bank Services

Fax: (416) 598-6218

2

LENDERS:

BANK OF MONTREAL, as a Lender

For Requests for Credit Extensions for US Borrowers:

Bank of Montreal, Chicago Branch

Agency Services
115 South LaSalle Street, 17 West

Chicago, Illinois 60603

Attention:  Terri Mikula

Fax: (312) 461-3458
Email:  terri.mikula9@bmo.com

For Requests for Credit Extensions for Canadian Borrowers:

Bank of Montreal

Agent Bank Services
234 Simcoe Street, 3rd Floor

Toronto, Ontario, M5T 1T4

Attention:  Manager, Agent Bank Services

Fax: (416) 598-6218

Notices (other than Requests for Credit Extensions):

BMO Capital Markets
100 King Street West, 4th Floor
M5X-1A1 Toronto, Ontario, Canada
Attention:                                         Jeffrey Currie

Telephone:                                   416-359-6869

Fax:                                                                       416-359-7796

Email:                                                            JeffreyD.Currie@bmo.com

UNION BANK, CANADA BRANCH

For Request for Credit Extensions for US Borrowers:

Union Bank, N.A.

Los Angeles, CA

Attention:                                         Gena Robles

Telephone:                                   323-720-2522

Fax:                                                                       323-724-6198

Email:                                                            gena.robles@unionbank.com

3

Attention:                                         Maria Suncin

Telephone:                                   323-720-2870

Fax:                                                                       323-724-6198

Email:                                                            maria.robles@unionbank.com

For Requests for Credit Extensions for Canadian Borrowers:

Union Bank, Canada Branch
San Francisco, CA

Attention:                                         Karla Marin, Operations
Telephone:                                   415-765-2410

Fax:                                                                       415-765-2653

Email:                                                            karla.marin@unionbank.com

Attention:                                         Rebecca Sarmiento, Operations

Telephone:                                   415-765-2549

Fax:                                                                       403-770-8868

Email:                                                            rebecca.sarmiento@unionbank.com

Notices (other than Requests for Credit Extensions):

Union Bank, Canada Branch
445 S. Figueroa Street

Los Angeles, CA 90071

Attention:                                         Carmelo Restifo, Vice President
Telephone:                                   213-236-6517
Email:                                                            carmelo.restifo@unionbank.com

Attention:                                         Nick Boyd, Assistant Vice President

Telephone:                                   403.233.4808

Email:                                                            nick.boyd@unionbank.com

THE TORONTO-DOMINION BANK

For Requests for Credit Extensions:

The Toronto-Dominion Bank
77 King Street, W

18th Floor Royal Trust Tower

Toronto, Ontario M5K 1A2

Attention:                                         Tara Harripaul, Analyst
Telephone:                                   416-982-7744
Fax:                                                                       416-983-1708

Email:                                                            tara.boodram-harripaul@tdsecurities.com

4

Attention:                                         Maria Castillo

Telephone:                                   416-307-0529

Notices (other than Requests for Credit Extensions):

The Toronto-Dominion Bank
66 Wellington Stret, W

8th Floor TD Tower

Toronto, Ontario M5K 1A2

Attention:                                         Rahim Kabani
Telephone:                                   416-982-7786
Fax:                       416-944-5164
Email:            rahim.kabani@tdsecurities.com

5

MORGAN STANLEY BANK, N.A.

For Requests for Credit Extensions:

Morgan Stanley Bank, N.A.

1000 Lancaster Street

Baltimore, MD 21202
Attention:                                         Morgan Stanley Loan Servicing
Telephone:                                   443-627-4355
Fax:                                                                       718-233-2140
Email:                                                            msloanservicing@morganstanley.com

Notices (other than Requests for Credit Extensions):

Morgan Stanley Bank, N.A.
One Utah Center

201 South Main Street, 5th Floor

Salt Lake City, Utah 84111

Attention:                                         Carrie D. Johnson
Telephone:                                   801-236-3655
Fax:                                                                       718-233-0967
Email:                                                            docs4loans@ms.com

1585 Broadway Avenue, 4th Floor

New York, NY 10036

Attention:                                         Michael Monk

Telephone:                                   212-761-2962

Fax:                                                                       212-507-7690

Email:                                                            Michael.Monk@morganstanley.com

6

SCHEDULE 10.06

PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $3,500 for each assignment (unless otherwise waived); provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $3,500 plus the amount set forth below:

Transaction:	Assignment Fee:

First two concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-
Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500

EXHIBIT A-1

FORM OF LOAN NOTICE

Date:                        ,

To:          Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia, Canada (the “Canadian Borrower”), Atlantic Power Generation, Inc., a Delaware corporation, and Atlantic Power Transmission, Inc., a Delaware corporation (collectively, the “Borrowers”), the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, and Bank of Montreal, as Administrative Agent and an L/C Issuer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests a Borrowing of Loans:

1.             By                             [specify Borrower].

2.             On                             (a Business Day).

3.             In the amount of $                                .

4.             Such loan shall be denominated in the following currency:                                 .

[US Dollar Denominated Loan made as a Eurocurrency Rate Loan to any of the Borrowers, or US Prime Rate Loan to any of the US Borrowers or US Base Rate Loan, Cdn. Dollar denominated Loan made as a Bankers’ Acceptance or Cdn. Prime Rate Loan to the Canadian Borrower]

5.             For Eurocurrency Rate Loans and Bankers’ Acceptances:  with an Interest Period of           months.

ATLANTIC POWER CORPORATION, as Borrower Agent

By:
Name:
Title:

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

Date:                        ,

To:          Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia, Canada (the “Canadian Borrower”), Atlantic Power Generation, Inc., a Delaware corporation, and Atlantic Power Transmission, Inc., a Delaware corporation (collectively, the “Borrowers”), the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, and Bank of Montreal, as Administrative Agent and an L/C Issuer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby request (select one):

☐ A conversion of Loans	☐ A continuation of Loans

1.             By                             [specify Borrower].  The proposed [conversion] [continuation] relates to the Borrowing of [Eurocurrency Rate Loans with an Interest Period ending on                        ,         ] [Bankers’ Acceptance with an Interest Period ending on                        ,         ] [US Base Rate Loan] [US Prime Rate Loan] [Cdn. Prime Rate Loan] [Base Rate Loan in [insert currency]] originally made on                        , 20     (the “Outstanding Borrowing”) in the principal amount of                        .

2.             On                             (a Business Day).

3.             In the amount of $                                .

4.             The Outstanding Borrowing shall be [continued as a Borrowing of [Eurocurrency Rate Loan] [Bankers’ Acceptance] with an Interest Period of          months] [converted into a Borrowing of [US Base Rate Loan] [US Prime Rate Loan] [Cdn. Prime Rate Loan] [[Eurocurrency Rate Loan] [Bankers’ Acceptance] with an Interest Period of          months] [Base Rate Loan in [insert currency]].

ATLANTIC POWER CORPORATION, as Borrower Agent

By:
Name:
Title:

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (each, a “Borrower”), hereby jointly and severally promise to pay to [                                          ] or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to one or more of the Borrowers under that certain Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the undersigned, the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, and Bank of Montreal, as Administrative Agent and an L/C Issuer.

The Borrowers each hereby promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in US Dollars with respect to US Dollar Loans and Cdn. Dollars with respect to Cdn. Dollar Loans in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF.

[Signature Page Follows]

B-1

ATLANTIC POWER CORPORATION

By:
Name:
Title:

ATLANTIC POWER GENERATION, INC.

By:
Name:
Title:

ATLANTIC POWER TRANSMISSION, INC.

By:
Name:
Title:

B-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Borrower	Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-3

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                                              ,

To:          Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia, Canada (the “Canadian Borrower”), Atlantic Power Generation, Inc., a Delaware corporation, and Atlantic Power Transmission, Inc., a Delaware corporation (collectively, the “Borrowers”), the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, and Bank of Montreal, as Administrative Agent and an L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                       of the Canadian Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a)(i) of the Credit Agreement for the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries for the fiscal year of the Canadian Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries for the fiscal quarter of the Canadian Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Canadian Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries in accordance with US GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by the attached financial statements.

3.             A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to them.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.             The representations and warranties of the Borrowers contained in Article V  and of the Borrowers and each other Loan Party contained in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided, however, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.             The calculation of (a) the Total Leverage Ratio set forth on Schedule 2 attached hereto is true and accurate on and as of the date of this Certificate and reflects a Total Leverage Ratio for the fiscal quarter ending                          , 20[    ] of          to 1.00 and (b) the Interest Coverage Ratio set forth on Schedule 2 attached hereto is true and accurate on and as of the date of this Certificate and reflects an Interest Coverage Ratio for the fiscal quarter ending                          , 20[    ] of          to 1.00.

6.             The total amount of all Guarantees from the Borrowers or any Subsidiary or Unrestricted Subsidiary of obligations to make equity contributions in Project Development Companies and not included in the calculation of Consolidated Total Net Debt is $                              .

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,                 .

SCHEDULE 1
to the Compliance Certificate

[Financial Statements Attached]

Sch 2-1

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.             Section 7.11(a) — Interest Coverage Ratio.

A.            Consolidated EBITDA for the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis for four consecutive fiscal quarters ending on above date (“Subject Period”):

Consolidated Net Income for Subject Period:	$

Plus, without duplication, the following, to the extent deducted in calculating such Consolidated Net Income (and in each case, with respect to any Subsidiary or Unrestricted Subsidiary that is not a Wholly-Owned Subsidiary, in an amount reflecting the pro rata percentage of the Capital Stock owned by the Borrowers or their Subsidiaries in such Subsidiary or Unrestricted Subsidiary):

1.	Consolidated Interest Expense for Subject Period, amortization of deferred financing fees and original issue discount:	$

2.

Provision for taxes based on income, profits or capital gains of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries, including federal, state, local and foreign income taxes, franchise taxes and foreign withholding taxes paid or accrued by the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries for Subject Period, including penalties and interest related to such taxes or arising from any tax examinations:

$

3.	Depreciation and amortization expenses for Subject Period:	$

Sch 2-1

4.

any net after-tax (A) extraordinary or (B) nonrecurring gains or losses or income or expenses (less all fees and expenses relating thereto) including, without limitation, any severance expenses, and fees, expenses or charges related to any offering of any equity interests of the Canadian Borrower, any Investment, any Acquisition or Indebtedness permitted to be incurred hereunder or refinancings thereof (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions for Subject Period:

$

5.	Any net loss from disposed, abandoned or discontinued operations, and assets for sale to the extent such loss is a non-cash loss for Subject Period:	$

6.

All non-cash losses or expenses included or deducted in calculating net income (or loss) for Subject Period, including, without limitation, any non-cash loss or expense associated with employee incentive agreements, any non-cash loss or expense due to the application of FAS No. 106 regarding post-retirement benefits, FAS No. 133 regarding hedging activity, FAS No. 142 regarding impairment of goodwill, FAS No. 150 regarding accounting for financial instruments with debt and equity characteristics and non-cash expenses deducted as a result of any grant of equity interests to employees, officers or directors, but excluding any non-cash loss or expense (A) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (B) relating to a write-down, write-off or reserve with respect to Accounts and Inventory (as such terms are defined in the UCC):

$

Sch 2-2

Minus:

	7.	Non-cash gains for Subject Period (to the extent increasing Consolidated Net Income):	$

Consolidated EBITDA (Consolidated Net Income
		+ Lines I.A.1 + 2 + 3 + 4 + 5 + 6 – 7):	$

B.	Consolidated Interest Expense for the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis for Subject Period:		$

C.	Interest Coverage Ratio
	((Line II.A.) ÷ (Line II.B.)):		to 1.00

[Minimum permitted:  2.25:1.00]

II.            Section 7.11(b) — Total Leverage Ratio.

A.

Consolidated Total Net Debt of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries that are consolidated entities of the Canadian Borrower in accordance with GAAP for four consecutive fiscal quarters ending on above date (“Subject Period”) in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding (x) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition and (y) the amount of any Non-Recourse Project Finance Indebtedness of any Subsidiary or Unrestricted Subsidiary that is not a Wholly-Owned Subsidiary that is in excess of the pro rata percentage of the Capital Stock owned by the Borrowers or their Subsidiaries in such Subsidiary or Unrestricted Subsidiary, in each case, to the extent such Indebtedness would be reflected on a balance sheet of the Borrowers prepared as of such date on a consolidated basis in accordance with GAAP), consisting of the sum of:

Sch 2-3

1.	Indebtedness for Borrowed Money as of the date of determination:	$

2.	The capitalized amount of any Capitalized Lease Obligation for Subject Period as of the date of determination:	$

3.	The capitalized amount of the remaining lease payments under the relevant Synthetic Lease Obligation for Subject Period as of the date of determination:	$

4.	Debt obligations evidenced by promissory notes or similar instruments as of the date of determination:	$

Minus:

5.

The aggregate amount of unrestricted cash and Cash Equivalents of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries that would be reflected on a balance sheet of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries as of such date (in each case free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 of the Credit Agreement) to the extent such cash or Cash Equivalents is held in a deposit account or securities account in which the Canadian Borrower or its Subsidiaries and Unrestricted Subsidiaries have granted a first priority security interest to the Collateral Agent or Administrative Agent, as applicable, for the benefit of the Secured Parties pursuant to a Collateral Document:

$

6.	Non-Recourse Project Finance Indebtedness of a Subsidiary or Unrestricted Subsidiary that is a Project Development Company and that has not

Sch 2-4

yet achieved Commercial Operations, such Project Finance Indebtedness provided further, that at no time shall more than $350,000,000 of such Project Finance Indebtedness be excluded from the determination of the amount of Consolidated Total Net Debt

$

Consolidated Total Net Debt
	(Lines II.A.1 + 2 + 3 + 4 – 5-6):		$

B.

Consolidated EBITDA for the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis for the Subject Period (and in each case, with respect to any Subsidiary or Unrestricted Subsidiary that is not a Wholly-Owned Subsidiary, in an amount reflecting the pro rata percentage of the Capital Stock owned by the Borrowers or their Subsidiaries in such Subsidiary or Unrestricted Subsidiary):

	Consolidated Net Income for Subject Period:		$

Plus, without duplication, the following, to the extent deducted in calculating such Consolidated Net Income:

	1.	Consolidated Interest Expense for Subject Period, amortization of deferred financing fees and original issue discount:	$

2.

Provision for taxes based on income, profits or capital gains of the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries, including federal, state, local and foreign income taxes, franchise taxes and foreign withholding taxes paid or accrued by the Canadian Borrower and its Subsidiaries and Unrestricted Subsidiaries for Subject Period, including penalties and interest related to such taxes or arising from any tax examinations:

$

	3.	Depreciation and amortization expenses for Subject Period:	$

Sch 2-5

4.

any net after-tax (A) extraordinary or (B) nonrecurring gains or losses or income or expenses (less all fees and expenses relating thereto) including, without limitation, any severance expenses, and fees, expenses or charges related to any offering of any equity interests of the Canadian Borrower, any Investment, any Acquisition or Indebtedness permitted to be incurred hereunder or refinancings thereof (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions for Subject Period:

$

5.	Any net loss from disposed, abandoned or discontinued operations, and assets for sale to the extent such loss is a non-cash loss for Subject Period:	$

6.

All non-cash losses or expenses included or deducted in calculating net income (or loss) for Subject Period, including, without limitation, any non-cash loss or expense associated with employee incentive agreements, any non-cash loss or expense due to the application of FAS No. 106 regarding post-retirement benefits, FAS No. 133 regarding hedging activity, FAS No. 142 regarding impairment of goodwill, FAS No. 150 regarding accounting for financial instruments with debt and equity characteristics and non-cash expenses deducted as a result of any grant of equity interests to employees, officers or directors, but excluding any non-cash loss or expense (A) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (B) relating to a write-down, write-off or reserve with respect to Accounts and Inventory (as such terms are defined in the UCC):

$

Sch 2-6

7.

Plus, if applicable, Acceptable Project Development Company Projections for each of the four fiscal quarters ending immediately prior to achieving Commercial Operations for a Subsidiary or Unrestricted Subsidiary that was a Project Development Company that has achieved Commercial Operations within the Subject Period.

$

Minus:

	8.	Non-cash gains for Subject Period (to the extent increasing Consolidated Net Income):	$

Consolidated EBITDA (Consolidated Net Income
		+ Lines II.B.1 + 2 + 3 + 4 + 5 + 6 +7-8):	$

C.	Total
	((Line II.A.) ÷ (II.B)):		to 1.00

[Maximum permitted:  as set forth in Section 7.11]

Sch 2-7

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption Agreement (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]  Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]  Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]  hereunder are several and not joint.]  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities ) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.             Assignor[s]:

2.             Assignee[s]:                                                                 [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.             Borrowers:            Atlantic Power Corporation, Atlantic Power Generation, Inc., and Atlantic Power Transmission, Inc.

4.             Administrative Agent:  Bank of Montreal, as the administrative agent under the Credit Agreement

5.             Credit Agreement:  Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, modified or supplemented from time to time), among Atlantic Power Corporation, Atlantic Power Generation, Inc., and Atlantic Power Transmission, Inc., as Borrowers, the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, and Bank of Montreal, as Administrative Agent and an L/C Issuer.

6.             Assigned Interest[s]:

Facility Assigned	Aggregate Amount of Commitment/Loan for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans		CUSIP
	$	$		%
	$	$		%
	$	$		%

[7.           Trade Date:                                        ]

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

*  Amount to be adjusted by the counterparties to take in account any payments or prepayments made between the Trade Date and the Effective Date.

Consented to and Accepted:

BANK OF MONTREAL, as
Administrative Agent

By:
Title:

Consented to:
ATLANTIC POWER CORPORATION,
as Borrower Agent

By:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                                      ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of each of the Borrowers, any of their Subsidiaries or Unrestricted Subsidiaries or any Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Unrestricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (iv) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that it will (i) independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) appoint and authorize each of the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent or Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.             Effect of Assignment.  Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the][each] Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

4.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflict of laws provisions thereof..

EXHIBIT E-1

FORM OF US GUARANTY

EXHIBIT E-2

FORM OF CANADIAN GUARANTY

EXHIBIT E-3

FORM OF CURTIS PALMER GUARANTY

EXHIBIT F

FORM OF JOINDER AGREEMENT

THIS JOINDER IN GUARANTY (this “Joinder”) is executed as of                     , 20     by                                         , a                      [corporation/limited liability company/partnership] (“Joining Party”), and delivered to BANK OF MONTREAL, as administrative agent (in such capacity, the “Administrative Agent”), for the benefit of the Lenders (as defined below).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

Atlantic Power Corporation (the “Canadian Borrower”), Atlantic Power Generation, Inc., and Atlantic Power Transmission, Inc. (each of the Canadian Borrower, Atlantic Power Generation, Inc., and Atlantic Power Transmission, Inc. is referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), the L/C Issuers from time to time party thereto, and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”);

The Joining Party is a direct or indirect Wholly-Owned Subsidiary of the Canadian Borrower and desires, or is required pursuant to the provisions of the Credit Agreement, to become a Guarantor under the Guaranty; and

The Joining Party will obtain benefits from the incurrence of Loans by, and the issuance of Letters of Credit for the account of, the Borrowers, in each case pursuant to the Credit Agreement and, accordingly, desires to execute this Joinder in order to (i) satisfy the requirements described in the preceding paragraph; and (ii) induce the Lenders to continue to make Loans and the L/C Issuers to issue Letters of Credit to the Borrowers;

Accordingly, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to each L/C Issuer, each Lender and the Administrative Agent and hereby covenants and agrees with each L/C Issuer, each Lender and the Administrative Agent as follows:

1.             By this Joinder, the Joining Party becomes a Guarantor for all purposes under the Guaranty.

2.             The Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Obligations (as defined in the Credit Agreement), and will be bound by all terms, conditions and duties applicable to a Guarantor under the Guaranty and the other Loan Documents.  Without limitation of the foregoing, and in furtherance thereof, the Joining Party unconditionally and irrevocably, guarantees the due and punctual payment and performance of all Obligations (on the same basis as the other Guarantors under the Guaranty).

3.             The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as a Guarantor pursuant to the Guaranty, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Guarantor pursuant to the Guaranty and all other Loan Documents to which it is or becomes a party.

4.             This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of the Lenders or as otherwise permitted by the Loan Documents.  THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS THEREOF.  This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder, which shall remain binding on all parties hereto.

5.             From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

6.             The effective date of this Joinder is                               , 20    .

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:
Accepted and Acknowledged by:

BANK OF MONTREAL,
as Administrative Agent

By:
Name:
Title:

EXHIBIT G-1

FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT

EXHIBIT G-2

FORM OF NEW PLEDGE AGREEMENT

EXHIBIT G-3

FORM OF CANADIAN PLEDGE AGREEMENT

EXHIBIT H

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated [                    ], 20[    ] (this “Supplement”), by and among each of the signatories hereto, to that certain Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Atlantic Power Corporation, a corporation continued under the laws of Province of British Columbia, Canada (the “Canadian Borrower”), Atlantic Power Generation, Inc., a Delaware corporation, and Atlantic Power Transmission, Inc., a Delaware corporation (collectively, the “Borrowers”), the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, and Bank of Montreal, as Administrative Agent and an L/C Issuer.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrowers have the right, subject to the terms and conditions thereof, and subject to the approval of the Borrowers and the Administrative Agent and the L/C Issuers, by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement to effectuate from time to time an increase in the Aggregate Commitments under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrowers have given notice to the Administrative Agent of its intention to increase the Aggregate Commitments pursuant to such Section 2.17 of the Credit Agreement; and

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrowers and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[                    ], thereby making the aggregate amount of its total Commitments equal to $[                    ].

2.  The Borrowers each hereby represent and warrant that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

5.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

ATLANTIC POWER CORPORATION, as Canadian Borrower

By:
Name:
Title:

ATLANTIC POWER GENERATION, INC., as a US Borrower

By:
Name:
Title:

ATLANTIC POWER TRANSMISSION, INC., as a US Borrower

By:
Name:
Title:

Acknowledged as of the date first written above:

BANK OF MONTREAL, N.A., as Administrative Agent
[and as an L/C Issuer]

By:
Name:
Title:

[THE TORONTO DOMINION BANK
as an L/C Issuer]

By:
Name:
Title:

[MORGAN STANLEY BANK, N.A.
as an L/C Issuer]

By:
Name:
Title:

EXHIBIT I

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated [                    ], 20[    ] (this “Supplement”), to that certain Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia, Canada (the “Canadian Borrower”), Atlantic Power Generation, Inc., a Delaware corporation, and Atlantic Power Transmission, Inc., a Delaware corporation (collectively, the “Borrowers”), the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, and Bank of Montreal, as Administrative Agent and an L/C Issuer.

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.17 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrowers and the Administrative Agent and the L/C Issuers, by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.             The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Loans of $[                    ].

2.             The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.             The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[                      ]

4.             The Borrowers each hereby represent and warrant that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.             Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.             This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

7.             This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

ATLANTIC POWER CORPORATION, as Canadian Borrower

By:
Name:
Title:

ATLANTIC POWER GENERATION, INC., as a US Borrower

By:
Name:
Title:

ATLANTIC POWER TRANSMISSION, INC., as a US Borrower

By:
Name:
Title:

Acknowledged as of the date first written above:

BANK OF MONTREAL, N.A., as Administrative Agent
[and as an L/C Issuer]

By:
Name:
Title:

[THE TORONTO DOMINION BANK
as an L/C Issuer]

By:
Name:
Title:

[MORGAN STANLEY BANK, N.A.
as an L/C Issuer]

By:
Name:
Title:

ANNEX I

Modification Agreements

[See Attached]

CONSENT AND WAIVER

THIS CONSENT AND WAIVER, dated as of December 15, 2011 (this “Consent”), is among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”, together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”) are parties to that certain Credit Agreement, dated as of November 4, 2011 (as amended, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, APC has requested that the Lenders consent to the issuance of a Letter of Credit by one of the L/C Issuers under the Credit Agreement in the amount of $9,100,000 (the “Chambers L/C”) in favor of certain lenders (the “Chambers Lenders”) to Chambers Cogeneration Limited Partnership (“Chambers”), in which APC indirectly owns a minority (40%) equity interest;

WHEREAS, without the prior written consent of the Required Lenders, issuance of the Chambers L/C is not permitted under Section 2.03(a) of the Credit Agreement and would result in a breach of Section 7.03 of the Credit Agreement;

WHEREAS, CPI Income Services Ltd (“CPI”), an APC subsidiary, was discontinued under the Canada Business Corporations Act and was continued under the Business Corporations Act (British Colombia) without providing prior written notice or obtaining prior written consent (the “CPI Organizational Change”);

WHEREAS, CP Energy Services (Canada) Inc. (“CP Energy”), an APC subsidiary, was discontinued under the Business Corporations Act (Alberta) and was continued under the Business Corporations Act (British Columbia) without obtaining prior written consent (the “CP Energy Organizational Change”);

WHEREAS, the CPI Organizational Change constitutes a Default under (i) Section 8.01(c) of the Credit Agreement as a result of a breach of Section 6.05 of the Credit Agreement, (ii) Section 4.6(b) of the Pledge Agreement (as defined in the Credit Agreement), and (iii) Section 4.6(b) of the Canadian Pledge Agreement (as defined in the Credit Agreement) and the CP Energy Organizational Change constitutes a Default under Section 8.01(c) of the Credit Agreement as a result of a breach of Section 6.05 of the Credit Agreement (collectively, the “Existing Default”); and

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent waive the Existing Default and consent to the issuance of the Chambers L/C.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

2.             WAIVER.  Subject to the satisfaction of the conditions set forth in Section 5 of this Consent, each of the Lenders hereby agrees as follows:

2.1          subject to the other terms and provisions of this Consent, the Administrative Agent and the Lenders hereby waive the Existing Default and any other events of default arising from the CPI Organizational Change and the CP Energy Organizational Change; and

2.2          the waiver as set forth in this Section 2 is limited to the extent  described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document which do not relate to or result from the CPI Organizational Change or the CP Energy Organizational Change.

3.             CONSENT.  Subject to the satisfaction of the conditions set forth in Section 5 of this Consent, each of the Lenders hereby agrees as follows:

3.1          subject to the other terms and provisions of this Consent, the Administrative Agent and the Lenders hereby consent to the issuance and, if the Borrowers’ efforts to have the Chambers L/C replaced, as provided below, are unsuccessful, the renewal of the Chambers L/C; provided, that the terms and conditions of the Chambers L/C shall be no less favorable to the applicable LC Issuer than the terms and conditions of the EIF L/C (as defined below), including without limitation with respect to fees, collateral security or other credit support; provided further, that the Borrowers agree to use commercially reasonable efforts to have the Chambers L/C replaced by a letter of credit issued by one or more  third party banks as soon as reasonably practicable after the issuance of the Chambers L/C and prior to the maturity of the Chambers L/C; and

3.2          the consent as set forth in this Section 3 is limited to the extent  described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.

4.             REPRESENTATIONS AND WARRANTIES AND COVENANTS. In order to induce each of the Lenders and the Administrative Agent to enter into this Consent, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement, except (i) to the extent any such representation and warranty relates solely to an earlier date and (ii) to the extent any facts included in such representation and

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warranty (including any Schedules related thereto) have changed in accordance with the terms of the Credit Agreement or this Consent, and additionally represents and warrants and covenants and agrees as follows:

4.1          Existence and Standing.  Such Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

4.2          No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by  such Borrower, is required to be obtained in connection with the execution, delivery or performance of this Consent, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

4.3          Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by  such Borrower of this Consent are within the corporate powers of such Borrower, have been duly authorized by all necessary  corporate action, and do not (a) contravene such Borrower’s Organization Documents, including, without limitation, its articles or certificate of incorporation, by laws or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of such Borrower (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which such Borrower or any Loan Party is a party or an obligor (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

4.4          Validity, etc.  This Consent and the Credit Agreement constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

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4.5          Epsilon Status.  Upon the issuance of the Chambers L/C and the EIF L/C (as defined below) Epsilon Power Partners, LLC (“Epsilon”), an indirect, wholly-owned Subsidiary of APC and the owner of 40% of the Equity Interests in Chambers, is not in default under any credit facilities or any other Indebtedness (the “Epsilon Indebtedness”), and upon the issuance of the Chambers L/C and the EIF L/C, Epsilon will have sufficient cash flow to meet its ongoing debt service requirements under its credit facilities and any other Indebtedness through December 31, 2012.

4.6          Chambers Indebtedness.  Other than with respect to the postings of the Chambers L/C and the EIF L/C (as defined below), Chambers is not in default under any credit facilities, project financing documents or any other Indebtedness (the “Chambers Indebtedness”), and, upon the issuance of the Chambers L/C and the EIF L/C, there will be no breach, default or event of default ongoing under any Chambers Indebtedness and Chambers will be permitted to make dividends and/or distributions to Epsilon.

4.7          EIF L/C.  Energy Investors Fund, the majority interest owner in Chambers, has posted, or simultaneously with the issuance of the Chambers L/C, will post, a Letter of Credit in the amount of $13,650,000 (the “EIF L/C”), which is equal to its pro rata share of the aggregate amount of the Letters of Credit issued in Chambers’ favor.

4.8          Projected Working Capital.  Available working capital (including availability for Letters of Credit or other extensions of credit under the Credit Agreement) of the Borrowers, the Borrowers’ respective Subsidiaries and all other Loan Parties, immediately after giving effect to the issuance of the Chambers L/C, is sufficient for the projected working capital needs of the Borrowers and their Subsidiaries on a consolidated basis for the period from the date of issuance of the Chambers L/C through December 31, 2012.

4.9          Reporting.  The Borrowers each hereby covenant and agree to deliver to the Administrative Agent all annual and quarterly financial reporting and compliance certificates of Chambers and Epsilon required under the Epsilon Indebtedness or the Chambers Indebtedness within three Business Days of the delivery of such financial information under Epsilon Indebtedness and the Chambers Indebtedness, as applicable and the Borrowers each further agree to deliver such other information regarding Chambers and Epsilon as the Administrative Agent may reasonably request from time to time.

5.             CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CONSENT.  This Consent shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

5.1          The Administrative Agent shall have received counterparts of this Consent executed and delivered on behalf of the Borrowers, Administrative Agent and each of the Lenders.

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5.2          The Administrative Agent shall have received evidence that the EIF L/C has been, or substantially simultaneously with the issuance of the Chambers L/C, will be issued on behalf of Chambers.

5.3          The Administrative Agent shall have received counterparts of an Acknowledgment and  Confirmation Agreement, duly executed by CPI Income Services, Ltd., and in form and substance reasonably satisfactory to the Administrative Agent.

5.4          The Administrative Agent shall have received such other agreements, certificates and other information as the Administrative Agent reasonably requires in advance in writing.

6.             GOVERNING LAW, SEVERABILITY, ETC.  THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

7.             MISCELLANEOUS.

7.1          Successors and Assigns.  This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.2          Counterparts.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.3          NO ORAL AGREEMENTS.  THIS WRITTEN CONSENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER CORPORATION,
ATLANTIC POWER GENERATION, INC.,
ATLANTIC POWER TRANSMISSION, INC.,

By:
Name: Barry E. Welch
Title: President of each of the entities listed above

[Signature Page 1 to Consent]

BANK OF MONTREAL, as Administrative Agent

By:
Name: Jeffrey D. Currie
Title: Vice President

By:
Name: Guy Amato
Title: Managing Director

BANK OF MONTREAL, as an L/C Issuer and as a Lender

By:
Name: Jeffrey D. Currie
Title: Vice President

By:
Name: Guy Amato
Title: Managing Director

[Signature Page 2 to Consent]

UNION BANK CANADA BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page 3 to Consent]

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 4 to Consent]

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 5  to Consent]

MODIFICATION AND JOINDER AGREEMENT

This MODIFICATION AND JOINDER AGREEMENT, dated as of February 14, 2012 (this “Agreement”), is by ATLANTIC POWER TRANSMISSION, INC., a Delaware corporation (“APT”), ATLANTIC OKLAHOMA WIND, LLC, a Delaware corporation (“Atlantic Oklahoma”), and each of the other Subsidiaries party hereto in favor of BANK OF MONTREAL, as administrative agent (in such capacity, and together with any successor in such capacity, the “Administrative Agent”) for the benefit of the Lenders (as defined below) and such Lenders.  Capitalized terms used in this Agreement but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as defined below).

RECITALS

A.                                    Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and APT (together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), are parties to the Amended and Restated Credit Agreement, dated as of November 4, 2011, between the Borrowers, the lenders that are signatories thereto (the “Lenders”), and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                    Atlantic Oklahoma is a wholly-owned Subsidiary of APT.

C.                                    Atlantic Oklahoma owns 51% of the Capital Stock of Canadian Hills, LLC, a Delaware corporation (“Canadian Hills”).

D.                                    Section 6.13 of the Credit Agreement requires, and (a) Atlantic Oklahoma desires to (i) join as a “Guarantor” party to the US Guaranty (as defined in the Credit Agreement), (ii) join as a “Pledgor” the Pledge Agreement and Irrevocable Proxy, dated as of November 4, 2011, given by APC, APT and certain other “Pledgors” party thereto in favor of the Administrative Agent (as amended, supplemented, or otherwise modified from time to time, the “2011 Pledge”) and pledge its Capital Stock in Canadian Hills, and (b) APT desires to grant a security interest and pledge its interest in Atlantic Oklahoma under the 2011 Pledge and to amend the 2011 Pledge to reflect such pledge pursuant to Exhibit A.

E.                                     Atlantic Oklahoma expects to derive benefits from the transactions resulting in the creation of the Obligations.  The Administrative Agent and each Lender may rely conclusively on the continuing warranty, hereby made, that Atlantic Oklahoma continues to be benefited by the Lenders’ extension of credit accommodations to the Borrowers.  Neither the Administrative Agent nor any Lender shall have any duty to inquire into or confirm the receipt of any such benefits, and this Agreement, the Guaranty, and the 2011 Pledge shall be effective and enforceable by the Administrative Agent for the benefit of the Lenders without regard to the receipt, nature, or value of any such benefits.

F.                                      In connection with the change of the legal names of the Subsidiaries listed on Schedule I attached hereto (the “Guarantor Name Changes”), each of the Borrowers and such Subsidiaries that are “Pledgors” under (a) the 2011 Pledge, and (b) that certain Canadian Pledge Agreement and Irrevocable Proxy, dated as of November 4, 2011 from APC, and the other

Subsidiaries party thereto (the “Canadian Pledge” and collectively with the 2011 Pledge, the “Pledge Agreements”), as applicable, in each case desire to amend the 2011 Pledge and the Canadian Pledge to reflect such name changes pursuant to Exhibits A and B respectively.

AGREEMENT

NOW THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations, and agreements set forth herein and in the Credit Agreement and the other Loan Documents, and other valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby consents and agrees as follows:

Section 1.                                           By this Agreement, (a) Atlantic Oklahoma becomes a Guarantor for all purposes under the Credit Agreement and the US Guaranty and (b) Atlantic Oklahoma becomes a “Pledgor” under the 2011 Pledge.

Section 2.                                           Atlantic Oklahoma hereby agrees that, upon its execution hereof, it will become a Guarantor under the US Guaranty with respect to all Obligations (as defined in the Credit Agreement), and will be bound by all terms, conditions and duties applicable to a Guarantor under the US Guaranty and the other Loan Documents.  Without limitation of the foregoing, and in furtherance thereof, Atlantic Oklahoma unconditionally and irrevocably, guarantees the due and punctual payment and performance of all Obligations (on the same basis as the other Guarantors under the US Guaranty).

Section 3.                                           Atlantic Oklahoma hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties (as defined in the 2011 Pledge), and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of its right, title and interest, whether now owned or hereafter arising or acquired, in and to the following property (all of which shall be deemed to be “Collateral” under the 2011 Pledge):  (a) all of its Pledged Interests (as defined in the 2011 Pledge as modified by this Agreement); (b) all other Pledged Interests issued from time to time; (c) any Pledged Notes (as defined in the 2011 Pledge as modified by this Agreement) issued from time to time; (e) all of its other Pledged Property (as defined in the 2011 Pledge as modified by this Agreement), whether now or hereafter delivered to the Administrative Agent in connection with the 2011 Pledge, including, without limitation, all rights in any organic documents of any Pledged Interests Issuers (as defined in the 2011 Pledge as modified by this Agreement), including, without limitation, any voting and management rights arising thereunder or at law, all rights to profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Pledged Interests Issuers (including upon dissolution) in respect of all Capital Stock (as defined in Credit Agreement), membership or other equity interests now owned or hereafter acquired by Atlantic Oklahoma in the Pledged Interests Issuers and in respect of Atlantic Oklahoma accounts, general intangibles and other rights to payment or reimbursement now existing or hereafter acquired from the Pledged Interests Issuers; (f) all Distributions (as defined in the 2011 Pledge as modified by this Agreement), interest, and other payments and rights with respect to any Pledged Property; (g) all books and records (in whatever form or media, including without limitation computerized records, software and disks) relating to any of the foregoing; (h) all General Intangibles (as

2

defined in the 2011 Pledge as modified by this Agreement) relating to or arising out of any of the foregoing; and (i) all proceeds of any of the foregoing.

Section 4.                                           APT hereby consents and agrees that all of its Equity Interests in Atlantic Oklahoma, as set forth on Attachments 1 and 2 to the 2011 Pledge, as modified and supplemented by this Agreement, constitute Collateral. APC, APT and each other Subsidiary party hereto and party to a Pledge Agreement hereby reaffirms, regrants and repledges its grant of a pledge in all of its “Collateral” (as defined in such Pledge Agreement, in each case, as modified by the Agreement) under each such Pledge Agreement to which it is a party.

Section 5.                                           Atlantic Oklahoma hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as a Guarantor pursuant to the US Guaranty, and Atlantic Oklahoma hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as a Pledgor pursuant to the 2011 Pledge, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Guarantor pursuant to the US Guaranty or a Pledgor pursuant to the 2011 Pledge, as applicable, and all other Loan Documents to which it is or becomes a party.

Section 6.                                           This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that neither Atlantic Oklahoma nor any of the other Loan Parties party hereto may assign any of its rights, obligations or interest hereunder or under any other Loan Document to which it is a party without the prior written consent of the Lenders or as otherwise permitted by the Loan Documents.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS THEREOF; PROVIDED HOWEVER, THAT WITH RESPECT TO THE PROVISIONS OF THIS AGREEMENT THAT AMEND, SUPPLEMENT OR OTHERWISE MODIFY THE CANADIAN PLEDGE, SUCH PROVISIONS OF THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW) AND SUCH PROVISIONS SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE CANADIAN PLEDGE, INCLUDING, SECTIONS 7.8, 7.9, AND 7.10.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement, which shall remain binding on all parties hereto.

Section 7.                                           From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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Section 8.                                           Each of the Administrative Agent and APC, APT, Atlantic Oklahoma and the other Subsidiaries party hereto hereby agree that (a) Attachments 1 and 2 of the 2011 Pledge are hereby supplemented as set forth on Exhibit A hereto, and (b) Attachments 1 and 2 of the Canadian Pledge are hereby supplemented as set forth on Exhibit B hereto.  After giving effect to the supplement, pledge and the joinder set forth in this Agreement, each of the schedules and exhibits to the respective Pledge Agreements is true, correct, and complete as of the date hereof.

Section 9.                                           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 10.                                    Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Section 11.                                    Acknowledgements.  Atlantic Oklahoma hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution, and delivery of this Agreement, and (b) it shall rely entirely upon its own judgment with respect to its business, and any review, inspection, or supervision of, or information supplied to, it by the Administrative Agent or any Lender is for the protection of the Administrative Agent and the Lenders and neither Atlantic Oklahoma nor any third party is entitled to rely thereon.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ATLANTIC AUBURNDALE, LLC
ATLANTIC IDAHO WIND C, LLC
ATLANTIC IDAHO WIND HOLDINGS, LLC
ATLANTIC OKLAHOMA WIND, LLC
ATLANTIC POWER CORPORATION
ATLANTIC POWER GENERATION, INC.
ATLANTIC POWER HOLDINGS, INC.
ATLANTIC POWER SERVICES CANADA GP INC.
ATLANTIC POWER SERVICES CANADA LP
By: Atlantic Power Services Canada GP Inc., its General Partner
ATLANTIC POWER TRANSMISSION, INC.
ATLANTIC RENEWABLES HOLDINGS, LLC
AUBURNDALE LP, LLC
By: Atlantic Auburndale, LLC, its Sole Member
BADGER POWER GENERATION I LLC
BADGER POWER GENERATION II LLC
BAKER LAKE HYDRO LLC
ATLANTIC POWER GP INC.
DADE INVESTMENT, L.P.
By: NCP Dade Power LLC, its General Partner
HARBOR CAPITAL HOLDINGS, LLC
By: Atlantic Power Holdings, Inc., its Sole Member
LAKE INVESTMENT, L.P.
By: NCP Lake Power LLC, its General Partner
By: Teton East Coast Generation LLC, its Sole Member
NCP DADE POWER LLC
NCP GEM LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP LAKE POWER LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP PASCO LLC
OLYMPIA HYDRO LLC
TETON EAST COAST GENERATION LLC
TETON NEW LAKE, LLC
TETON POWER FUNDING, LLC

By:
Name:	Barry E. Welch
Title:	Authorized officer of each entity identified above

[Signature Page to Joinder Agreement]

Acknowledged and accepted:

BANK OF MONTREAL

as Administrative Agent

By:
Jeff Currie
Vice President

[Signature Page to Joinder Agreement]

SCHEDULE I
TO JOINDER AGREEMENT

Guarantor Name Changes

#	Old Name of Subsidiary	Jurisdiction of Organization	New Name of Subsidiary	Jurisdiction of Organization
1.	CPI Income Services Ltd.	Canada	Atlantic Power GP Inc.	British Columbia
2.	Capital Power Income L.P.	Ontario	Atlantic Power Limited Partnership	Ontario
3.	CPI Power (US) GP	Delaware	Atlantic Power (US) GP	Delaware

EXHIBIT A TO
JOINDER AGREEMENT

ATTACHMENT 1
to
Pledge Agreement

Item A.  Pledged Interests

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
55.	Atlantic Auburndale, LLC	Auburndale LP, LLC	Membership Interests	100%	Uncertificated
56.	Atlantic Idaho Wind C, LLC	RP Wind ID, LLC	Membership Interests	99%	Uncertificated
57.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind A, LLC	Membership Interests	100%	Uncertificated
58.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind C, LLC	Membership Interests	100%	Uncertificated
59.	Atlantic Oklahoma Wind, LLC	Canadian Hills Wind, LLC	Membership Interests	51%	Uncertificated
60.	Atlantic Power Corporation	Atlantic Power Services Canada GP Inc.	Common Shares	100%	2
61.	Atlantic Power Corporation	Atlantic Power Services Canada LP	Limited Partnership Units	100%	LP-1
62.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Preferred Shares	100%	1-A
63.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Common Shares	100%	1
64.	Atlantic Power Corporation	Atlantic Power Limited Partnership	Limited Partnership Units	99.9961%	LP-2

A-1

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
65.	Atlantic Power Corporation	Atlantic Power GP Inc.	Common Shares	100%	2C
66.	Atlantic Power GP Inc.	Atlantic Power Limited Partnership	Limited Partnership Units	0.0039%	LP-3
67.	Atlantic Power Holdings, Inc.	Atlantic Power Services, LLC	Membership Interests	100%	Uncertificated
68.	Atlantic Power Holdings, Inc.	Harbor Capital Holdings, LLC	Membership Interests	100%	Uncertificated
69.	Atlantic Power Services Canada GP Inc.	Atlantic Power Services Canada LP	General Partnership Units	100%	GP-1
70.	Atlantic Power Transmission, Inc.	Atlantic Cadillac Holdings, LLC	Membership Interests	100%	Uncertificated
71.	Atlantic Power Transmission, Inc.	Atlantic Idaho Wind Holdings, LLC	Membership Interests	100%	Uncertificated
72.	Atlantic Power Transmission, Inc.	Atlantic Piedmont Holdings, LLC	Membership Interests	100%	Uncertificated
73.	Atlantic Power Transmission, Inc.	Atlantic Oklahoma Wind, LLC	Membership Interests	100%	Uncertificated
74.	Atlantic Renewables Holdings, LLC	AP Onondaga, LLC	Membership Interests	100%	Uncertificated
75.	Auburndale LP, LLC	Auburndale GP, LLC	Membership Interests	100%	Uncertificated
76.	Badger Power Generation I LLC	Badger Power Associates, L.P.	General Partnership Interests	0.5%	Uncertificated
77.	Badger Power Generation II LLC	Badger Power Associates, L.P.	Limited Partnership Interests	97%	Uncertificated
78.	Baker Lake Hydro LLC	Concrete Hydro Partners, L.P.	Limited Partnership Interests	99%	Uncertificated

A-2

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
79.	Dade Investment, L.P.	Pasco Cogen, Ltd.	Limited Partnership Interests	98%	Uncertificated
80.	Harbor Capital Holdings, LLC	Atlantic Auburndale, LLC	Membership Interests	100%	Uncertificated
81.	Harbor Capital Holdings, LLC	Atlantic Renewables Holdings, LLC	Membership Interests	100%	Uncertificated
82.	Lake Investment, L.P.	Lake Cogen, Ltd.	Limited Partnership Interests	48.9%	Uncertificated
83.	NCP Dade Power LLC	Pasco Cogen, Ltd.	General Partnership Interests	2%	Uncertificated
84.	NCP Gem LLC	Lake Investment, L.P.	Limited Partnership Interests	99%	Uncertificated
85.	NCP Lake Power LLC	Lake Cogen, Ltd.	General Partnership Interests	1%	Uncertificated
86.	NCP Lake Power LLC	Lake Investment, L.P.	General Partnership Interests	1%	Uncertificated
87.	Olympia Hydro LLC	Concrete Hydro Partners, L.P.	General Partnership Interests	0.5%	Uncertificated
88.	Teton East Coast Generation LLC	NCP Gem LLC	Membership Interests	100%	Uncertificated
89.	Teton East Coast Generation LLC	NCP Lake Power LLC	Membership Interests	100%	Uncertificated
90.	Teton New Lake, LLC	Lake Cogen, Ltd.	Limited Partnership Interests	50.1%	Uncertificated
91.	Teton Power Funding, LLC	Badger Power Associates, L.P.	General Partnership	0.5%	Uncertificated

A-3

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
			Interests
92.	Teton Power Funding, LLC	Badger Power Associates, L.P.	Limited Partnership Interests	2%	Uncertificated
93.	Teton Power Funding, LLC	Olympia Hydro LLC	Membership Interests	100%	Uncertificated
94.	Teton Power Funding, LLC	Teton East Coast Generation LLC	Membership Interests	100%	Uncertificated
95.	Teton Power Funding, LLC	Teton Operating Services, LLC	Membership Interests	100%	Uncertificated

Item B.  Pledged Notes

None.

A-4

ATTACHMENT 2
to
Pledge Agreement

PLEDGOR:	ATLANTIC AUBURNDALE, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	4620811

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	ATLANTIC IDAHO WIND C, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	4840790

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	ATLANTIC IDAHO WIND HOLDINGS, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	4840757

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	ATLANTIC OKLAHOMA WIND, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	5102253

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

A-3

PLEDGOR:	ATLANTIC POWER CORPORATION

PROVINCE OF INCORPORATION:	British Columbia

IDENTIFICATION NUMBER:	CO729547

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	ATLANTIC POWER GP INC.

PROVINCE OF INCORPORATION:	British Columbia

IDENTIFICATION NUMBER:	C0924851

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	ATLANTIC POWER HOLDINGS, INC.

STATE OF INCORPORATION:	Delaware

STATE IDENTIFICATION NUMBER:	3844647

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	ATLANTIC POWER SERVICES CANADA GP INC.

PROVINCE OF INCORPORATION:	British Columbia

STATE IDENTIFICATION NUMBER:	BC0916552

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

A-4

PLEDGOR:	ATLANTIC POWER TRANSMISSION, INC.

STATE OF INCORPORATION:	Delaware

STATE IDENTIFICATION NUMBER:	4756295

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	ATLANTIC RENEWABLES HOLDINGS, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	4670242

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	AUBURNDALE LP, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	3676965

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	BADGER POWER GENERATION I, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2235989

CHIEF EXECUTIVE OFFICE:	20 West 9th Street Kansas City, MO 64105

A-5

PLEDGOR:	BADGER POWER GENERATION II, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2235995

CHIEF EXECUTIVE OFFICE:	20 West 9th Street Kansas City, MO 64105

PLEDGOR:	BAKER LAKE HYDRO, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2214188

CHIEF EXECUTIVE OFFICE:	20 West 9th Street Kansas City, MO 64105

PLEDGOR:	DADE INVESTMENT, LP

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2263937

CHIEF EXECUTIVE OFFICE:	1100 Town & Country Road, Suite 800 Orange, CA 92668

PLEDGOR:	HARBOR CAPITAL HOLDINGS, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	4000335

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

A-6

PLEDGOR:	LAKE INVESTMENT, LP

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2263936

CHIEF EXECUTIVE OFFICE:	1100 Town & Country Road, Suite 800 Orange, CA 92668

PLEDGOR:	NCP DADE POWER, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2263878

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	NCP GEM, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2263898

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	NCP LAKE POWER, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2263901

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

A-7

PLEDGOR:	OLYMPIA HYDRO, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2214190

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	TETON EAST COAST GENERATION, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2219848

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	TETON NEW LAKE, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	3799973

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	TETON POWER FUNDING, LLC

STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	3721785

CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

A-8

EXHIBIT B TO
JOINDER AGREEMENT

ATTACHMENT 1
to
Pledge Agreement

Item A.  Pledged Interests

Interests
Pledged Interests Issuer	Type of Interest	Interests Owned by Pledgor and Certificate No.	% of Interests of Pledgor Pledged
Atlantic Power GP Inc.	Common Shares	100% Represented by share certificate No. 2C	100% of all of the Common Shares owned by APC, being 100% of the Common Shares of Atlantic Power GP Inc.

Atlantic Power Transmission, Inc.	Common Shares	100% Represented by stock certificate No. 1-A	100% of all of the Common Shares owned by APC, being 100% of the Capital Stock of APT

Atlantic Power Transmission, Inc.	Preferred Shares	100% Represented by stock certificate No. 1	100% of all of the Preferred Stock owned by APC, being 100% of the Capital Stock of APT

Atlantic Power Generation, Inc.	Common Shares	100% Represented by stock certificate No. 1	100% of all of the Capital Stock owned by APC, being 100% of the Capital Stock of APG

Atlantic Power Limited Partnership	Limited Partnership Units	99.9961% Represented by certificate No. LP-2	100% of all of the limited partnership units owned by APC, being 99.9961% of the limited partnership units of Atlantic Power Limited Partnership

Atlantic Power Services Canada GP Inc.	Common Shares	100% Represented by share certificate No. 2	100% of all of the Common Shares owned by APC, being 100% of the Common Shares of Atlantic Power Services Canada GP Inc.

Atlantic Power Services Canada LP	Limited Partner Units	99.99% Represented by certificate No. LP-1	100% of all of the limited partner units owned by APC, being 99.99% of the limited partnership of Atlantic Power Services Canada LP

Atlantic Power Limited Partnership	Limited Partnership Units	0.0039% Represented by certificate No. LP-3	100% of all of the limited partnership units owned by Atlantic Power GP Inc., being 0.0039% of the limited partnership units of Atlantic Power Limited Partnership

Atlantic Power Services Canada LP	General Partner Units	0.01% Represented by certificate No. GP-1	100% of all of the general partner units owned by Atlantic Power Services Canada GP Inc., being 0.01% of the limited partnership of Atlantic Power Services Canada LP

Item B.  Pledged Notes

Pledged Note Issuer Description:

13% Unsecured Subordinated Note from APG, dated as of November 27, 2009 payable to APC with respect to a loan of $400,000,000.00.

B-3

Attachment 2
to
Pledge Agreement

Jurisdiction of Organization, Formation or Incorporation, Etc.

PLEDGOR:  Atlantic Power Corporation

JURISDICTION OF FORMATION:  British Columbia

CHIEF EXECUTIVE OFFICE: 200 Clarendon Street, Boston, MA 02116

PLEDGOR:  Atlantic Power GP Inc.

JURISDICTION OF FORMATION:  British Columbia

CHIEF EXECUTIVE OFFICE: 200 Clarendon Street, Boston, MA 02116

PLEDGOR:  Atlantic Power Services Canada LP

JURISDICTION OF FORMATION:  Ontario

CHIEF EXECUTIVE OFFICE: 200 Clarendon Street, Boston, MA 02116

PLEDGOR:  Atlantic Power Services Canada GP Inc.

JURISDICTION OF FORMATION:  British Columbia

CHIEF EXECUTIVE OFFICE: 200 Clarendon Street, Boston, MA 02116

CONSENT, PARTIAL RELEASE AND
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT, PARTIAL RELEASE AND FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 30, 2012 (this “Consent”), is among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”, together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), each of the Subsidiaries signatory hereto, each of the Lenders signatory hereto, and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”) are parties to that certain Credit Agreement, dated as of November 4, 2011 (as amended, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, Atlantic Oklahoma Wind, LLC, a Delaware limited liability company (“Atlantic Oklahoma”) pledged all of its Capital Stock in Canadian Hills Wind, LLC, a Delaware limited liability company (“Canadian Hills”) to the Administrative Agent for the Secured Parties under that certain Pledge Agreement and Irrevocable Proxy dated November 4, 2011, made by APC, APT and each of the other Subsidiaries party thereto as Pledgors in favor of the Administrative Agent for the Secured Parties, as modified and supplemented by that certain Modification and Joinder Agreement dated as of February 14, 2012 (as so modified and supplemented, the “2011 Pledge”);

WHEREAS, the Borrower Agent has requested that the Required Lenders consent to the release (the “Canadian Hills Release”) of the Capital Stock of Canadian Hills pledged pursuant to the 2011 Pledge, the subsequent pledge (the “Canadian Hills Pledge”) by Canadian Hills Holding Company, LLC, a Delaware limited liability company (“Canadian Hills Holding”) of all of its Capital Stock in Canadian Hills in connection with the Project Construction Loan (as defined below) and the execution, delivery and performance by Canadian Hills Holding of the Cash Equity Contribution Agreement, dated as of the Effective Date among Canadian Hills Holding, Canadian Hills and Morgan Stanley Senior Funding, Inc. (the “CECA”) in connection with the Project Construction Loan, and without the prior written consent of the Required Lenders, the Canadian Hills Release, the Canadian Hills Pledge and the execution, delivery and performance of the CECA by Canadian Hills Holding is not permitted under the Credit Agreement and/or the 2011 Pledge;

WHEREAS, the Borrower Agent has informed the Administrative Agent of the creation of a new Subsidiary, Canadian Hills Holding by Atlantic Oklahoma, and upon the Effective Date Atlantic Oklahoma will be the holder of 99% of the Capital Stock of Canadian Hills Holding and Apex Wind Energy Holdings, LLC a Delaware limited liability company (“Apex”) will be the holder of 1% of the Capital Stock of Canadian Hills Holding;

WHEREAS, the Borrower Agent has requested that the Required Lenders consent to the designation of Canadian Hills as an Unrestricted Subsidiary (the “Canadian Hills Unrestricted Subsidiary Designation”) effective on the Effective Date (as defined below) notwithstanding the requirement under Section 6.14 of the Credit Agreement to provide 10 Business Days prior written notice; and

WHEREAS, the Borrower Agent has requested that the Required Lenders consent to the issuance of a Letter of Credit by one of the L/C Issuers under the Credit Agreement in an amount up to $25,000,000 for the benefit of Canadian Hills (the “REpower L/C”) in favor of REpower Systems SE or its Affiliate (“REpower”) in connection with obligations of Canadian Hills under the Turbine Supply and Commissioning Contract dated December 16, 2011, as amended, between REpower and Canadian Hills, notwithstanding the terms of Section 2.03(a) of the Credit Agreement that do not provide for the issuance of a Letter of Credit for the benefit of an Unrestricted Subsidiary.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

2.                                      CONSENT AND PARTIAL RELEASE.  Subject to the satisfaction of the conditions set forth in Section 6 of this Consent, the Administrative Agent and the Lenders constituting the Required Lenders hereby agree as follows:

2.1.                            subject to the other terms and provisions of this Consent, the Required Lenders hereby consent to the Canadian Hills Release and hereby direct the Administrative Agent to release, and the Administrative Agent does hereby release, without representation or warranty, the security interest in the Capital Stock of Canadian Hills pledged under the 2011 Pledge prior to the date of this Consent and the Required Lenders each hereby direct the Administrative Agent to authorize the Borrower Agent, and the Administrative Agent does hereby authorize the Borrower Agent, to file a Uniform Commercial Code Form UCC-3 amendment in the form attached hereto as Exhibit 1 to be filed in the UCC Records for the State of Delaware to effect such partial release;

2.2.                            subject to the other terms and provisions of this Consent, the Required Lenders hereby consent to the grant of a security interest by Canadian Hills Holding of its Capital Stock in Canadian Hills to secure the obligations under the Credit Agreement between Canadian Hills and Morgan Stanley Senior Funding, Inc. (or one or more Affiliates) as administrative agent and collateral agent, and the lenders from time to time party thereto, dated as of the Effective Date, in the aggregate principal amount of $290,300,000 (the “Project Construction Loan”) and the execution, delivery and performance by Canadian Hills Holding of the CECA in connection with the Project Construction Loan;

2

2.3.                            subject to the other terms and provisions of this Consent, the Administrative Agent and the Required Lenders hereby consent to the Canadian Hills Unrestricted Subsidiary Designation;

2.4.                            subject to the other terms and provisions of this Consent, the Administrative Agent and the Required Lenders hereby consent to the issuance of the REpower L/C on behalf of Canadian Hills in an aggregate principal face amount not to exceed $25,000,000; provided that, from the date of this Consent through the date that the REpower L/C terminates, the Borrowers shall not amend that certain Atlantic Power Corporation Commitment Letter for a $360 million Senior Unsecured Bridge Facility dated the Effective Date between Morgan Stanley Senior Funding, Inc. and APC and Canadian Hills, the terms and conditions of which shall be reasonably satisfactory to the Administrative Agent (the “Bridge Loan Commitment Letter”) without the prior written consent of the Administrative Agent.

2.5.                            each of the consents set forth in Sections 2.1, 2.2, 2.3 and 2.4 are limited to the extent described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  It is agreed and acknowledged by the parties hereto that failure by the Borrowers to comply with the terms and conditions of Section 2 of this Consent shall constitute an Event of Default under the Credit Agreement.

3.                                      AMENDMENT TO CREDIT AGREEMENT.

3.1                               Section 7.02(a) (iii) of the Credit Agreement is amended and restated in its entirety as follows:

(iii)                               Investments of (i) any Loan Party in any other Loan Party, (ii) any Unrestricted Subsidiary in any Loan Party, and (iii) any Loan Party in any Subsidiary that is not a Loan Party, or in any Unrestricted Subsidiary (or any subsequent Investment by a Subsidiary or Unrestricted Subsidiary in a Similar Business) after the Closing Date (A) with proceeds received in connection with the issuance of Capital Stock (other than Disqualified Stock) of the Canadian Borrower for the purposes of making such Investment or (B) so long as, (x) both before and after giving effect thereto, no Default has occurred and is continuing, (y) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than 6.25 to 1.00 on a pro forma basis, after giving effect to the making of such Investment, and the Interest Coverage Ratio for the previous four-quarter period for which financial statements have been delivered is greater than 2.25 to 1.00 on a pro forma basis, after giving effect to the making of such Investment, and (z) such Investment is made with funds available to the Canadian Borrower that could be utilized by the Canadian Borrower to make a dividend, distribution or other payment under this Agreement or funds that could be made available to the Canadian Borrower by any of its Subsidiaries, Unrestricted Subsidiaries and minority owned interests for such purpose; provided that, in the case of any Investment of the type described in

3

clause (iii) above, no such Investment shall be made with the proceeds of any Loan;

3.2                               Subclause (i) following the sentence in Section 7.08 of the Credit Agreement reading “The provisions of this Section 7.08 shall not apply to the following:” is amended and restated as follows:

“Permitted Investments permitted by Section 7.02 and Restricted Payments permitted by Section 7.06;”

4.                                      PLEDGE AMENDMENT AND REAFFIRMATION.

4.1                               Atlantic Oklahoma hereby consents and agrees that all of its Equity Interests in Canadian Hills Holding, as set forth on Attachment 1 to the 2011 Pledge, as modified and supplemented by this Consent, constitute “Collateral” as defined in the 2011 Pledge.

4.2                               Atlantic Oklahoma hereby remakes each covenant, representation and warranty made by and as a Pledgor pursuant to the 2011 Pledge as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date).

4.3                               Each of the Administrative Agent, Atlantic Oklahoma and Canadian Hills Holding agree that Attachment 1 of the 2011 Pledge is hereby supplemented as set forth on Exhibit 2 to this Consent.  After giving effect to this Consent, each of the schedules and exhibits to the 2011 Pledge is true, correct, and complete as of the date hereof.

5.                                      REPRESENTATIONS AND WARRANTIES AND COVENANTS. In order to induce each of the Lenders and the Administrative Agent to enter into this Consent, each Borrower and each other Subsidiary party hereto hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement, except (i) to the extent any such representation and warranty relates solely to an earlier date and (ii) to the extent any facts included in such representation and warranty (including any Schedules related thereto) have changed in accordance with the terms of the Credit Agreement or this Consent, and additionally represents and warrants and covenants and agrees as follows:

5.1                               Existence and Standing.  Such Borrower or Subsidiary, as applicable, is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

5.2                               No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with,

4

or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower or Subsidiary, as applicable, is required to be obtained in connection with the execution, delivery or performance of this Consent, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

5.3                               Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by such Borrower or Subsidiary, as applicable, of this Consent are within the corporate or limited liability company powers of such Borrower or Subsidiary, as applicable, have been duly authorized by all necessary corporate or limited liability company action, and do not (a) contravene such Borrower’s or Subsidiary’s applicable Organization Documents, including, without limitation, its articles or certificate of incorporation, by laws or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower or Subsidiary, as applicable (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of such Borrower or Subsidiary, as applicable (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which such Borrower or Subsidiary, as applicable, or any Loan Party is a party or an obligor (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

5.4                               Validity, etc.  This Consent and the Credit Agreement constitute the legal, valid and binding obligations of such Borrower or Subsidiary, as applicable, enforceable against such Borrower or Subsidiary, as applicable, in accordance with their respective terms except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

6.                                      CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CONSENT.  This Consent shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

6.1                               The Administrative Agent shall have received counterparts of this Consent executed and delivered on behalf of the Borrowers, the Subsidiaries signatory hereto, the Administrative Agent and each of the Lenders constituting the Required Lenders.

6.2                               [Reserved]

5

6.3                               [Reserved]

6.4                               The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent, certifying that (a) upon the Effective Date, the Project Construction Loan and the Bridge Loan Commitment Letter are each in full force and effect and all conditions to the initial funding under the Project Construction Loan have been, or upon the effectiveness of this Consent will be, satisfied; (b) upon the Effective Date and upon the consummation of the Project Construction Loan, all Credit Extensions made to or on behalf of Canadian Hills or Atlantic Oklahoma prior to the Effective Date have been or will be repaid in full, together with any outstanding interest and fees on such Credit Extensions; (c) attached thereto are true and correct copies of the Project Construction Loan and related material loan documents and the Bridge Loan Commitment Letter; (d) the Borrowers are in pro forma compliance with the covenants contained in Section 7.11 of the Credit Agreement for the four quarter-period for which financial statements have most recently been delivered; (e) each of the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, is true and correct in all material respects on and as of the Effective Date (after giving effect to this Consent), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided, however, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects, (f) no Default or Event of Default shall exist or be continuing, and (g) since the Closing Date no event or events shall have occurred which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

6.5                               The Administrative Agent shall have received an Officer’s Certificate certified by a Responsible Officer of Canadian Hills Holding certifying that attached thereto (a) are true and correct copies of resolutions adopted by the managing member (i) authorizing the execution, delivery and performance by Canadian Hills Holding of this Consent and the other Loan Documents to which it is or will be a party and the consummation of the transactions contemplated thereby, (ii) authorizing a Responsible Officer of Canadian Hills Holding to negotiate this Consent and the Loan Documents to which it is or will be a party on behalf of Canadian Hills Holding, and (iii) authorizing a Responsible Officer of Canadian Hills Holding to execute and deliver the Loan Documents and any related documents, including, without limitation, any Collateral Document or other guaranty, pledge agreement, security agreement or other document contemplated by this Consent or the Credit Agreement; (b) is an incumbency certificate and, if such Responsible Officer is an individual, specimen signatures of the Responsible Officer of Canadian Hills Holding executing any Loan Documents to which it is a party, upon which Officer’s Certificate the Administrative Agent and the Secured Parties shall be entitled to rely until informed of any change in writing by Canadian Hills Holding; and (c) are certified copies of Canadian Hills Holding’s Organization Documents, certificates of organization and/or good standing;

6

6.6                               The Administrative Agent and the applicable L/C Issuer shall have received a Request for the REpower Letter of Credit in accordance with the requirements of the Credit Agreement;

6.7                               The Administrative Agent shall have received payment of an amendment fee in an amount mutually agreed between the Administrative Agent and the Borrower Agent; and

6.8                               The Administrative Agent shall have received such other agreements, certificates and other information as the Administrative Agent reasonably requires in advance in writing.

7.                                      GOVERNING LAW, SEVERABILITY, ETC.  THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

8.                                      MISCELLANEOUS.

8.1                               Successors and Assigns.  This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.2                               Counterparts.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.3                               NO ORAL AGREEMENTS.  THIS WRITTEN CONSENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER CORPORATION,
ATLANTIC POWER GENERATION, INC.,
ATLANTIC POWER TRANSMISSION, INC.,
CANADIAN HILLS HOLDING, LLC
ATLANTIC OKLAHOMA WIND, LLC

By:
Name: Barry E. Welch
Title: President of each of the entities listed above

[Signature Page 1 to Consent]

BANK OF MONTREAL, as Administrative Agent

By:
Name: Jeffrey D. Currie
Title: Vice President

BANK OF MONTREAL, as an L/C Issuer and as a Lender

By:
Name: Jeffrey D. Currie
Title: Vice President

[Signature Page 2 to Consent]

UNION BANK CANADA BRANCH, as a Lender

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page 3 to Consent]

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 4 to Consent]

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 5 to Consent]

EXHIBIT 1 to
Consent, Partial Release and
First Amendment to Credit Agreement

FORM OF UCC-3 RELEASE

[see attached]

EXHIBIT 2 to

Consent, Partial Release and

First Amendment to Credit Agreement

ATTACHMENT 1

to

2011 Pledge

Item A.  Pledged Interests

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
96.	Atlantic Auburndale, LLC	Auburndale LP, LLC	Membership Interests	100%	Uncertificated
97.	Atlantic Idaho Wind C, LLC	RP Wind ID, LLC	Membership Interests	99%	Uncertificated
98.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind A, LLC	Membership Interests	100%	Uncertificated
99.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind C, LLC	Membership Interests	100%	Uncertificated
100.	Atlantic Oklahoma Wind, LLC	Canadian Hills Holding Company, LLC	Membership Interests	99%	Uncertificated
101.	Atlantic Power Corporation	Atlantic Power Services Canada GP Inc.	Common Shares	100%	2
102.	Atlantic Power Corporation	Atlantic Power Services Canada LP	Limited Partnership Units	100%	LP-1
103.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Preferred Shares	100%	1-A
104.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Common Shares	100%	1
105.	Atlantic Power Corporation	Atlantic Power Limited Partnership	Limited Partnership	99.9961%	LP-2

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
			Units
106.	Atlantic Power Corporation	Atlantic Power GP Inc.	Common Shares	100%	2C
107.	Atlantic Power GP Inc.	Atlantic Power Limited Partnership	Limited Partnership Units	0.0039%	LP-3
108.	Atlantic Power Holdings, Inc.	Atlantic Power Services, LLC	Membership Interests	100%	Uncertificated
109.	Atlantic Power Holdings, Inc.	Harbor Capital Holdings, LLC	Membership Interests	100%	Uncertificated
110.	Atlantic Power Services Canada GP Inc.	Atlantic Power Services Canada LP	General Partnership Units	100%	GP-1
111.	Atlantic Power Transmission, Inc.	Atlantic Cadillac Holdings, LLC	Membership Interests	100%	Uncertificated
112.	Atlantic Power Transmission, Inc.	Atlantic Idaho Wind Holdings, LLC	Membership Interests	100%	Uncertificated
113.	Atlantic Power Transmission, Inc.	Atlantic Piedmont Holdings, LLC	Membership Interests	100%	Uncertificated
114.	Atlantic Power Transmission, Inc.	Atlantic Oklahoma Wind, LLC	Membership Interests	100%	Uncertificated
115.	Atlantic Renewables Holdings, LLC	AP Onondaga, LLC	Membership Interests	100%	Uncertificated
116.	Auburndale LP, LLC	Auburndale GP, LLC	Membership Interests	100%	Uncertificated
117.	Badger Power Generation I LLC	Badger Power Associates, L.P.	General Partnership Interests	0.5%	Uncertificated
118.	Badger Power Generation II LLC	Badger Power Associates, L.P.	Limited Partnership Interests	97%	Uncertificated
119.	Baker Lake Hydro LLC	Concrete Hydro Partners, L.P.	Limited Partnership	99%	Uncertificated

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	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
			Interests
120.	Dade Investment, L.P.	Pasco Cogen, Ltd.	Limited Partnership Interests	98%	Uncertificated
121.	Harbor Capital Holdings, LLC	Atlantic Auburndale, LLC	Membership Interests	100%	Uncertificated
122.	Harbor Capital Holdings, LLC	Atlantic Renewables Holdings, LLC	Membership Interests	100%	Uncertificated
123.	Lake Investment, L.P.	Lake Cogen, Ltd.	Limited Partnership Interests	48.9%	Uncertificated
124.	NCP Dade Power LLC	Pasco Cogen, Ltd.	General Partnership Interests	2%	Uncertificated
125.	NCP Gem LLC	Lake Investment, L.P.	Limited Partnership Interests	99%	Uncertificated
126.	NCP Lake Power LLC	Lake Cogen, Ltd.	General Partnership Interests	1%	Uncertificated
127.	NCP Lake Power LLC	Lake Investment, L.P.	General Partnership Interests	1%	Uncertificated
128.	Olympia Hydro LLC	Concrete Hydro Partners, L.P.	General Partnership Interests	0.5%	Uncertificated
129.	Teton East Coast Generation LLC	NCP Gem LLC	Membership Interests	100%	Uncertificated
130.	Teton East Coast Generation LLC	NCP Lake Power LLC	Membership Interests	100%	Uncertificated
131.	Teton New Lake, LLC	Lake Cogen, Ltd.	Limited Partnership Interests	50.1%	Uncertificated

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	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
132.	Teton Power Funding, LLC	Badger Power Associates, L.P.	General Partnership Interests	0.5%	Uncertificated
133.	Teton Power Funding, LLC	Badger Power Associates, L.P.	Limited Partnership Interests	2%	Uncertificated
134.	Teton Power Funding, LLC	Olympia Hydro LLC	Membership Interests	100%	Uncertificated
135.	Teton Power Funding, LLC	Teton East Coast Generation LLC	Membership Interests	100%	Uncertificated
136.	Teton Power Funding, LLC	Teton Operating Services, LLC	Membership Interests	100%	Uncertificated

Item B.  Pledged Notes

None.

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CONSENT

THIS CONSENT, dated as of May 31, 2012 (this “Consent”), is among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”, together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), each of the Subsidiaries signatory hereto, each of the Lenders signatory hereto, and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”) are parties to that certain Credit Agreement, dated as of November 4, 2011, as amended by that certain Consent, Partial Release and First Amendment to Credit Agreement, dated as of March 30, 2012 (as further amended, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Atlantic Power USA Holdings LLC, a Delaware limited liability company (“AP USA Holdings”), an indirect, wholly-owned subsidiary of APC, has proposed to sell 7,462,830.33 common membership interests of Primary Energy Recycling Holdings LLC, a Delaware limited liability company (“PERH”), constituting 14.3% of the common membership interests of PERH (the “PERH Sale”) to Primary Energy Recycling Corporation (“PERC”), a corporation incorporated under the laws of British Columbia pursuant to a certain Purchase Agreement dated as of February 15, 2012 (as amended prior to the date hereof, the “PERH Purchase Agreement”) among PERC, AP USA Holdings and APC;

WHEREAS, under Section 7.05 of the Credit Agreement, the PERH Sale is not a permitted Disposition; and

WHEREAS, the Borrowers have requested that the Required Lenders consent to the PERH Sale, notwithstanding that the PERH Sale is not a permitted Disposition under Section 7.05 of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

2.             CONSENT.  Subject to the satisfaction of the conditions set forth in Section 4 of this Consent, the Administrative Agent and the Lenders constituting the Required Lenders hereby agree as follows:

2.1          subject to the other terms and provisions of this Consent, the Required Lenders hereby consent to the PERH Sale; provided that all proceeds of the PERH Sale (other than proceeds used to pay reasonable out-of-pocket fees and expenses in connection with the consummation of the PERH Sale) shall be applied to reduce the Outstanding Amount of the Loans upon the consummation of the PERH Sale; and

2.2          the consent set forth in Section 2.1 is limited to the extent described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  It is agreed and acknowledged by the parties hereto that failure by the Borrowers to comply with the terms and conditions of Section 2 of this Consent shall constitute an Event of Default under the Credit Agreement.

3.             REPRESENTATIONS AND WARRANTIES AND COVENANTS. In order to induce each of the Lenders and the Administrative Agent to enter into this Consent, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement, except (i) to the extent any such representation and warranty relates solely to an earlier date and (ii) to the extent any facts included in such representation and warranty (including any Schedules related thereto) have changed in accordance with the terms of the Credit Agreement or this Consent, and additionally represents and warrants and covenants and agrees as follows:

3.1          Existence and Standing.  Such Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2          No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower or any Subsidiary, is required to be obtained in connection with the execution, delivery or performance of this Consent or the execution and delivery of the PERH Purchase Agreement and the consummation of the PERH Sale, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3          Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by such Borrower of this Consent and by APC and AP US Holdings of the PERH Purchase Agreement and the consummation of the PERH Sale are within the corporate powers of such Borrower and such Subsidiary, have been duly authorized by all necessary corporate action, and do not (a) contravene such Borrower’s or such Subsidiary’s applicable Organization Documents, including, without limitation, its articles or certificate of incorporation, by laws or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material

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Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower or such Subsidiary (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of such Borrower or any Subsidiary (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which such Borrower, such Subsidiary or any other Loan Party is a party or an obligor (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

3.4          Validity, etc.  This Consent and the Credit Agreement constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

4.             CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CONSENT.  This Consent shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

4.1          The Administrative Agent shall have received counterparts of this Consent executed and delivered on behalf of the Borrowers, the Administrative Agent and each of the Lenders constituting the Required Lenders.

4.2          The Administrative Agent shall have received an Officer’s Certificate certified by a Responsible Officer of the Borrower Agent certifying, inter alia, that, (1) attached to such certificate are true and correct copies of resolutions adopted by the board of directors, board of managers or other appropriate body of APC and AP USA Holdings authorizing the PERH Sale and the execution, delivery and performance by such Loan Party of the PERH Purchase Agreement and other related documents and agreements to which it is or will be a party and the consummation of the transactions contemplated thereby; (2) simultaneously with or following the effectiveness of this Consent, all conditions to the closing of the PERH Sale will be satisfied or waived, (3) attached to such certificate are true and correct copies of each of the PERH Purchase Agreement and all other material documents and agreements delivered in connection with the PERH Purchase Agreement, and such documents are in full force and effect, and (4) the aggregate purchase price of the PERH Sale (other than proceeds used to pay reasonable out-of-pocket fees and expenses in connection with the consummation of the PERH Sale) shall be applied to reduce the Outstanding Amount of the Loans upon the consummation of the PERH Sale.

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4.3          The Administrative Agent shall have received such other agreements, certificates and other information as the Administrative Agent reasonably requires in advance in writing.

5.             GOVERNING LAW, SEVERABILITY, ETC.  THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

6.             MISCELLANEOUS.

6.1          Successors and Assigns.  This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.2          Counterparts.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.3          NO ORAL AGREEMENTS.  THIS WRITTEN CONSENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER CORPORATION,
ATLANTIC POWER GENERATION, INC.,
ATLANTIC POWER TRANSMISSION, INC.

By:
Name: Barry E. Welch
Title: President of each of the entities listed above

[Signature Page 1 to Consent]

BANK OF MONTREAL, as Administrative Agent

By:
Name: Jeffrey D. Currie
Title: Vice President

BANK OF MONTREAL, as an L/C Issuer and as a Lender

By:
Name: Jeffrey D. Currie
Title: Vice President

[Signature Page 2 to Consent (PERH Sale)]

UNION BANK CANADA BRANCH, as a Lender

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page 3 to Consent (PERH Sale)]

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 4 to Consent (PERH Sale)]

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 5 to Consent (PERH Sale)]

CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 22, 2012 (this “Consent”), is among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”, together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”) are parties to that certain Credit Agreement, dated as of November 4, 2011 (as amended, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, APC has requested that the Lenders and the Administrative Agent consent to the release of the Guaranty provided by Curtis Palmer, LLC dated as of November 4, 2011 (the “Curtis Palmer Guaranty”), and without the prior written consent of the Required Lenders and the Administrative Agent, the release of the Curtis Palmer Guaranty (the “Release”) is not permitted under Section 6.14(c) of the Credit Agreement;

WHEREAS, APC has requested that the Lenders and the Administrative Agent consent to the amendment of the CPI US Notes pursuant to that certain First Amendment dated as of June 22, 2012 to Note Purchase and Parent Guaranty Agreement dated as of August 15, 2007, by and among Atlantic Power (US) GP, a Delaware general partnership (f/k/a CPI Power (US) GP, “AP(US)”), Atlantic Power Limited Partnership, an Ontario limited partnership (f/k/a Capital Power Income L.P., “APLP”), Curtis Palmer LLC, a Delaware limited liability company (f/k/a Curtis Palmer Inc., “Curtis Palmer”), APC and each of the holders of the CPI US Notes party thereto (the “CPI US Noteholders”), a copy of which is attached to the Officer’s Certificate required pursuant to Section 6.2 of this Consent (the “Atlantic (US) GP Note Amendment”), and without the prior written consent of the Required Lenders and the Administrative Agent, certain provisions of the Atlantic (US) GP Note Amendment are not permitted under the Credit Agreement; and

WHEREAS, in connection with the Release and the required consent to the Atlantic (US) GP Note Amendment, the Borrowers, the Administrative Agent and the Required Lenders have agreed to the following consents and have agreed to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

2.             CONSENT.  Subject to the satisfaction of the conditions set forth in Section 6 of this Consent, the Required Lenders hereby agree as follows:

2.1.         subject to the other terms and provisions of this Consent, the Administrative Agent and the Lenders hereby consent to the execution, delivery and performance of the Atlantic (US) GP Note Amendment; provided, however, that notwithstanding the terms of Sections 10.4.1 and 10.9(d) of the CPI US Notes, as amended by the Atlantic (US) GP Note Amendment, any sale, lease, transfer or other Disposition of the Capital Stock of Curtis Palmer or the Property of Curtis Palmer shall also be subject to the terms and conditions of Sections 7.04 and 7.05 of the Credit Agreement;

2.2.         notwithstanding any provision in the Credit Agreement or any other Loan Document, the Administrative Agent and the Lenders hereby agree that the execution, delivery and performance of the Atlantic (US) GP Note Amendment, the CPI US Note Purchase Agreement, as amended by the Atlantic (US) GP Note Amendment and the CPI US Notes, as amended by the Atlantic (US) GP Note Amendment, shall be permitted under the terms and provisions of the Credit Agreement and the other Loan Documents; provided, however, that notwithstanding the terms of Sections 10.4.1 and 10.9(d) of the CPI US Notes, as amended by the Atlantic (US) GP Note Amendment, any sale, lease, transfer or other Disposition of the Capital Stock of Curtis Palmer or the Property of Curtis Palmer shall also be subject to the terms and conditions of Sections 7.04 and 7.05 of the Credit Agreement; and

2.3.         the consents as set forth in this Section 2 are limited to the extent described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, in each case, other than as set forth herein.

3.             AMENDMENT TO CREDIT AGREEMENT.

3.1          Section 7.02(a)(iii) of the Credit Agreement is amended and restated in its entirety and replaced with the following:

“(iii)        Investments of (A) any Loan Party in any other Loan Party, (B) any Unrestricted Subsidiary in any Loan Party, (C) any Subsidiary in any Loan Party or in any Subsidiary that is not a Loan Party, and (D) any Loan Party in any Subsidiary that is not a Loan Party or in any Unrestricted Subsidiary (or any subsequent Investment by a Subsidiary or Unrestricted Subsidiary in a Similar Business) after the Closing Date (1) with proceeds received in connection with the issuance of Capital Stock (other than Disqualified Stock) of the Canadian Borrower for the purposes of making such Investment or (2) so long as, (x) both before and after giving effect thereto, no Default has occurred and is continuing, (y) the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered is less than 6.25 to 1.00 on a pro forma basis, after giving effect to the making of such Investment, and the Interest Coverage Ratio for the previous four-quarter period for which financial

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statements have been delivered is greater than 2.25 to 1.00 on a pro forma basis, after giving effect to the making of such Investment, and (z) such Investment is made with funds available to the Canadian Borrower that could be utilized by the Canadian Borrower to make a dividend, distribution or other payment under this Agreement or funds that could be made available to the Canadian Borrower by any of its Subsidiaries, Unrestricted Subsidiaries and minority owned interests for such purpose; provided that, in the case of any Investment of the type described in clause (D) above, no such Investment shall be made with the proceeds of any Loan.”

3.2.         Section 7.03 of the Credit Agreement is amended by adding the following paragraph after the end thereof:

“Notwithstanding anything in this Section 7.03 to the contrary, Curtis Palmer shall not incur any Indebtedness (including any Guarantees of Indebtedness) other than (i) Indebtedness of Curtis Palmer in existence on the Closing Date, including the guaranty of Indebtedness under the CPI US Notes as amended by the Atlantic (US) GP Note Amendment (and, in each case, Refinancing Indebtedness thereof) and (ii) any Indebtedness (or Guarantees of Indebtedness) in an aggregate principal amount not to exceed $2,500,000 until such time as (x) each of the Required Canadian Hills Collateral Documents (as defined in the Consent and Second Amendment to Credit Agreement dated as of June 22, 2012) have been executed and delivered and (y) the holders of the CPI US Notes agree to permit Curtis Palmer to incur such additional Indebtedness.”

4.             RELEASE.  The Administrative Agent and each of the Lenders hereby releases Curtis Palmer, without representation or warranty, effective on the Effective Date, from all Obligations, including those contained in or arising pursuant to any Guaranty to which it is a party, and agrees that the Curtis Palmer Guaranty is hereby terminated and of no further force and effect from and after the Effective Date.  The CPI US Noteholders may rely upon this Section 4.

5.             REPRESENTATIONS AND WARRANTIES AND COVENANTS. In order to induce each of the Lenders and the Administrative Agent to enter into this Consent, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement, except (i) to the extent any such representation and warranty relates solely to an earlier date and (ii) to the extent any facts included in such representation and warranty (including any Schedules related thereto) have changed in accordance with the terms of the Credit Agreement or this Consent, and additionally represents and warrants and covenants and agrees as follows:

5.1          Existence and Standing.  Such Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its

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properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

5.2          No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower, is required to be obtained in connection with the execution, delivery or performance of this Consent, the Credit Agreement as amended by this Consent and CPI US Notes as amended by the Atlantic (US) GP Note Amendment, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

5.3          Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by such Borrower of this Consent and the performance by such Borrower of the Credit Agreement as amended by this Consent and CPI US Notes as amended by the Atlantic (US) GP Note Amendment, in each case, are within the corporate powers of such Borrower, have been duly authorized by all necessary corporate action, and do not (a) contravene such Borrower’s Organization Documents, including, without limitation, its articles or certificate of incorporation, bylaws or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of such Borrower (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which such Borrower or any Loan Party is a party or an obligor (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

5.4          Validity, etc.  This Consent, the Credit Agreement as amended by this Consent and CPI US Notes as amended by the Atlantic (US) GP Note Amendment constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

6.             CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CONSENT.  This Consent, including the consent set forth in Section 2, the amendment set forth in Section 3 and the Release set forth in Section 4, shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

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6.1          The Administrative Agent shall have received counterparts of this Consent executed and delivered on behalf of the Borrowers, the Administrative Agent and Lenders constituting the Required Lenders.

6.2          The Administrative Agent shall have received a certificate of an officer of APC certifying that (a) attached thereto is a true and correct copy of the Atlantic (US) GP Note Amendment, duly authorized and executed by APC, AP (US), APLP and Curtis Palmer and the required percentage of holders of the CPI US Notes necessary to effect each of the consents, waivers and amendments contained therein and upon the effectiveness of this Consent, the Atlantic (US) GP Note Amendment will be in full force and effect, (b) the Atlantic (US) GP Note Amendment requires the Release as a condition to the effectiveness thereto, (c) upon the effectiveness of the Release, the “Guarantee” delivered by Curtis Palmer pursuant to the 2011 Note Indenture is automatically released and no further action is required by any Person, including, without limitation, the Borrowers, Curtis Palmer, AP(US) or any other Affiliate of the Borrowers, and (d) immediately prior to and upon giving effect to the Release and the Atlantic (US) GP Note Amendment, no Default or Event of Default will have occurred or be continuing.

6.3          The Administrative Agent shall have received such other agreements, certificates and other information as the Administrative Agent reasonably requires in advance in writing.

7.             POST CLOSING COVENANTS.

7.1          On or before December 31, 2012 or, if earlier, promptly upon (i) repayment of the Indebtedness of Canadian Hills Wind, LLC (“Canadian Hills”) related to the construction financing and completion of the proposed approximately 300MW wind power project (the “Project”) by Canadian Hills and evidenced by that certain Credit Agreement among Canadian Hills, the lenders from time to time party thereto, and Morgan Stanley Senior Funding Administrative Agent for such lenders, dated as of March 30, 2012 (the “Canadian Hills Credit Agreement”); and (ii) execution of definitive documentation for a tax equity investment in Canadian Hills and the making of such equity investment (the “Tax Equity Investment”) upon the completion of the Project (such date, the “Canadian Hills Collateral Effectiveness Date”), the Borrowers shall deliver, in each case, in form and substance satisfactory to the Administrative Agent:

(a)           written notice that Canadian Hills has revoked its designation as a Unrestricted Subsidiary under the Credit Agreement;

(b)           an agreement from each of Atlantic Oklahoma Wind LLC (“Atlantic Oklahoma”) and Canadian Hills Holding Company LLC (“Canadian Hills Holdings”) not to pledge any of its respective assets or property, whether real or personal, or to authorize Canadian Hills to pledge any of its assets or property, whether real or personal, and an agreement from Canadian Hills not to pledge any of its assets or property, whether real or personal, to any Person other than (x) the Secured Parties, (y) the holders of the Indebtedness of Canadian Hills under the Canadian Hills Credit Agreement, solely to the extent the same has not

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been repaid in full on such date, and (z) the provider of a project-level letter of credit facility in an amount not to exceed $ 20,000,0000 (the “Canadian Hills Negative Pledge Agreement”);

(c)           a pledge from Canadian Hills Holdings and its Affiliates of all the Capital Stock of Canadian Hills owned by such entities (the “Canadian Hills Pledge”); and

(d)           a Guaranty or a joinder to the US Guaranty executed and delivered by Canadian Hills Holdings and Canadian Hills (the “Canadian Hills Guaranty”, and collectively with the Canadian Hills Pledge and the Canadian Hills Negative Pledge Agreement, the “Required Canadian Hills Collateral Documents”).

Failure to perform any of the obligations under this Section 7.1 shall be an Event of Default under the Credit Agreement; provided, however, that failure of Canadian Hills, Canadian Hills Holdings, Atlantic Oklahoma, and their Affiliates to execute and deliver any of the Required Canadian Hills Collateral Documents shall not result in an Event of Default if the Tax Equity Investment is not consummated for reasons beyond the control of APC and its Affiliates or if, after employing commercially reasonable efforts, the terms of any material documents related to the financing and capitalization of the Project or Canadian Hills, including the Tax Equity Investment and the limited liability company agreement of Canadian Hills, prohibit any such Required Canadian Hills Collateral Documents.

7.2          Within thirty (30) days of the Effective Date, the Administrative Agent shall have received the following, each in form and substance satisfactory to the Administrative Agent: (a) a certificate of an officer of APT revoking the designation of Atlantic Rockland Holdings, LLC (“Atlantic Rockland”) as an Unrestricted Subsidiary under the Credit Agreement; (b) a certificate of an officer of Atlantic Rockland designating and certifying that Rockland Wind Ridgeline Holdings, LLC (“Rockland Wind”) is designated as a Subsidiary under the Credit Agreement; (c) a pledge from APT and its Affiliates of 100% of the Capital Stock of Atlantic Rockland; (d) either (i) a pledge from Atlantic Rockland of 100% of the Capital Stock of Rockland Wind owned by Atlantic Rockland, or (ii) a certificate of an officer of Atlantic Rockland certifying that Atlantic Rockland is prohibited from granting a pledge of such Capital Stock without the consent of (x) the other owners of Capital Stock of Rockland Wind pursuant to the Organizational Documents of Rockland Wind or (y) the lenders under the applicable Rockland Wind project debt documents; (e) a Guaranty or a joinder to the US Guaranty executed and delivered by Atlantic Rockland; and (f) either (i) a Guaranty or a joinder to the US Guaranty executed and delivered by Rockland Wind or (ii) a certificate of an officer of Rockland Wind certifying that Rockland Wind cannot execute, deliver and perform such Guaranty or joinder without the consent of (x) each owner of Capital Stock of Rockland Wind pursuant to the Organizational Documents of Rockland Wind or (y) the lenders under the applicable project debt documents of Rockland Wind.

8.             GOVERNING LAW, SEVERABILITY, ETC.  THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND

6

INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

9.             RELEASE OF CLAIMS.  Each of the Borrowers, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Administrative Agent and each of the Lenders from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that any of the Borrowers has asserted, or might assert, against the Administrative Agent or the Lenders with respect to the Obligations, the Credit Agreement (including as amended by this Consent), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Administrative Agent or the Lenders by reason of or in connection with any of the foregoing matters, claims, or causes of action which have arisen on or before the date hereof.

10.          MISCELLANEOUS.

10.1        Successors and Assigns.  This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10.2        Counterparts.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.3        NO ORAL AGREEMENTS.  THIS WRITTEN CONSENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER CORPORATION,
ATLANTIC POWER GENERATION, INC.,
ATLANTIC POWER TRANSMISSION, INC.,

By:
Name: Barry E. Welch
Title: President of each of the entities listed above

[Signature Page 1 to Consent and Second Amendment]

BANK OF MONTREAL, as Administrative Agent, an L/C Issuer and as a Lender

By:
Name: Jeffrey D. Currie
Title: Vice President

[Signature Page 2 to Consent and Second Amendment]

UNION BANK CANADA BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page 3 to Consent and Second Amendment]

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:
Name:
Title:

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 4 to Consent and Second Amendment]

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 5 to Consent and Second Amendment]

CONSENT AND WAIVER

THIS CONSENT AND WAIVER, dated as of June 25, 2012 (this “Consent”), is among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”, together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”) are parties to that certain Credit Agreement, dated as of November 4, 2011 (as amended, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, APC has requested that the Lenders consent to the Incurrence by APC of up to $130,000,000 of unsecured Indebtedness (the “Canadian Hills Equity Financing”) to make an Investment in Canadian Hills Wind, LLC (“Canadian Hills”) to finance a portion of Canadian Hills Holding Company LLC’s (“Canadian Hills Holdings”) obligation to make a cash equity contribution to Canadian Hills to fund a portion of the construction costs of a proposed approximately 300MW wind power project (the “Project”) by Canadian Hills;

WHEREAS, the Incurrence of the Canadian Hills Equity Financing in addition to the other existing Indebtedness of APC (including the borrowing of Loans under the Credit Agreement up to the Aggregate Commitments) may cause the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered to exceed 6.0 to 1.0 on a pro forma basis, and without the prior written consent of the Required Lenders, the Incurrence of such Indebtedness is not permitted under Section 7.03 of the Credit Agreement;

WHEREAS, APC has requested that the Lenders consent to allow APC to use up to $50,000,000 of the proceeds of Loans under the Credit Agreement to make an Investment in Canadian Hills to fund a portion of the construction costs in connection with the Project in the event that the Canadian Hills Equity Financing is not consummated prior to July 15, 2012, and without the prior written consent of the Required Lenders, Loan proceeds are not permitted to be used to make an Investment in Canadian Hills under Section 7.02 of the Credit Agreement; and

WHEREAS, in connection with the requests related to the Canadian Hills Equity Financing, and if the Canadian Hills Equity Financing is not consummated prior to July 15, 2012, the Investment in Canadian Hills with the proceeds of Loans, the Borrowers, the Administrative Agent and the Required Lenders have agreed to the following consents as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

2.                                      CONSENT AND WAIVER.  Subject to the satisfaction of the conditions set forth in Section 4 of this Consent, the Required Lenders hereby agree as follows:

2.1.                            subject to the other terms and provisions of this Consent, the Administrative Agent and the Lenders hereby (a) consent to the Incurrence by APC of unsecured Indebtedness in an amount not to exceed $130,000,000 in connection with the Canadian Hills Equity Financing and (b) agree to waive the requirements of Section 7.03(s) of the Credit Agreement that the Total Leverage Ratio for the previous four-quarter period for which financial statements have been delivered not exceed 6.0 to 1.0 on a pro forma basis after giving effect to (a) the Incurrence of the Indebtedness in connection with the Canadian Hills Equity Financing and (b) the borrowing of any Loans under the Credit Agreement after the consummation of the Canadian Hills Equity Financing (the “Limited Incurrence Waiver”); provided that the Limited Incurrence Waiver shall only apply to the Incurrence of Indebtedness with respect to the Canadian Hills Equity Financing and the borrowing of Loans under the Credit Agreement after the consummation of the Canadian Hills Equity Financing; and provided further, that the Limited Incurrence Waiver shall terminate on the earlier of (x) December 31, 2012, (y) the repayment of the obligations under the Credit Agreement between Canadian Hills and Morgan Stanley Senior Funding, Inc. (or one or more Affiliates) as administrative agent and collateral agent, and the lenders from time to time party thereto, dated as of March 30, 2012, in the aggregate principal amount of $290,300,000 (the “Canadian Hills Credit Agreement”), or (z) the Term Conversion Date (as defined in the Canadian Hills Credit Agreement);

2.2.                            subject to the other terms and provisions of this Consent, the Administrative Agent and the Lenders hereby consent to the Borrowers using the proceeds of Loans in an amount not to exceed $50,000,0000 to make an Investment in Canadian Hills to be used in connection with the funding of construction costs related to the Project; provided that no Loan proceeds shall be used to make such Investment in Canadian Hills (x) prior to July 10, 2012 and (y) if the Canadian Hills Equity Financing has been consummated on or prior to July 10, 2012; provided further, that all such Loan proceeds shall be repaid in full on or prior to the earlier of (x) August 24, 2012 and (y) the date on which the Canadian Hills Equity Financing is consummated; and

2.3                               the consents and waivers as set forth in this Section 2 are limited to the extent described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, in each case, other than as set forth herein.

3.                                      REPRESENTATIONS AND WARRANTIES AND COVENANTS. In order to induce each of the Lenders and the Administrative Agent to enter into this Consent, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement, except (i) to the extent any such representation and warranty

2

relates solely to an earlier date and (ii) to the extent any facts included in such representation and warranty (including any Schedules related thereto) have changed in accordance with the terms of the Credit Agreement or this Consent, and additionally represents and warrants and covenants and agrees as follows:

3.1                               Existence and Standing.  Such Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2                               No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower, is required to be obtained in connection with the execution, delivery or performance of this Consent, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3                               Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by such Borrower of this Consent and the consummation of the Canadian Hills Equity Financing, in each case, are within the corporate powers of such Borrower, have been duly authorized by all necessary  corporate action, and do not (a) contravene such Borrower’s Organization Documents, including, without limitation, its articles or certificate of incorporation, bylaws or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of such Borrower (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which such Borrower or any Loan Party is a party or an obligor (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

3.4                               Validity, etc.  This Consent constitutes the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such

3

enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

4.                                      CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CONSENT.  This Consent shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

4.1                               The Administrative Agent shall have received counterparts of this Consent executed and delivered on behalf of the Borrowers, the Administrative Agent and Lenders constituting the Required Lenders.

4.2                               The Administrative Agent shall have received a certificate of an officer of APC certifying that after giving effect to this Consent, the consummation of the Canadian Hills Equity Financing will not contravene, result in or cause a breach of, or a default under the terms or conditions of any Indebtedness having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000.

4.3                               The Consent and Second Amendment to Credit Agreement between the Borrowers, the Agent and the Required Lenders shall have been executed and delivered.

4.4                               The Administrative Agent shall have received such other agreements, certificates and other information as the Administrative Agent reasonably requires in advance in writing.

5.                                      GOVERNING LAW, SEVERABILITY, ETC.  THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

6.                                      MISCELLANEOUS.

6.1                               Successors and Assigns.  This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.2                               Counterparts.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.3                               NO ORAL AGREEMENTS.  THIS WRITTEN CONSENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

4

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER CORPORATION,
ATLANTIC POWER GENERATION, INC.,
ATLANTIC POWER TRANSMISSION, INC.,

By:
Name: Barry E. Welch
Title: President of each of the entities listed above

[Signature Page 1 to Consent and Waiver]

BANK OF MONTREAL, as Administrative Agent, an L/C Issuer and as a Lender

By:
Name: Jeffrey D. Currie
Title: Vice President

[Signature Page 2 to Consent and Waiver]

UNION BANK CANADA BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page 3 to Consent and Waiver]

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:
Name:
Title:

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 4 to Consent and Waiver]

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:
Name:
Title:

[Signature Page 5 to Consent and Waiver]

Execution Copy

MODIFICATION AND JOINDER AGREEMENT

This MODIFICATION AND JOINDER AGREEMENT, dated as of July 20, 2012 (this “Agreement”), is by ATLANTIC POWER TRANSMISSION, INC., a Delaware corporation (“APT”), ATLANTIC ROCKLAND HOLDINGS, LLC, a Delaware limited liability company (“Atlantic Rockland”), and each of the other Subsidiaries party hereto in favor of BANK OF MONTREAL, as administrative agent (in such capacity, and together with any successor in such capacity, the “Administrative Agent”) for the benefit of the Lenders (as defined below) and such Lenders.  Capitalized terms used in this Agreement but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as defined below).

RECITALS

A.                                    Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and APT (together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), are parties to the Amended and Restated Credit Agreement, dated as of November 4, 2011, between the Borrowers, the lenders that are signatories thereto (the “Lenders”), and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                    Atlantic Rockland is a wholly-owned subsidiary of APT and previously designated by the Borrowers as an Unrestricted Subsidiary under the Credit Agreement.

C.                                    Atlantic Rockland owns 60% of the Capital Stock of Rockland Wind Ridgeline Holdings LLC , a Delaware limited liability company (“Rockland Wind”), also previously designated by the Borrowers as an Unrestricted Subsidiary under the Credit Agreement.

D.                                    the Borrowers, the Administrative Agent and the Lenders have entered into a Consent and Second Amendment to Credit Agreement dated June 22, 2012 (the “Consent and Amendment”), pursuant to which, inter alia, the Lenders agreed to certain releases and amendments under the Credit Agreement on the condition that the Borrowers, Atlantic Rockland and Rockland Wind execute and deliver this agreement requiring: (a) Atlantic Rockland to (i) join as a “Guarantor” party to the US Guaranty (as defined in the Credit Agreement), (ii) join as a “Pledgor” party to the Pledge Agreement and Irrevocable Proxy, dated as of November 4, 2011, given by APC, APT and certain other “Pledgors” party thereto in favor of the Administrative Agent (as amended, supplemented, or otherwise modified from time to time, the “2011 Pledge”) and grant a security interest in and pledge its Capital Stock in Rockland Wind; and (b) APT to grant a security interest in and pledge its Capital Stock in Atlantic Rockland under the 2011 Pledge, and in each case, to amend the 2011 Pledge to reflect such pledges pursuant to Exhibit A.

E.                                     Atlantic Rockland expects to derive benefits from the transactions resulting in the creation of the Obligations.  The Administrative Agent and each Lender may rely conclusively on the continuing warranty, hereby made, that Atlantic Rockland continues to be benefited by the Lenders’ extension of credit accommodations to the Borrowers.  Neither the Administrative Agent nor any Lender shall have any duty to inquire into or confirm the receipt of any such benefits, and this Agreement, the Guaranty, and the 2011 Pledge shall be effective and enforceable by the Administrative Agent for the benefit of the Lenders without regard to the receipt, nature, or value of any such benefits.

AGREEMENT

NOW THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations, and agreements set forth herein and in the Credit Agreement and the other Loan Documents, as required by the Consent and Amendment and other valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby consents and agrees as follows:

Section1.                                              By this Agreement, (a) Atlantic Rockland becomes a Guarantor for all purposes under the Credit Agreement and the US Guaranty and (b) Atlantic Rockland becomes a “Pledgor” under the 2011 Pledge subject to the qualifications set forth in Section 3(b) hereof.

Section 2.                                           Atlantic Rockland hereby agrees that, upon its execution hereof, it will become a Guarantor under the US Guaranty with respect to all Obligations (as defined in the Credit Agreement), and will be bound by all terms, conditions and duties applicable to a Guarantor under the US Guaranty and the other Loan Documents.  Without limitation of the foregoing, and in furtherance thereof, Atlantic Rockland unconditionally and irrevocably, guarantees the due and punctual payment and performance of all Obligations (on the same basis as the other Guarantors under the US Guaranty).

Section 3.                                           (a) Atlantic Rockland hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties (as defined in the 2011 Pledge), and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of its right, title and interest, whether now owned or hereafter arising or acquired, in and to the following property (all of which shall be deemed to be “Collateral” under the 2011 Pledge):  (i) all of its Pledged Interests (as defined in the 2011 Pledge as modified by this Agreement); (ii) all other Pledged Interests issued from time to time; (iii) any Pledged Notes (as defined in the 2011 Pledge as modified by this Agreement) issued from time to time; (iv) all of its other Pledged Property (as defined in the 2011 Pledge as modified by this Agreement), whether now or hereafter delivered to the Administrative Agent in connection with the 2011 Pledge, including, without limitation, all rights in any organic documents of any Pledged Interests Issuers (as defined in the 2011 Pledge as modified by this Agreement), including, without limitation but subject to the qualifications set forth in Section 3(b) hereof, any voting and management rights arising thereunder or at law, but only following the foreclosure or other disposition of the Pledged Interests, all rights to profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Pledged Interests Issuers (including upon dissolution) in respect of all Capital Stock (as defined in Credit Agreement), membership or other equity interests now owned or hereafter acquired by Atlantic Rockland in the Pledged Interests Issuers and in respect of Atlantic Rockland accounts, general intangibles and other rights to payment or reimbursement now existing or hereafter acquired from the Pledged Interests Issuers; (v) all Distributions (as defined in the 2011 Pledge as modified by this Agreement), interest, and other payments and rights with respect to any

2

Pledged Property; (vi) all books and records (in whatever form or media, including without limitation computerized records, software and disks) relating to any of the foregoing; (vii) all General Intangibles (as defined in the 2011 Pledge as modified by this Agreement) relating to or arising out of any of the foregoing; and (vii) all proceeds of any of the foregoing.

(b)                                 Notwithstanding anything to the contrary herein or in any Pledge Agreement, Atlantic Rockland’s grant of the security interest in the Pledged Interests and its joinder to the 2011 Pledge does not include any grant of voting or management rights or the appointment of any attorney in fact or any proxy, irrevocable or otherwise, with respect to such voting or management rights, with respect to the Pledged Interests, in each case, to the extent any such grant could reasonably be expected to result in a breach of the limited liability company agreement of Rockland Wind; provided that a written notice by a member of Rockland Wind (other than Atlantic Rockland) that any such grant of voting or management rights or the appointment of any attorney in fact or any proxy, irrevocable or otherwise, with respect to such voting or management rights, shall be deemed to be a reasonable expectation of such a breach.  Upon receipt of such written notice, the Agent shall provide a written disclaimer of the voting or management right, appointment or proxy claimed to constitute a breach of the limited liability company agreement of Rockland Wind.

Section 4.                                           APT hereby consents and agrees that all of its Equity Interests in Atlantic Rockland, as set forth on Attachments 1 and 2 to the 2011 Pledge, as modified and supplemented by this Agreement, constitute Collateral. APC, APT and each other Subsidiary party hereto and party to a Pledge Agreement hereby reaffirms, regrants and repledges its grant of a pledge in all of its “Collateral” (as defined in such Pledge Agreement, in each case, as modified by the Agreement) under each such Pledge Agreement to which it is a party.

Section 5.                                           Atlantic Rockland hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as a Guarantor pursuant to the US Guaranty, and Atlantic Rockland hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as a Pledgor pursuant to the 2011 Pledge subject to qualifications set forth in Section 3(b) hereof, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Guarantor pursuant to the US Guaranty or a Pledgor pursuant to the 2011 Pledge, as applicable, and all other Loan Documents to which it is or becomes a party.

Section 6.                                           This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that neither Atlantic Rockland nor any of the other Loan Parties party hereto may assign any of its rights, obligations or interest hereunder or under any other Loan Document to which it is a party without the prior written consent of the Lenders or as otherwise permitted by the Loan Documents.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS THEREOF.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of

3

which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement, which shall remain binding on all parties hereto.

Section 7.                                           From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 8.                                           Each of the Administrative Agent and APC, APT, Atlantic Rockland and the other Subsidiaries party hereto hereby agree that Attachments 1 and 2 of the 2011 Pledge are hereby supplemented as set forth on Exhibit A hereto.  After giving effect to the supplement, pledge and the joinder set forth in this Agreement, each of the schedules and exhibits to the respective Pledge Agreements is true, correct, and complete as of the date hereof.

Section 9.                                           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 10.                                    Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Section 11.                                    Acknowledgements.  Atlantic Rockland hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution, and delivery of this Agreement, and (b) it shall rely entirely upon its own judgment with respect to its business, and any review, inspection, or supervision of, or information supplied to, it by the Administrative Agent or any Lender is for the protection of the Administrative Agent and the Lenders and neither Atlantic Rockland nor any third party is entitled to rely thereon.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ATLANTIC AUBURNDALE, LLC
ATLANTIC IDAHO WIND C, LLC
ATLANTIC IDAHO WIND HOLDINGS, LLC
ATLANTIC OKLAHOMA WIND, LLC
ATLANTIC POWER CORPORATION
ATLANTIC POWER GENERATION, INC.
ATLANTIC POWER HOLDINGS, INC.
ATLANTIC POWER SERVICES CANADA GP INC.
ATLANTIC POWER SERVICES CANADA LP
By: Atlantic Power Services Canada GP Inc., its General Partner
ATLANTIC POWER TRANSMISSION, INC.
ATLANTIC RENEWABLES HOLDINGS, LLC
ATLANTIC ROCKLAND HOLDINGS, LLC
AUBURNDALE LP, LLC
By: Atlantic Auburndale, LLC, its Sole Member
BADGER POWER GENERATION I LLC
BADGER POWER GENERATION II LLC
BAKER LAKE HYDRO LLC
CPI INCOME SERVICES LTD.
DADE INVESTMENT, L.P.
By: NCP Dade Power LLC, its General Partner
HARBOR CAPITAL HOLDINGS, LLC
By: Atlantic Power Holdings, Inc., its Sole Member
LAKE INVESTMENT, L.P.
By: NCP Lake Power LLC, its General Partner
By: Teton East Coast Generation LLC, its Sole Member
NCP DADE POWER LLC
NCP GEM LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP LAKE POWER LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP PASCO LLC
OLYMPIA HYDRO LLC
TETON EAST COAST GENERATION LLC
TETON NEW LAKE, LLC
TETON POWER FUNDING, LLC

By:
Name:	Barry E. Welch
Title:	Authorized officer of each entity identified above

Modification and Joinder Agreement (Atlantic Rockland)

S-1

Acknowledged and accepted:

BANK OF MONTREAL
as Administrative Agent

By:
Name: Jeffrey D. Currie
Title: Vice President

Modification and Joinder Agreement (Atlantic Rockland)

S-2

EXHIBIT A TO

JOINDER AGREEMENT

ATTACHMENT 1
to

Pledge Agreement

Item A.  Pledged Interests

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
137.	Atlantic Auburndale, LLC	Auburndale LP, LLC	Membership Interests	100%	Uncertificated
138.	Atlantic Idaho Wind C, LLC	RP Wind ID, LLC	Membership Interests	99%	Uncertificated
139.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind A, LLC	Membership Interests	100%	Uncertificated
140.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind C, LLC	Membership Interests	100%	Uncertificated
141.	Atlantic Oklahoma Wind, LLC	Canadian Hills Holding Company, LLC	Membership Interests	99%	Uncertificated
142.	Atlantic Power Corporation	Atlantic Power Services Canada GP Inc.	Common Shares	100%	2
143.	Atlantic Power Corporation	Atlantic Power Services Canada LP	Limited Partnership Units	100%	LP-1
144.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Preferred Shares	100%	1-A
145.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Common Shares	100%	1
146.	Atlantic Power Corporation	Atlantic Power Limited Partnership	Limited Partnership Units	99.9961%	LP-2

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
147.	Atlantic Power Corporation	Atlantic Power GP Inc.	Common Shares	100%	2C
148.	Atlantic Power GP Inc.	Atlantic Power Limited Partnership	Limited Partnership Units	0.0039%	LP-3
149.	Atlantic Power Holdings, Inc.	Atlantic Power Services, LLC	Membership Interests	100%	Uncertificated
150.	Atlantic Power Holdings, Inc.	Harbor Capital Holdings, LLC	Membership Interests	100%	Uncertificated
151.	Atlantic Power Services Canada GP Inc.	Atlantic Power Services Canada LP	General Partnership Units	100%	GP-1
152.	Atlantic Power Transmission, Inc.	Atlantic Cadillac Holdings, LLC	Membership Interests	100%	Uncertificated
153.	Atlantic Power Transmission, Inc.	Atlantic Idaho Wind Holdings, LLC	Membership Interests	100%	Uncertificated
154.	Atlantic Power Transmission, Inc.	Atlantic Piedmont Holdings, LLC	Membership Interests	100%	Uncertificated
155.	Atlantic Power Transmission, Inc.	Atlantic Rockland Holdings, LLC	Membership Interests	100%	Uncertificated
156.	Atlantic Renewables Holdings, LLC	AP Onondaga, LLC	Membership Interests	100%	Uncertificated
157.	Atlantic Rockland Holdings, LLC	Rockland Wind Ridgeline Holdings LLC	Membership Interests	60%	Uncertificated
158.	Auburndale LP, LLC	Auburndale GP, LLC	Membership Interests	100%	Uncertificated
159.	Badger Power Generation I LLC	Badger Power Associates, L.P.	General Partnership Interests	0.5%	Uncertificated
160.	Badger Power Generation II LLC	Badger Power Associates, L.P.	Limited Partnership Interests	97%	Uncertificated

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
161.	Baker Lake Hydro LLC	Concrete Hydro Partners, L.P.	Limited Partnership Interests	99%	Uncertificated
162.	Dade Investment, L.P.	Pasco Cogen, Ltd.	Limited Partnership Interests	98%	Uncertificated
163.	Harbor Capital Holdings, LLC	Atlantic Auburndale, LLC	Membership Interests	100%	Uncertificated
164.	Harbor Capital Holdings, LLC	Atlantic Renewables Holdings, LLC	Membership Interests	100%	Uncertificated
165.	Lake Investment, L.P.	Lake Cogen, Ltd.	Limited Partnership Interests	48.9%	Uncertificated
166.	NCP Dade Power LLC	Pasco Cogen, Ltd.	General Partnership Interests	2%	Uncertificated
167.	NCP Gem LLC	Lake Investment, L.P.	Limited Partnership Interests	99%	Uncertificated
168.	NCP Lake Power LLC	Lake Cogen, Ltd.	General Partnership Interests	1%	Uncertificated
169.	NCP Lake Power LLC	Lake Investment, L.P.	General Partnership Interests	1%	Uncertificated
170.	Olympia Hydro LLC	Concrete Hydro Partners, L.P.	General Partnership Interests	0.5%	Uncertificated
171.	Teton East Coast Generation LLC	NCP Gem LLC	Membership Interests	100%	Uncertificated
172.	Teton East Coast Generation LLC	NCP Lake Power LLC	Membership Interests	100%	Uncertificated
173.	Teton New Lake, LLC	Lake Cogen, Ltd.	Limited Partnership Interests	50.1%	Uncertificated

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
174.	Teton Power Funding, LLC	Badger Power Associates, L.P.	General Partnership Interests	0.5%	Uncertificated
175.	Teton Power Funding, LLC	Badger Power Associates, L.P.	Limited Partnership Interests	2%	Uncertificated
176.	Teton Power Funding, LLC	Olympia Hydro LLC	Membership Interests	100%	Uncertificated
177.	Teton Power Funding, LLC	Teton East Coast Generation LLC	Membership Interests	100%	Uncertificated
178.	Teton Power Funding, LLC	Teton Operating Services, LLC	Membership Interests	100%	Uncertificated

Item B.  Pledged Notes

None.

ATTACHMENT 2
to
Pledge Agreement

PLEDGOR:	ATLANTIC AUBURNDALE, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4620811
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC IDAHO WIND C, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4840790
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC IDAHO WIND HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4840757
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC OKLAHOMA WIND, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	5102253
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER CORPORATION
PROVINCE OF INCORPORATION:	British Columbia
IDENTIFICATION NUMBER:	CO729547
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER GP INC.
PROVINCE OF INCORPORATION:	British Columbia
IDENTIFICATION NUMBER:	C0924851
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER HOLDINGS, INC.
STATE OF INCORPORATION:	Delaware
STATE IDENTIFICATION NUMBER:	3844647
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER SERVICES CANADA GP INC.
PROVINCE OF INCORPORATION:	British Columbia
STATE IDENTIFICATION NUMBER:	BC0916552
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER TRANSMISSION, INC.
STATE OF INCORPORATION:	Delaware
STATE IDENTIFICATION NUMBER:	4756295
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC RENEWABLES HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4670242
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC ROCKLAND HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	5082331
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	AUBURNDALE LP, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	3676965
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	BADGER POWER GENERATION I, LLC
STATE OF FORMATION:	Delaware

STATE IDENTIFICATION NUMBER:	2235989
CHIEF EXECUTIVE OFFICE:	20 West 9th Street Kansas City, MO 64105

PLEDGOR:	BADGER POWER GENERATION II, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2235995
CHIEF EXECUTIVE OFFICE:	20 West 9th Street Kansas City, MO 64105

PLEDGOR:	BAKER LAKE HYDRO, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2214188
CHIEF EXECUTIVE OFFICE:	20 West 9th Street Kansas City, MO 64105

PLEDGOR:	DADE INVESTMENT, LP
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263937
CHIEF EXECUTIVE OFFICE:	1100 Town & Country Road, Suite 800 Orange, CA 92668

PLEDGOR:	HARBOR CAPITAL HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4000335
CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

PLEDGOR:	LAKE INVESTMENT, LP
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263936
CHIEF EXECUTIVE OFFICE:	1100 Town & Country Road, Suite 800 Orange, CA 92668

PLEDGOR:	NCP DADE POWER, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263878
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	NCP GEM, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263898
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	NCP LAKE POWER, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263901

CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	OLYMPIA HYDRO, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2214190
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	TETON EAST COAST GENERATION, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2219848
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	TETON NEW LAKE, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	3799973
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	TETON POWER FUNDING, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	3721785
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

CONSENT AND RELEASE

THIS CONSENT AND RELEASE, dated as of August 3, 2012 (this “Consent”), is among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”, together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), each of the Subsidiaries signatory hereto, each of the Lenders signatory hereto, Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below, and Bank of Montreal, in its capacity as collateral agent (“Collateral Agent”) under the Intercreditor Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”) are parties to that certain Credit Agreement, dated as of November 4, 2011 (as amended, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent consent to the release of Badger Power Associates, L.P. (“Badger Power”), Badger Power Generation I LLC (“Badger I”), and Badger Power Generation II LLC (“Badger II,” and together with Badger Power and Badger I, the “Released Guarantors”) from their respective guaranties provided pursuant to the Amended and Restated Guaranty given by the Guarantors party thereto in favor of the Administrative Agent dated as of November 4, 2011 (as amended, restated, supplemented, or otherwise modified before the date hereof, the “Guaranty”), and without the prior written consent of the Required Lenders and the Administrative Agent, the release of the Released Guarantors’ Guaranty is not permitted under Section 6.14(c) of the Credit Agreement;

WHEREAS, the Borrowers have requested that the Collateral Agent, the Lenders and the Administrative Agent consent to the release of the security interest in the Capital Stock of Badger I and Badger II (the “Badger I & II Release”) pledged by Teton Power Funding, LLC (“Teton Power”) pursuant to the Amended and Restated Pledge Agreement and Irrevocable Proxy dated as of November 4, 2011 (as amended, restated, supplemented, or otherwise modified before the date hereof, the “A&R Pledge Agreement”) made by Teton Power and other pledgors party thereto in favor of the Collateral Agent, and the Badger I & II Release is not permitted without the prior written consent of (a) the Required Lenders under Section 6.13 of the Credit Agreement, and (b) the Administrative Agent and the Convertible Trustee (as defined below) under Section 2(b) of the Third Amended and Restated Collateral Agency and Intercreditor Agreement dated as of November 4, 2011 (as amended, restated, supplemented, or otherwise modified before the date hereof, the “Intercreditor Agreement”), between the Administrative Agent, the Collateral Agent and Computershare Trust Company Of Canada, as “Trustee” for the holders of the Convertible Debentures issued under the Convertible Indenture described therein (in such capacity, the “Convertible Trustee”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent consent to the release of the security interest in the Capital Stock of Badger Power (the

“Badger Power Release”) pledged by Teton Power, Badger I and Badger II pursuant the Pledge Agreement and Irrevocable Proxy dated as of November 4, 2011 (as amended, restated, supplemented, or otherwise modified before the date hereof, the “Pledge Agreement”) by Teton Power, Badger I, Badger II and the other pledgors party thereto in favor of the Administrative Agent, and without the prior written consent of the Required Lenders, the Badger Power Release is not permitted under Section 6.13 of the Credit Agreement;

WHEREAS, Badger Power, an indirect, Wholly-Owned subsidiary of APC, has proposed to sell its 50% general partnership interest in Badger Creek Ltd., constituting substantially all of its assets, to an affiliate of Arclight Capital Partners, LLC (the “Badger Creek Sale”);

WHEREAS, under Section 7.04 of the Credit Agreement, the Badger Creek Sale is not permitted; and

WHEREAS, the Borrowers have requested that the Required Lenders consent to the Badger Creek Sale, notwithstanding that the Badger Creek Sale is not permitted under Section 7.04 of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

2.                                      CONSENT.  Subject to the satisfaction of the conditions set forth in Section 6 of this Consent and to the other terms and provisions of this Consent:

2.1.                            The Required Lenders hereby consent to the Badger Creek Sale; provided that (a) following the consummation of the Badger Creek Sale and until the dissolution or liquidation of the Released Guarantors in compliance with Section 7.04 of the Credit Agreement, Badger Power shall not hold any assets other than as necessary to maintain its existence and for matters incidental thereto, and Badger I and Badger II shall not hold any assets other than their equity interests in Badger Power and as otherwise necessary to maintain their existence and for matters incidental thereto; and (b) the Badger Creek Sale shall be consummated on or before October 22, 2012, or such later date as the Administrative Agent may agree in writing in its sole discretion if the consent to the Badger Creek Sale required from Pacific Gas and Electric (the “PG&E Consent”) has not been obtained on or prior to October 22, 2012.

2.2.                            The consent set forth in Section 2.1 is limited to the extent described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements in the Credit Agreement or in any of the other Loan Documents.  Failure by the Borrowers to comply with the terms and conditions of Section 2 of this Consent shall constitute an Event of Default.

3.                                      RELEASE.  Subject to the satisfaction of the conditions set forth in Section 6 of this Consent and to the other terms and provisions of this Consent:

2

3.1.                            The Administrative Agent and each of the Lenders signatory hereto hereby release each of the Released Guarantors, without representation or warranty, effective on the Effective Date, from all Obligations arising pursuant to the Guaranty, and agree that solely as to the Released Guarantors, the Guaranty is hereby terminated and of no further force and effect from and after the Effective Date.

3.2.                            The Required Lenders hereby (a) consent to the Badger I & II Release, (b) direct the Administrative Agent to instruct the Collateral Agent to release, and the Administrative Agent does hereby direct the Collateral Agent to release, and the Collateral Agent does hereby release, without representation or warranty, the security interest in the Capital Stock of Badger I and Badger II pledged under the A&R Pledge Agreement, and (c) direct the Administrative Agent to direct the Collateral Agent to authorize the Borrower Agent, and the Administrative Agent does hereby direct the Collateral Agent to authorize the Borrower Agent, and the Collateral Agent does hereby authorize the Borrower Agent, to file Uniform Commercial Code Form UCC-3 amendments in the forms attached hereto as Exhibit 1 through Exhibit 4 to be filed in the UCC records for the State of Delaware to effect such partial release.

3.3.                            The Required Lenders hereby (a) consent to the Badger Power Release, (b) direct the Administrative Agent to release, and the Administrative Agent does hereby release, without representation or warranty, the security interest in the Capital Stock of Badger Power pledged under the Pledge Agreement, and (c) direct the Administrative Agent to authorize the Borrower Agent, and the Administrative Agent does hereby authorize the Borrower Agent, to file (i) a Uniform Commercial Code Form UCC-3 amendment in the form attached hereto as Exhibit 5 to be filed in the UCC records for the State of Delaware to effect such partial release in respect of Teton Power, and (ii)  Uniform Commercial Code Form UCC-3 amendment in the forms attached hereto as Exhibit 6 and Exhibit 7, respectively, to effect such release and termination in respect of Badger I and Badger II.

4.                                      PLEDGE AGREEMENT AMENDMENT.

4.1                               Each of the Administrative Agent, the Borrowers and each of the Subsidiaries signatory hereto agree that Attachment 1 and Attachment 2 to the Pledge Agreement are hereby amended in their entirety to read as set forth in Exhibits 8 and 9 to this Consent, respectively.  The Borrowers and each of the Subsidiaries signatory hereto agree that after giving effect to this Consent, each of the attachments to the Pledge Agreement is true, correct and complete as of the date hereof.

4.2                               Each of the Collateral Agent, APC, APG and each of the Subsidiaries signatory hereto that are party to the A&R Pledge Agreement agree that Attachment 1 to the A&R Pledge Agreement is hereby amended in its entirety to read as set forth in Exhibit 10 to this Consent.  APC, APG and each of the Subsidiaries signatory hereto that are party to the A&R Pledge Agreement agree that after giving effect to this Consent, each of the attachments to the A&R Pledge Agreement is true, correct and complete as of the date hereof.

3

5.                                      REPRESENTATIONS AND WARRANTIES AND COVENANTS.  To induce each of the Lenders and the Administrative Agent to enter into this Consent, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties in Article V of the Credit Agreement, except (i) to the extent any such representation and warranty relates solely to an earlier date and (ii) to the extent any facts included in such representation and warranty (including any Schedules related thereto) have changed in accordance with the terms of the Credit Agreement or this Consent, and additionally represents and warrants and covenants and agrees as follows:

5.1.                            Existence and Standing.  Such Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

5.2.                            No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower, is required to be obtained in connection with the execution, delivery or performance of this Consent or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

5.3.                            Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by such Borrower of this Consent and the performance by such Borrower of the Credit Agreement are within the corporate powers of such Borrower, have been duly authorized by all necessary corporate action, and do not (a) contravene such Borrower’s Organization Documents, including, without limitation, its articles or certificate of incorporation, bylaws or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of such Borrower (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which such Borrower or any Loan Party is a party or an obligor (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

4

5.4.                            Validity, etc.  This Consent constitutes the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

6.                                      CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CONSENT.  This Consent, including the consent set forth in Section 2 and the releases set forth in Section 3, shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

6.1                               The Administrative Agent shall have received counterparts of this Consent executed and delivered on behalf of the Borrowers, the Administrative Agent and Lenders constituting the Required Lenders.

6.2                               The Administrative Agent shall have received a certificate from an officer of APC certifying that (a) true and complete copies of the agreement effecting the Badger Creek Sale and all material documents delivered in connection therewith are attached thereto and (b) all conditions to the consummation of the Badger Creek Sale (other than the effectiveness of this Consent) have been satisfied or will be satisfied concurrently with the effectiveness of this Consent.

6.3                               The Administrative Agent shall have received from the Convertible Trustee its written consent to the Badger I and II Release pursuant to Section 2(b) of the Intercreditor Agreement and the Collateral Agent shall have received from the Convertible Trustee its written direction pursuant to Section 2(e) of the Intercreditor Agreement (a) to amend the A&R Pledge Agreement on the terms set forth in Section 4.2 of this Consent and (b) to authorize the filing of corresponding Uniform Commercial Code Form UCC-3 amendments in the forms attached hereto as Exhibit 1 through Exhibit 4.

6.4                               The Administrative Agent shall have received such other agreements, certificates and other information as the Administrative Agent reasonably requires in advance in writing.

7.                                      GOVERNING LAW, SEVERABILITY, ETC.  THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Consent shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Consent is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

5

8.                                      RELEASE OF CLAIMS.  Each of the Borrowers, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Collateral Agent, the Administrative Agent and each of the Lenders from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that any of the Borrowers has asserted, or might assert, against the Collateral Agent, the Administrative Agent or the Lenders with respect to the Obligations, the Credit Agreement (including as affected by this Consent), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Collateral Agent, the Administrative Agent or the Lenders by reason of or in connection with any of the foregoing matters, claims, or causes of action which have arisen on or before the date hereof.

9.                                      MISCELLANEOUS.

9.1                               Successors and Assigns.  This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.2                               Counterparts.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.3                               NO ORAL AGREEMENTS.  THIS WRITTEN CONSENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC AUBURNDALE, LLC
ATLANTIC IDAHO WIND C, LLC
ATLANTIC IDAHO WIND HOLDINGS, LLC
ATLANTIC OKLAHOMA WIND, LLC
ATLANTIC POWER CORPORATION
ATLANTIC POWER GENERATION, INC.
ATLANTIC POWER HOLDINGS, INC.
ATLANTIC POWER SERVICES CANADA GP INC.
ATLANTIC POWER SERVICES CANADA LP
By: Atlantic Power Services Canada GP Inc., its General Partner
ATLANTIC POWER TRANSMISSION, INC.
ATLANTIC RENEWABLES HOLDINGS, LLC
ATLANTIC ROCKLAND HOLDINGS, LLC
AUBURNDALE LP, LLC
By: Atlantic Auburndale, LLC, its Sole Member
BAKER LAKE HYDRO LLC
CPI INCOME SERVICES LTD.
DADE INVESTMENT, L.P.
By: NCP Dade Power LLC, its General Partner
HARBOR CAPITAL HOLDINGS, LLC
By: Atlantic Power Holdings, Inc., its Sole Member
LAKE INVESTMENT, L.P.
By: NCP Lake Power LLC, its General Partner
By: Teton East Coast Generation LLC, its Sole Member
NCP DADE POWER LLC
NCP GEM LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP LAKE POWER LLC
By: Teton East Coast Generation LLC, its Sole Member
NCP PASCO LLC
OLYMPIA HYDRO LLC
TETON EAST COAST GENERATION LLC
TETON NEW LAKE, LLC
TETON POWER FUNDING, LLC

By:
Name: Barry E. Welch
Title: President of each of the entities listed above

Consent and Release

BANK OF MONTREAL, as Administrative Agent, an L/C Issuer and as a Lender

By:
Name:
Title:

BANK OF MONTREAL, as Collateral Agent

By:
Name:
Title:

Consent and Release

UNION BANK CANADA BRANCH, as a Lender

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

Consent and Release

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:
Name:
Title:

By:
Name:
Title:

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:
Name:
Title:

Consent and Release

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:
Name:
Title:

Consent and Release

EXHIBIT 1 to
Consent and Release

FORM OF UCC-3 AMENDMENT
(Teton Power - Badger I & II 4325252 7)

[see attached]

EXHIBIT 2 to
Consent and Release

FORM OF UCC-3 AMENDMENT
(Teton Power - Badger I & II 4326310 2)

[see attached]

EXHIBIT 3 to
Consent and Release

FORM OF UCC-3 AMENDMENT
(Teton Power - Badger I & II 6352215 8)

[see attached]

EXHIBIT 4 to
Consent and Release

FORM OF UCC-3 AMENDMENT
(Teton Power - Badger I & II 20114282359)

[see attached]

EXHIBIT 5 to
Consent and Release

FORM OF UCC-3 AMENDMENT
(Teton Power - Badger Power 20114278084)

[see attached]

EXHIBIT 6 to
Consent and Release

FORM OF UCC-3 AMENDMENT
(Badger I — Badger Power 20114277052)

[see attached]

EXHIBIT 7 to
Consent and Release

FORM OF UCC-3 AMENDMENT
(Badger II — Badger Power 20114277086)

[see attached]

EXHIBIT 8 to
Consent and Release

ATTACHMENT 1

to Pledge Agreement

Item A.  Pledged Interests

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
179.	Atlantic Auburndale, LLC	Auburndale LP, LLC	Membership Interests	100%	Uncertificated
180.	Atlantic Idaho Wind C, LLC	RP Wind ID, LLC	Membership Interests	99%	Uncertificated
181.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind A, LLC	Membership Interests	100%	Uncertificated
182.	Atlantic Idaho Wind Holdings, LLC	Atlantic Idaho Wind C, LLC	Membership Interests	100%	Uncertificated
183.	Atlantic Oklahoma Wind, LLC	Canadian Hills Holding Company, LLC	Membership Interests	99%	Uncertificated
184.	Atlantic Power Corporation	Atlantic Power Services Canada GP Inc.	Common Shares	100%	2
185.	Atlantic Power Corporation	Atlantic Power Services Canada LP	Limited Partnership Units	100%	LP-1
186.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Preferred Shares	100%	1-A
187.	Atlantic Power Corporation	Atlantic Power Transmission, Inc.	Common Shares	100%	1
188.	Atlantic Power Corporation	Atlantic Power Limited Partnership	Limited Partnership Units	99.9961%	LP-2

Ex 8-1

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
189.	Atlantic Power Corporation	Atlantic Power GP Inc.	Common Shares	100%	2C
190.	Atlantic Power GP Inc.	Atlantic Power Limited Partnership	Limited Partnership Units	0.0039%	LP-3
191.	Atlantic Power Holdings, Inc.	Atlantic Power Services, LLC	Membership Interests	100%	Uncertificated
192.	Atlantic Power Holdings, Inc.	Harbor Capital Holdings, LLC	Membership Interests	100%	Uncertificated
193.	Atlantic Power Services Canada GP Inc.	Atlantic Power Services Canada LP	General Partnership Units	100%	GP-1
194.	Atlantic Power Transmission, Inc.	Atlantic Cadillac Holdings, LLC	Membership Interests	100%	Uncertificated
195.	Atlantic Power Transmission, Inc.	Atlantic Idaho Wind Holdings, LLC	Membership Interests	100%	Uncertificated
196.	Atlantic Power Transmission, Inc.	Atlantic Piedmont Holdings, LLC	Membership Interests	100%	Uncertificated
197.	Atlantic Power Transmission, Inc.	Atlantic Rockland Holdings, LLC	Membership Interests	100%	Uncertificated
198.	Atlantic Renewables Holdings, LLC	AP Onondaga, LLC	Membership Interests	100%	Uncertificated
199.	Atlantic Rockland Holdings, LLC	Rockland Wind Ridgeline Holdings LLC	Membership Interests	60%	Uncertificated
200.	Auburndale LP, LLC	Auburndale GP, LLC	Membership Interests	100%	Uncertificated
201.	Baker Lake Hydro LLC	Concrete Hydro Partners, L.P.	Limited Partnership Interests	99%	Uncertificated
202.	Dade Investment, L.P.	Pasco Cogen, Ltd.	Limited Partnership Interests	98%	Uncertificated

Ex 8-2

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
203.	Harbor Capital Holdings, LLC	Atlantic Auburndale, LLC	Membership Interests	100%	Uncertificated
204.	Harbor Capital Holdings, LLC	Atlantic Renewables Holdings, LLC	Membership Interests	100%	Uncertificated
205.	Lake Investment, L.P.	Lake Cogen, Ltd.	Limited Partnership Interests	48.9%	Uncertificated
206.	NCP Dade Power LLC	Pasco Cogen, Ltd.	General Partnership Interests	2%	Uncertificated
207.	NCP Gem LLC	Lake Investment, L.P.	Limited Partnership Interests	99%	Uncertificated
208.	NCP Lake Power LLC	Lake Cogen, Ltd.	General Partnership Interests	1%	Uncertificated
209.	NCP Lake Power LLC	Lake Investment, L.P.	General Partnership Interests	1%	Uncertificated
210.	Olympia Hydro LLC	Concrete Hydro Partners, L.P.	General Partnership Interests	0.5%	Uncertificated
211.	Teton East Coast Generation LLC	NCP Gem LLC	Membership Interests	100%	Uncertificated
212.	Teton East Coast Generation LLC	NCP Lake Power LLC	Membership Interests	100%	Uncertificated
213.	Teton New Lake, LLC	Lake Cogen, Ltd.	Limited Partnership Interests	50.1%	Uncertificated
214.	Teton Power Funding, LLC	Olympia Hydro LLC	Membership Interests	100%	Uncertificated
215.	Teton Power Funding, LLC	Teton East Coast Generation LLC	Membership Interests	100%	Uncertificated

Ex 8-3

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
216.	Teton Power Funding, LLC	Teton Operating Services, LLC	Membership Interests	100%	Uncertificated

Item B.  Pledged Notes

None.

Ex 8-4

EXHIBIT 9 to
Consent and Release

ATTACHMENT 2

to Pledge Agreement

PLEDGOR:	ATLANTIC AUBURNDALE, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4620811
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC IDAHO WIND C, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4840790
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC IDAHO WIND HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4840757
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

Ex 9-1

PLEDGOR:	ATLANTIC OKLAHOMA WIND, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	5102253
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER CORPORATION
PROVINCE OF INCORPORATION:	British Columbia
IDENTIFICATION NUMBER:	CO729547
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER GP INC.
PROVINCE OF INCORPORATION:	British Columbia
IDENTIFICATION NUMBER:	C0924851
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER HOLDINGS, INC.
STATE OF INCORPORATION:	Delaware
STATE IDENTIFICATION NUMBER:	3844647
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

Ex 9-2

PLEDGOR:	ATLANTIC POWER SERVICES CANADA GP INC.
PROVINCE OF INCORPORATION:	British Columbia
STATE IDENTIFICATION NUMBER:	BC0916552
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC POWER TRANSMISSION, INC.
STATE OF INCORPORATION:	Delaware
STATE IDENTIFICATION NUMBER:	4756295
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC RENEWABLES HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4670242
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	ATLANTIC ROCKLAND HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	5082331
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

Ex 9-3

PLEDGOR:	AUBURNDALE LP, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	3676965
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	BAKER LAKE HYDRO, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2214188
CHIEF EXECUTIVE OFFICE:	20 West 9th Street Kansas City, MO 64105

PLEDGOR:	DADE INVESTMENT, LP
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263937
CHIEF EXECUTIVE OFFICE:	1100 Town & Country Road, Suite 800 Orange, CA 92668

PLEDGOR:	HARBOR CAPITAL HOLDINGS, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	4000335
CHIEF EXECUTIVE OFFICE:	200 Clarendon Street Boston, MA 02116

Ex 9-4

PLEDGOR:	LAKE INVESTMENT, LP
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263936
CHIEF EXECUTIVE OFFICE:	1100 Town & Country Road, Suite 800 Orange, CA 92668

PLEDGOR:	NCP DADE POWER, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263878
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	NCP GEM, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263898
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	NCP LAKE POWER, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2263901
CHIEF EXECUTIVE OFFICE:	One Feeral Street, 30th Floor, Boston MA 02110

Ex 9-5

PLEDGOR:	OLYMPIA HYDRO, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2214190
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	TETON EAST COAST GENERATION, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	2219848
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	TETON NEW LAKE, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	3799973
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

PLEDGOR:	TETON POWER FUNDING, LLC
STATE OF FORMATION:	Delaware
STATE IDENTIFICATION NUMBER:	3721785
CHIEF EXECUTIVE OFFICE:	One Federal Street, 30th Floor, Boston MA 02110

Ex 9-6

EXHIBIT 10 to
Consent and Release

ATTACHMENT 1

to A&R Pledge Agreement

Item A.  Pledged Interests

	Pledgor	Pledged Interest Issuer	Type of Interest Pledged	Percent of Pledged Interest Issuer that is owned and being pledged by Pledgor	Represented by Certificate No. (if applicable)
1.	Atlantic Power Corporation	Atlantic Power Generation, Inc.	Common Shares	100%	1
2.	Atlantic Power Generation, Inc.	Atlantic Power Holdings, Inc.	Common Shares	100%	1
3.	Atlantic Power Holdings, Inc.	Teton Power Funding, LLC	Membership Interests	100%	Uncertificated
4.	Atlantic Power Holdings, Inc.	Epsilon Power Funding, LLC	Membership Interests	100%	Uncertificated
5.	NCP Dade Power LLC	Dade Investment, L.P.	General Partnership Interests	1%	Uncertificated
6.	NCP Pasco LLC	Dade Investment, L.P.	Limited Partnership Interests	99%	Uncertificated
7.	Teton East Coast Generation LLC	NCP Dade Power LLC	Membership Interests	100%	Uncertificated
8.	Teton East Coast Generation LLC	NCP Pasco LLC	Membership Interests	100%	Uncertificated
9.	Teton East Coast Generation LLC	Teton New Lake, LLC	Membership Interests	100%	Uncertificated
10.	Teton East Coast Generation LLC	Teton Selkirk LLC	Membership Interests	100%	Uncertificated
12.	Teton Power Funding, LLC	Baker Lake Hydro LLC	Membership Interests	100%	Uncertificated
13.	Teton Power Funding, LLC	Orlando Power Generation I LLC	Membership Interests	100%	Uncertificated
14.	Teton Power Funding, LLC	Orlando Power Generation II LLC	Membership Interests	100%	Uncertificated

Item B.  Pledged Notes

Pledged Note Issuer Description:

13% Unsecured Subordinated Note from APG, dated as of November 27, 2009 payable to APC with respect to a loan of $400,000,000.00.

Ex 10-1

13% Unsecured Subordinated Note from APH, dated as of July 1, 2010 payable to APG with respect to a loan of $400,000,000.00.

Ex 10-2